Exhibit 10.10

Execution Version

TERM LOAN AGREEMENT
dated as of
OCTOBER 13, 2015
between
SILK ROAD MEDICAL, INC.
as Borrower,
The SUBSIDIARY GUARANTORS from Time to Time Party Hereto,
and
CRG Partners III L.P., CRG Partners III – Parallel Fund “A” L.P., CRG Partners III – Parallel Fund “B” (Cayman) L.P., CRG Partners III (Cayman) L.P.
as Lenders
U.S. $30,000,000

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(continued)

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(continued)

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(continued)

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Page

SCHEDULES AND EXHBITS

Schedule 1	-	Commitments
Schedule 7.05(b)(i)	-	Certain Intellectual Property
Schedule 7.05(b)(ii)	-	Intellectual Property Exceptions
Schedule 7.05 (c)	-	Material Intellectual Property
Schedule 7.06	-	Certain Litigation
Schedule 7.08	-	Taxes
Schedule 7.12	-	Information Regarding Subsidiaries
Schedule 7.13(a)	-	Existing Indebtedness of Borrower and its Subsidiaries
Schedule 7.13(b)		Liens Granted by the Obligors
Schedule 7.14	-	Material Agreements of Obligors
Schedule 7.15		Restrictive Agreements
Schedule 7.16	-	Real Property Owned or Leased by Borrower or any Subsidiary
Schedule 7.17	-	Pension Matters
Schedule 9.05	-	Existing Investments
Schedule 9.10	-	Transactions with Affiliates
Schedule 9.14	-	Permitted Sales and Leasebacks

Exhibit A	-	Form of Guarantee Assumption Agreement
Exhibit B	-	Form of Notice of Borrowing
Exhibit C-1	-	Form of Term Loan Note
Exhibit C-2	-	Form of PIK Loan Note
Exhibit D-1	-	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit D-2	-	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit E	-	Form of Compliance Certificate
Exhibit F	-	Opinion Request
Exhibit G	-	Form of Landlord Consent
Exhibit H	-	Form of Subordination Agreement
Exhibit I	-	Form of Intercreditor Agreement

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TERM LOAN AGREEMENT, dated as of October 13, 2015 (as amended, restated, modified or otherwise supplemented from time to time, this “Agreement”), among SILK ROAD MEDICAL, INC., a Delaware corporation (“Borrower”), the SUBSIDIARY GUARANTORS from time to time party hereto and the Lenders from time to time party hereto.
WITNESSETH:
Borrower has requested the Lenders to make term loans to Borrower, and the Lenders are prepared to make such loans on and subject to the terms and conditions hereof. Accordingly, the parties agree as follows:
SECTION 1
DEFINITIONS
1.01      Certain Defined Terms. As used herein, the following terms have the following respective meanings:
“Accounting Change Notice” has the meaning set forth in Section 1.04(a).
“Accounts Receivable” means accounts arising from the sale or lease of inventory or the provision of services, but specifically excluding any accounts arising (i) from the sale or licensing of any Intellectual Property, or (ii) from the sale or lease of equipment.
“Act” has the meaning set forth in Section 12.17.
“Acquisition” means any transaction, or any series of related transactions, by which any Person directly or indirectly, by means of a take-over bid, tender offer, amalgamation, merger, purchase of assets, or similar transaction having the same effect as any of the foregoing, (a) acquires business or any division, product or line of business or all or substantially all of the assets of any Person engaged in any business or any division, product or line of business, (b) acquires control of securities of a Person engaged in a business representing more than 50% of the ordinary voting power for the election of directors or other governing body if the business affairs of such Person are managed by a board of directors or other governing body, or (c) acquires control of more than 50% of the ownership interest in any Person engaged in any business that is not managed by a board of directors or other governing body.
“Affected Lender” has the meaning set forth in Section 2.07(a).
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agreement” has the meaning set forth in the introduction hereto. “Asset Sale” is defined in Section 9.09.
“Asset Sale Net Proceeds” means the aggregate amount of the cash proceeds received from any Asset Sale, including any cash received upon the sale or other disposition of non-cash proceeds received from any Asset Sale, net of any bona fide fees, costs and reasonable out-of- pocket expenses incurred in connection with such Asset Sale, including without limitation any legal, accounting and investment banking fees, brokerage and sales commissions, taxes paid or payable in respect thereof, amounts required to be repaid on account of any Indebtedness or other obligations (other than the Obligations) required to be repaid as a result of such Asset Sale, and amounts required to be reserved in accordance with GAAP against liabilities associated with the assets disposed of in such Asset Sale, plus, with respect to any non-cash proceeds of an Asset Sale, the fair market value of such non cash proceeds as determined by the Majority Lenders, acting reasonably.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee of such Lender.
“Bankruptcy Code” means Title II of the United States Code entitled “Bankruptcy.”
“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA (whether governed by the laws of the United States or otherwise) to which any Obligor or ERISA Affiliate thereof incurs or otherwise has any obligation or liability, contingent or otherwise.
“Borrower” has the meaning set forth in the introduction hereto.
“Borrower Facility” means the premises located at 733-735 North Pastoria Ave., Sunnyvale, CA 94085, which are leased by Borrower pursuant to the Borrower Lease.
“Borrower Landlord” means North Pastoria Partners, a California limited partnership.
“Borrower Lease” means the Lease Agreement dated November 15, 2011 by and between Borrower and Borrower Landlord.
“Borrower Party” has the meaning set forth in Section 12.03(b).
“Borrowing” means a borrowing consisting of Loans made on the same day by the Lenders according to their respective Commitments (including without limitation a borrowing of a PIK Loan).
“Borrowing Date” means the date of a Borrowing.
“Borrowing Notice Date” means, (i) in the case of the first Borrowing, a date that is at least twelve Business Days prior to the Borrowing Date of such Borrowing (or such shorter period as may be agreed by the Lenders) and, (ii) in the case of a subsequent Borrowing (other than a Borrowing of a PIK Loan), a date that is at least twenty Business Days prior to the Borrowing Date of such Borrowing.
“Business Day” means a day (other than a Saturday or Sunday) on which commercial banks are not authorized or required to close in New York City.
“Capital Lease Obligations” means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal Property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.
“Change of Control” means the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group of Persons acting jointly or otherwise in concert (other than the Permitted Holders) of capital stock representing more than 50% (or, if Borrower becomes a Publicly Reporting Company, 35% unless the Permitted Holders own more than 35%) of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Borrower, or (b) if the Borrower becomes a Publicly Reporting Company, during any period of twelve (12) consecutive calendar months when the Borrower is a Publicly Reporting Company, the occupation of a majority of the seats (other than vacant seats) on the board of directors of Borrower by Persons who were neither (i) nominated or approved by the board of directors or Borrower, not (ii) appointed or approved by directors so nominated; in each case whether as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise.
“Claims” includes claims, demands, complaints, grievances, actions, applications, suits, causes of action, orders, charges, indictments, prosecutions, informations (brought by a public prosecutor without grand jury indictment) or other similar processes, assessments or reassessments.
“Code” means the Internal Revenue Code of 1986, as amended from time to time. “Collateral” means any Property in which a Lien is purported to be granted under any of the Security Documents (or all such Property, as the context may require).
“Commitment” means, with respect to each Lender, the obligation of such Lender to make Loans to Borrower in accordance with the terms and conditions of this Agreement, which commitment is in the amount set forth opposite such Lender’s name on Schedule 1 under the caption “Commitment”, as such Schedule may be amended from time to time. The aggregate Commitments on the date hereof equal $30,000,000. For purposes of clarification, the amount of any PIK Loans shall not reduce the amount of the available Commitment.
“Commitment Period” means the period from and including the first date on which all of the conditions precedent set forth in Section 6.01 have been satisfied (or waived by the Lenders) and through and including March 29, 2017.
“Commodity Account” is defined in the Security Agreement.
“Compliance Certificate” has the meaning given to such term in Section 8.01(c).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contracts” means any written contracts, licenses, leases, agreements, undertakings, arrangements, documents or commitments under which a Person has, or will have, any liability or contingent liability.
“Control” means, in respect of a particular Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Control Agent” means the Lender acting as “Control Agent” under the Security Agreement.
“Copyright” is defined in the Security Agreement.
“Cure Amount” has the meaning set forth in Section 10.03(a). “Cure Right” has the meaning set forth in Section 10.03(a)(ii).
“Default” means any Event of Default and any event that, upon the giving of notice, the lapse of time or both, would constitute an Event of Default.
“Default Rate” has the meaning set forth in Section 3.02(b).
“Defaulting Lender” means, subject to Section 2.06, any Lender that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans, within three (3) Business Days of the date required to be funded by it hereunder, (b) has notified Borrower or any Lender that it does not intend to comply with its funding obligations hereunder or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, or (c) has, or has a direct or indirect parent company that has, (i) become the subject of an Insolvency Proceeding, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.
“Deposit Account” is defined in the Security Agreement.
“Disqualified Equity Interests” means, with respect to any Person, any Equity Interests of such Person which, by their terms, or by the terms of any security into which they are convertible or for which they are putable or exchangeable, or upon the happening of any event or condition, (a) mature or are mandatorily redeemable (other than solely as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior indefeasible repayment in full in cash of the Loans and all other Obligations that are accrued and payable and the termination or expiration of the Commitments) pursuant to a sinking fund obligation or otherwise, or are redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior indefeasible repayment in full in cash of the Loans and all other Obligations that are accrued and payable and the termination or expiration of the Commitments), in whole or in part, or otherwise has any distributions or other payments which are mandatory or otherwise required at any time (other than distributions or payments in Equity Interests that do not constitute Disqualified Equity Interests), in each case prior to the date 181 days after the Stated Maturity Date, or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (x) debt securities or (y) any Equity Interest referred to in clause (a) above; provided, however, that if such Equity Interests are issued to any plan for the benefit of employees of Borrower or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.
“Dollars” and “$” means lawful money of the United States of America. “Domestic Subsidiary” means any Subsidiary that is a corporation, limited liability company, partnership or similar business entity incorporated, formed or organized under the laws of the United States, any State of the United States or the District of Columbia.
“Eligible Transferee” means and includes a commercial bank, an insurance company, a finance company, a financial institution, any investment fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act) that is principally in the business of managing investments or holding assets for investment purposes; provided that, as of any date, so long as no Event of Default has occurred and is continuing, “Eligible Transferee” shall not include any Person that has been identified in writing by Borrower to the Lenders not less than 10 Business Days prior to such date and that produces, markets or sells, a product in direct competition with the Products.
“Environmental Law” means any federal, state, provincial or local governmental law, rule, regulation, order, writ, judgment, injunction or decree relating to pollution or protection of the environment or the treatment, storage, disposal, release, threatened release or handling of hazardous materials, and all local laws and regulations related to environmental matters and any specific agreements entered into with any competent authorities which include commitments related to environmental matters.
“Equity Cure Right” has the meaning set forth in Section 10.03(a).
“Equity Interest” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such partnership; provided that “Equity Interest” shall exclude debt securities convertible or exchangeable into such equity or other interests described in this definition.

“Equivalent Amount” means, with respect to an amount denominated in one currency, the amount in another currency that could be purchased by the amount in the first currency determined by reference to the Exchange Rate at the time of determination.
“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means, collectively, any Obligor and any Person under common control, or treated as a single employer, with any Obligor within the meaning of Section 414(b), (c), (m) or (o) of the Code.
“ERISA Event” means with respect to Title IV Plans and Multiemployer Plans: (i) a reportable event as defined in Section 4043 of ERISA with respect to a Title IV Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; (ii) the applicability of the requirements of Section 4043(b) of ERISA with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, to any Title IV Plan where an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such plan within the following 30 days; (iii) a withdrawal by any Obligor or any ERISA Affiliate thereof from a Title IV Plan or the termination of any Title IV Plan resulting in liability under Sections 4063 or 4064 of ERISA; (iv) the withdrawal of any Obligor or any ERISA Affiliate thereof in a complete or partial withdrawal (within the meaning of Section 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by any Obligor or any ERISA Affiliate thereof of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA; (v) the filing of a notice of intent to terminate a Title IV Plan or Multiemployer Plan, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Title IV Plan or Multiemployer Plan; (vi) the imposition of liability on any Obligor or any ERISA Affiliate thereof pursuant to Sections 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the failure by any Obligor or any ERISA Affiliate thereof to make any required contribution to a Benefit Plan, or the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Title IV Plan (whether or not waived in accordance with Section 412(c) of the Code) or the failure to make by its due date a required installment under Section 430 of the Code with respect to any Title IV Plan or the failure to make any required contribution to a Multiemployer Plan; (viii) the determination that any Title IV Plan is considered an at-risk plan or a plan in endangered to critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (ix) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan; (x) the imposition of any liability under Title I or Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or any ERISA Affiliate thereof; (xi) an application for a funding waiver under Section 303 of ERISA or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Title IV Plan; (xii) with respect to any Benefit Plan, the occurrence of a non- exempt prohibited transaction under Sections 406 or 407 of ERISA for which any Obligor or any Subsidiary thereof may be directly or indirectly liable; (xiii) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary or disqualified person for which any Obligor or any ERISA Affiliate thereof may be directly or indirectly liable; (xiv) the occurrence of an act or omission which could give rise to the imposition on any Obligor or any ERISA Affiliate thereof of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Sections 409, 502(c), (i) or (1) or 4071 of ERISA; or (xv) the imposition of any lien (or the fulfillment of the conditions for the imposition of any lien) on any of the rights, properties or assets of any Obligor or any ERISA Affiliate thereof, in respect of any Benefit Plan pursuant to Title I or IV, including Section 302(f) or 303(k) of ERISA or to Section 401(a)(29) or 430(k) of the Code.
“ERISA Funding Rules” means the laws regarding minimum required contributions (including any installment payment thereof) to Title IV Plans, as set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Event of Default” has the meaning set forth in Section 11.01.
“Exchange Rate” means the rate at which any currency (the “Pre-Exchange Currency”) may be exchanged into another currency (the “Post-Exchange Currency”), as set forth on such date on reuters.com at or about 11:00 a.m. (Central time) on such date. In the event that such rate does not appear on reuters.com, the “Exchange Rate” with respect to exchanging such Pre- Exchange Currency into such Post-Exchange Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by Borrower and the Majority Lenders or, in the absence of such agreement, such Exchange Rate shall instead be determined by the Majority Lenders by any reasonable method as they deem applicable to determine such rate, and such determination shall be conclusive absent manifest error.
“Excluded Accounts” means accounts of Borrower or any of its Subsidiaries (i) used exclusively for payroll, payroll taxes or other employee wage and benefit payments or (ii) constituting cash collateral accounts subject to Permitted Liens.
“Excluded Assets” has the meaning set forth in the Security Agreement.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax, or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes that are imposed on amounts payable to a Lender to the extent that the obligation to withhold amounts existed on the date that such Lender became a “Lender” under this Agreement (other than pursuant to an assignment request by Borrower under Section 5.03(g)), except in each case to the extent such Lender is an assignee of any other Lender that was entitled, at the time the assignment of such other Lender became effective, to receive additional amounts under Section 5.03, (c) any Taxes imposed in connection with FATCA, and (d) Taxes attributable to such Recipient’s failure to comply with Section 5.03(e).

“Expense Cap” has the meaning set forth in the Fee Letter.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not more onerous to comply with), any regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.
“Fee Letter” means that fee letter agreement dated as of the date hereof between Borrower and the Lenders party thereto.
“Foreign Lender” means a Lender that is not a U.S. Person.
“Foreign Subsidiary” means a Subsidiary of Borrower that is not a Domestic Subsidiary. “GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial Accounting Standards Board and in such other statements by such other entity as may be in general use by significant segments of the accounting profession that are applicable to the circumstances as of the date of determination. Subject to Section 1.02 and Section 1.04, all references to “GAAP” shall be to GAAP applied consistently with the principles used in the preparation of the financial statements described in Section 7.04(a).
“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.
“Governmental Authority” means any nation, government, branch of power (whether executive, legislative or judicial), state, province or municipality or other political subdivision thereof and any entity exercising executive, legislative, judicial, monetary, regulatory or administrative functions of or pertaining to government, including without limitation regulatory authorities, governmental departments, agencies, commissions, bureaus, officials, ministers, courts, bodies, boards, tribunals and dispute settlement panels, and other law-, rule- or regulation-making organizations or entities of any State, territory, county, city or other political subdivision of the United States.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or indemnification obligations incurred in the ordinary course of business or in connection with transactions permitted under this Agreement. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.
“Guarantee Assumption Agreement” means a Guarantee Assumption Agreement substantially in the form of Exhibit A by an entity that, pursuant to Section 8.12(a), is required to become a “Subsidiary Guarantor” hereunder in favor of the Lenders.
“Guaranteed Obligations” has the meaning set forth in Section 13.01.
“Hazardous Material” means any substance, element, chemical, compound, product, solid, gas, liquid, waste, by-product, pollutant, contaminant or material which is hazardous or toxic, and includes, without limitation, (a) asbestos, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof) and (b) any material classified or regulated as “hazardous” or “toxic” or words of like import pursuant to an Environmental Law.
“Hedging Agreement” means any interest rate exchange agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable, intercompany charges of expenses and deferred revenue, in each case arising in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) the maximum amount available to be drawn letters of credit and letters of guaranty respect of which such Person is an account party or otherwise liable, (j) net obligations under any Hedging Agreement currency swaps, forwards, futures or derivatives transactions, (k) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (l) all obligations of such Person under agreements containing a guaranteed minimum payment or purchase by such Person (other than obligations under operating leases, license agreements and supply agreements in each case entered into in the ordinary course of business), and (m) all obligations to purchase, redeem, retire, defease or make any payment in respect of Disqualified Equity Interests of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnified Party” has the meaning set forth in Section 12.03(b).
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Obligation and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Insolvency Proceeding” means (i) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (ii) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement for the benefit of any Person’s creditors generally or any substantial portion of such Person’s creditors, in each case undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.
“Intellectual Property” means all Patents, Trademarks, Copyrights, and Technical Information, whether registered or not, domestic and foreign. Intellectual Property shall include all:
(a)applications or registrations relating to such Intellectual Property;
(b)rights and privileges arising under applicable Laws with respect to such Intellectual Property;
(c)rights to sue for past, present or future infringements of such Intellectual Property; and
(d)rights of the same or similar effect or nature in any jurisdiction corresponding to such Intellectual Property throughout the world.
“Interest-Only Period” means the period from and including the first Borrowing Date and through and including the sixteenth (16th) Payment Date following the first Borrowing Date.
“Interest Period” means, with respect to each Borrowing, (i) initially, the period commencing on and including the Borrowing Date thereof and ending on and excluding the next Payment Date, and, (ii) thereafter, each period beginning on and including the last day of the immediately preceding Interest Period and ending on and excluding the next succeeding Payment Date.
“Invention” means any novel, inventive and useful art, apparatus, method, process, machine (including article or device), manufacture or composition of matter, or any novel, inventive and useful improvement in any art, method, process, machine (including article or device), manufacture or composition of matter.

“Investment” means, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 180 days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business; (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Hedging Agreement.
“IRS” means the U.S. Internal Revenue Service or any successor agency, and to the extent relevant, the U.S. Department of the Treasury.
“Knowledge” means the actual knowledge of any Responsible Officer of Borrower or, so long as he or she is employed by Borrower or its Subsidiaries, the actual knowledge of Erica Rogers and Lucas Buchanan, so long as such Person is an officer of Borrower.
“Landlord Consent” means a Landlord Consent substantially in the form of Exhibit G or in a form otherwise reasonably satisfactory to the Majority Lenders.
“Laws” means, collectively, all international, foreign, federal, state, provincial, territorial, municipal and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Lenders” means CRG Partners III L.P., CRG Partners III – Parallel Fund “A” L.P., CRG Partners III – Parallel Fund “B” (Cayman) L.P. and CRG Partners III (Cayman) L.P., together with their permitted successors and each assignee of a Lender pursuant to Section 12.05(b) and “Lender” means any one of them.
“Lien” means any mortgage, lien, pledge, charge or other security interest, or any lease, title retention agreement, mortgage, restriction, easement, right-of-way, option or adverse claim (of ownership or possession) or other encumbrance of any kind or character whatsoever or any preferential arrangement that has the practical effect of creating a security interest.
“Liquidity” means the balance of unencumbered (other than Liens securing the Obligations and Liens permitted pursuant to Section 9.02(c) and 9.02(j), provided that with respect to cash subject to a Permitted Priority Lien in connection with Permitted Priority Debt there is no default under the documentation governing the Permitted Priority Debt) cash and Permitted Cash Equivalent Investments (which for greater certainty shall not include any undrawn credit lines), in each case, to the extent held in an account over which the Lenders have (or the Control Agent on behalf of the Lenders has) a perfected security interest, subject to Permitted Priority Liens.
“Loan” means (i) each loan advanced by a Lender pursuant to Section 2.01 and (ii) each PIK Loan deemed to have been advanced by a Lender pursuant to Section 3.02(d). For purposes of clarification, any calculation of the aggregate outstanding principal amount of Loans on any date of determination shall include both the aggregate principal amount of loans advanced pursuant to Section 2.01 and not yet repaid, and all PIK Loans deemed to have been advanced and not yet repaid, on or prior to such date of determination.
“Loan Documents” means, collectively, this Agreement, the Fee Letter, the Notes, the Perfection Certificate, the Security Documents, any subordination agreement or any intercreditor agreement entered into by Lenders with any other creditors of Obligors, and any other present or future document, instrument, agreement or certificate executed by Obligors for the benefit of Lenders in connection with this Agreement or any of the other Loan Documents, all as amended, restated, supplemented or otherwise modified.
“Loss” means judgments, debts, liabilities, expenses, costs, damages or losses, contingent or otherwise, whether liquidated or unliquidated, matured or unmatured, disputed or undisputed, contractual, legal or equitable, including loss of value, professional fees, including fees and disbursements of legal counsel on a full indemnity basis, and all costs incurred in investigating or pursuing any Claim or any proceeding relating to any Claim.
“Majority Lenders” means, at any time, Lenders having at such time in excess of 50% of the aggregate Commitments (or, if such Commitments are terminated, the outstanding principal amount of the Loans) then in effect, ignoring, in such calculation, the Commitments of and outstanding Loans owing to any Defaulting Lender.
“Management Rights Letter” means that certain management rights letter dated as of the date hereof between Borrower and the Lenders.
“Margin Stock” means “margin stock” within the meaning of Regulations U and X.
“Material Adverse Change” and “Material Adverse Effect” mean a material adverse change in or effect on (i) the business, condition (financial or otherwise), operations, performance or Property of Borrower and its Subsidiaries taken as a whole, (ii) the ability of Borrower and the Obligors, taken as a whole, to perform their obligations under the Loan Documents, or (iii) the legality, validity, binding effect or enforceability of the Loan Documents or the rights and remedies of the Lenders under any of the Loan Documents.
“Material Agreements” means all agreements to which any Obligor is a party, the absence or termination of any of which would reasonably be expected to result in a Material Adverse Effect; provided, however, that “Material Agreements” exclude all: (i) licenses implied by the sale of a product; and (ii) paid-up licenses for commonly available software programs under which an Obligor is the licensee. “Material Agreement” means any one such agreement.

The Material Agreements are listed in Schedule 7.14 (as updated by Borrower from time to time in accordance with Section 7.21).
“Material Indebtedness” means, at any time, any Permitted Priority Debt and any other Indebtedness of any Obligor, the outstanding principal amount of which, individually or in the aggregate, exceeds $250,000 (or the Equivalent Amount in other currencies).
“Material Intellectual Property” means, the Obligor Intellectual Property described in Schedule 7.05(c) and any other Obligor Intellectual Property after the date hereof the loss of which could reasonably be expected to have a Material Adverse Effect.
“Maturity Date” means the earlier to occur of (i) the Stated Maturity Date, and (ii) the date on which the Loans are accelerated pursuant to Section 11.02.
“Maximum Rate” has the meaning set forth in Section 12.18.
“Minimum Required Revenue” has the meaning set forth in Section in 10.02.
“Multiemployer Plan” means any multiemployer plan, as defined in Section 400l(a)(3) of ERISA, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.
“Non-Consenting Lender” has the meaning set forth in Section 2.07(a). “Non-Disclosure Agreement” has the meaning set forth in Section 12.16.
“Note” means a promissory note executed and delivered by Borrower to the Lenders in accordance with Section 2.04 or 3.02(d).
“Notice of Borrowing” has the meaning set forth in Section 2.02. “Notice of Default Interest” has the meaning set forth in Section 3.02(b). “Notice of Intent to Cure” has the meaning set forth in Section 10.03(a).
“Obligations” means, with respect to any Obligor, all amounts, obligations, liabilities, covenants and duties of every type and description owing by such Obligor to any Lender, any other indemnitee hereunder or the Control Agent, arising out of, under, or in connection with, any Loan Document, whether direct or indirect (regardless of whether acquired by assignment), absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising and however acquired, and whether or not evidenced by any instrument or for the payment of money, including, without duplication, (i) if such Obligor is Borrower, all Loans, (ii) all interest accruing under the Loan Documents, whether or not accruing after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding, and (iii) all other fees, expenses (including fees, charges and disbursement of counsel), interest, commissions, charges, costs, disbursements, indemnities and reimbursement of amounts paid and other sums chargeable to such Obligor under any Loan Document.
“Obligor Intellectual Property” means Intellectual Property owned or co-owned by or licensed to any of the Obligors.
“Obligors” means, collectively, Borrower and the Subsidiary Guarantors and their respective successors and permitted assigns.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.03(g)).
“Participant” has the meaning set forth in Section 12.05(e). “Patents” is defined in the Security Agreement.
“Payment Date” means March 31, June 30, September 30 and December 31 of each year and the Maturity Date, commencing on the first such date to occur following the first Borrowing Date; provided that, if any such date shall occur on a day that is not a Business Day, the applicable Payment Date shall be the next preceding Business Day.
“PBGC” means the United States Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Perfection Certificate” means that perfection certificate dated as of the date hereof between Borrower and the Control Agent.
“Permitted Acquisition” means any acquisition by Borrower or any of its wholly-owned Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Equity Interests of, or a business line or unit or a division of, any Person; provided that:
(a)immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;
(b)all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable Laws and in conformity with all applicable Governmental Approvals;

(c)in the case of the acquisition of all of the Equity Interests of such Person, all of the Equity Interests (except for any such securities in the nature of directors’ qualifying shares required pursuant to applicable Law) acquired, or otherwise issued by such Person or any newly formed Subsidiary of Borrower in connection with such acquisition, shall be owned 100% by an Obligor or any other Subsidiary, and Borrower shall have taken, or caused to be taken, within 30 days after the date such Person becomes a Subsidiary of Borrower, each of the actions set forth in Section 8.12, if applicable;
(d)Borrower and its Subsidiaries shall be in compliance with the financial covenants set forth in Section 10.01 and Section 10.02 on a pro forma basis after giving effect to such acquisition; and
(e)such Person (in the case of an acquisition of Equity Interests) or assets (in the case of an acquisition of assets or a division) shall be engaged or used, as the case may be, in the same, similar, related or complementary business or lines of business in which Borrower and/or its Subsidiaries are engaged.
“Permitted Cash Equivalent Investments” means (i) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than two (2) years from the date of acquisition, (ii) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., (iii) demand deposit accounts, savings deposit accounts, money market deposit accounts and certificates of deposit maturing no more than eighteen (18) months after issue; and (iv) money market funds complying with Rule 2a-7 under the Investment Company Act of 1940 at least 95% of the assets of which are invested in cash equivalents of the type described in clauses (i) through (iii) above.
“Permitted Cure Debt” means Indebtedness incurred in connection with the exercise of the Subordinated Debt Cure Right and (i) that is governed by documentation containing representations, warranties, covenants and events of default no more burdensome or restrictive, taken as a whole, than those contained in the Loan Documents (as mutually determined in good faith by Borrower and Lenders), (ii) that has a final, stated maturity date 181 days after than the Stated Maturity Date, (iii) in respect of which no cash payments of principal or interest are required prior to the Stated Maturity Date (other than solely as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior indefeasible repayment in full in cash of the Loans and all other Obligations that are accrued and payable and the termination or expiration of the Commitments), and (iv) in respect of which the holders have agreed in favor of Borrower and Lenders (A) that prior to the date on which the Commitments have expired or been terminated and all Obligations (other than contingent obligations for which no claim has been made to Borrower) have been paid in full indefeasibly in cash, such holders will not exercise any remedies available to them in respect of such Indebtedness, except to the extent otherwise permitted under the applicable Subordination Agreement, and (B) that such Indebtedness is unsecured, and (C) to terms of subordination in substantially the form attached hereto as Exhibit H or otherwise satisfactory to the Majority Lenders.

“Permitted Holders” means Warburg Pincus Private Equity X, L.P., a Delaware limited partnership, and its affiliates.
“Permitted Indebtedness” means any Indebtedness permitted under Section 9.01.
“Permitted Liens” means any Liens permitted under Section 9.02.
“Permitted Priority Debt” means Indebtedness of Obligors, in an aggregate principal amount at any time outstanding not to exceed 80% of the face amount at such time of such Obligors’ eligible Accounts Receivable securing such Indebtedness; provided that (a) such Indebtedness, if secured, is secured by a first priority security interest in such Obligors’ Accounts Receivable (and related chattel paper, instruments, payment intangibles, supporting obligations and documents), inventory and cash proceeds thereof (including cash proceeds which shall be held in a segregated account), and (b) the holders or lenders thereof have executed and delivered to Lenders an intercreditor agreement in substantially the form of Exhibit I and with such changes thereto (if any) or such other form as may be satisfactory to the Majority Lenders.
“Permitted Priority Liens” means (i) Liens permitted under Section 9.02(c), (d), (e), (f), (g), (j), (k), (n), (o), (p), (q), (r) and (u) and (ii) Liens permitted under Section 9.02(b) provided that such Liens are also of the type described in Section 9.02(c), (d), (e), (f), (g), (j), (k), (n), (o), (p), (q), (r) and (u).
“Permitted Refinancing” means, with respect to any Indebtedness, any extensions, renewals, refinancings and replacements of such Indebtedness; provided that (i) the principal amount of such extension, renewal, refinancing or replacement shall not exceed the outstanding principal amount of the existing Indebtedness plus accrued and unpaid interest and premiums thereon, (ii) such extension, renewal, refinancing or replacement contains terms relating to outstanding principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole no less favorable, taken as a whole, in any material respect to Borrower and its Subsidiaries or the Lenders than the terms of any agreement or instrument governing such existing Indebtedness (as jointly determined by Borrower and Lenders in good faith), (iii) such extension, renewal, refinancing or replacement shall have an applicable interest rate which does not exceed the rate of interest of the Indebtedness being replaced by more than 3.0% per annum, and (iv) such extension, renewal, refinancing or replacement shall not contain any new requirement to grant any lien or security or to give any guarantee that was not an existing requirement of such Indebtedness.
“Person” means any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or Governmental Authority or other entity of whatever nature.
“PIK Loan” has the meaning set forth in Section 3.02(d).
“PIK Period” means the period beginning on the first Borrowing Date through and including the earlier to occur of (i) the sixteenth (16th) Payment Date after the first Borrowing Date and (ii) the date on which any Default shall have occurred (provided that if such Default shall have been cured or waived, the PIK Period shall resume until the earlier to occur of the next Default and the sixteenth (16th) Payment Date after the first Borrowing Date).

“Prepayment Premium” has the meaning set forth in Section 3.03(a).
“Product” means all Borrower’s products, and each of their respective successors.
“Property” of any Person means any property or assets, or interest therein, of such Person.
“Proportionate Share” means, with respect to any Lender, the percentage obtained by dividing (a) the Commitment (or, if the Commitments are terminated, the outstanding principal amount of the Loans) of such Lender then in effect by (b) the sum of the Commitments (or, if the Commitments are terminated, the outstanding principal amount of the Loans) of all Lenders then in effect.
“Publicly Reporting Company” means an issuer generally subject to the public reporting requirements of the Securities and Exchange Act of 1934.
“Qualified Financing” means the sale and issuance by Borrower after the date hereof and after the consummation of the Required Equity Financing of Equity Interests (other than Equity Interests that constitute Indebtedness of Borrower) in a single transaction or series of related transactions that are unrelated to the Required Equity Financing or the exercise of the Cure Right.
“Real Property Security Documents” means the Landlord Consent and any mortgage or deed of trust or any other real property security document executed or required hereunder to be executed by any Obligor and granting a security interest in real Property owned or leased (as tenant) by any Obligor in favor of the Lenders.
“Recipient” means any Lender.
“Redemption Date” has the meaning set forth in Section 3.03(a). “Redemption Price” has the meaning set forth in Section 3.03(a). “Register” has the meaning set forth in Section 12.05(d).
“Regulation T” means Regulation T of the Board of Governors of the Federal Reserve System, as amended.
“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as amended.
“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System, as amended.
“Regulatory Approvals” means any registrations, licenses, authorizations, permits or approvals issued by any Governmental Authority and applications or submissions related to any of the foregoing.

“Required Equity Financing” has the meaning set forth in Section 6.01(h).
“Requirement of Law” means, as to any Person, any statute, law, treaty, rule or regulation or determination, order, injunction or judgment of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Properties or revenues.
“Responsible Officer” of any Person means each of the president, chief executive officer, chief financial officer and vice president, finance of such Person.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of Borrower or any of its Subsidiaries or any option, warrant or other right to acquire any such shares of capital stock of Borrower or any of its Subsidiaries.
“Restrictive Agreement” has the meaning set forth in Section 7.15.
“Revenue” of a Person means all revenue properly recognized under GAAP, consistently applied, less (to the extent no already deducted from GAAP revenue) all rebates, discounts and other price allowances in accordance with GAAP.
“SEC” means the United States Securities and Exchange Commission or any successor thereto.
“Second Draw Milestone” has the meaning set forth in Section 6.02(c).
“Security Agreement” means the Security Agreement, dated as of the date hereof, among the Obligors, the Lenders and the Control Agent, granting a security interest in the Obligors’ personal Property in favor of the Lenders.
“Security Documents” means, collectively, the Security Agreement, each Short-Form IP Security Agreement, each Real Property Security Document, and each other security document, control agreement or financing statement to which an Obligor is a party and which creates Liens in favor of the Lenders or the Control Agent for the benefit of the Lenders.
“Securities Account” has the meaning set forth in the Security Agreement.
“Short-Form IP Security Agreements” means short-form copyright, patent or trademark (as the case may be) security agreements, dated as of the date hereof, entered into by one or more Obligors in favor of the Lenders, each in form and substance satisfactory to the Majority Lenders (and as amended, modified or replaced from time to time).
“Solvent” means, with respect to any Person at any time, that (a) the present fair saleable value of the Property of such Person is greater than the total amount of liabilities (including contingent liabilities) of such Person, (b) the present fair saleable value of the Property of such

Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, and (c) such Person has not incurred and does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature. The amount of contingent liabilities at any time shall be computed in conformity with GAAP.
“Specified Financial Covenants” has the meaning set forth in Section 10.03(a).
“Stated Maturity Date” means the twenty-fourth (24th) Payment Date following the first Borrowing Date.
“Subordinated Debt Cure Right” has the meaning set forth in Section 10.03(a).
“Subsidiary” means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person owns, directly or indirectly, such number of outstanding shares of voting Stock or Stock Equivalents as to have more than 50% of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of Borrower. For the avoidance of doubt, the parties acknowledge and agree that so long as neither Borrower nor any of its Subsidiaries owns any Equity Interests in NeuroCo., Inc., a Delaware corporation, NeuroCo., Inc. does not constitute a Subsidiary of Borrower.
“Subsidiary Guarantors” means each of the Subsidiaries of Borrower identified under the caption “SUBSIDIARY GUARANTORS” on the signature pages hereto and each Subsidiary of Borrower that becomes, or is required to become, a “Subsidiary Guarantor” after the date hereof pursuant to Section 8.12(a) or (b).
“Substitute Lender” has the meaning set forth in Section 2.07(a).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Technical Information” means all trade secrets and other proprietary or confidential information, public information, non-proprietary know-how, any information of a scientific, technical, or business nature in any form or medium, standards and specifications, conceptions, ideas, innovations, discoveries, Invention disclosures, all documented research, developmental, demonstration or engineering work and all other information, data, plans, specifications, reports, summaries, experimental data, manuals, models, samples, know-how, technical information, systems, methodologies, computer programs, information technology and any other information.
“Title IV Plan” means an employee pension benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan (i) that is or was at any time maintained or sponsored by any Obligor or any ERISA Affiliate thereof or to which any Obligor or any ERISA Affiliate thereof has ever made, or was obligated to make, contributions, and (ii) that is or was subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA.

“Trademarks” is defined in the Security Agreement.
“Transactions” means the execution, delivery and performance by each Obligor of this Agreement and the other Loan Documents to which such Obligor is a party and the Borrowings.
“U.S. Person” means a “United States Person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning set forth in Section 5.03(e)(ii)(B)(3).
“Withdrawal Liability” means, at any time, any liability incurred (whether or not assessed) by any ERISA Affiliate and not yet satisfied or paid in full at such time with respect to any Multiemployer Plan pursuant to Section 4201 of ERISA.
1.02    Accounting Terms and Principles. All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP; provided that, for purposes of determining compliance with any covenant contained in Section 9 or the existence of any Default or Event of Default under Section 11, in determining whether any lease is required to be accounted for as a capital lease or an operating lease, such determination shall be made based on GAAP as in effect on the date of this Agreement. All components of financial calculations made to determine compliance with this Agreement, including Section 10, shall be adjusted to include or exclude, as the case may be, without duplication, such components of such calculations attributable to any Acquisition consummated after the first day of the applicable period of determination and prior to the end of such period, as if such Acquisition had occurred on the first day of the applicable period, as determined in good faith by Borrower based on assumptions expressed therein and that were reasonable based on the information available to Borrower at the time of preparation of the Compliance Certificate setting forth such calculations.
1.03    Interpretation. For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, (a) the terms defined in this Agreement include the plural as well as the singular and vice versa; (b) words importing gender include all genders; (c) any reference to a Section, Annex, Schedule or Exhibit refers to a Section of, or Annex, Schedule or Exhibit to, this Agreement; (d) any reference to “this Agreement” refers to this Agreement, including all Annexes, Schedules and Exhibits hereto, and the words herein, hereof, hereto and hereunder and words of similar import refer to this Agreement and its Annexes, Schedules and Exhibits as a whole and not to any particular Section, Annex, Schedule, Exhibit or any other subdivision; (e) references to days, months and years refer to calendar days, months and years, respectively; (f) all references herein to “include” or “including” shall be deemed to be followed by the words “without limitation”; (g) the word “from” when used in connection with a period of time means “from and including” and the word “until” means “to but not including”; and (h) accounting terms not specifically defined herein shall be construed in accordance with GAAP (except for the term “property” , which shall be interpreted as broadly as possible, including, in any case, cash, securities, other assets, rights under contractual obligations and permits and any right or interest in any property, except where otherwise noted). Unless otherwise expressly provided herein, references to organizational documents, agreements

(including the Loan Documents) and other contractual instruments shall be deemed to include all permitted subsequent amendments, restatements, extensions, supplements and other modifications thereto.
1.04    Changes to GAAP. Subject to Section 1.02, if, after the date hereof, any change occurs in GAAP or in the application thereof and such change would cause any amount required to be determined for the purposes of the covenants to be maintained or calculated pursuant to Section 8, 9 or 10 to be materially different than the amount that would be determined prior to such change, then:
(a)Borrower will provide a detailed notice of such change (an “Accounting Change Notice”) to the Lenders within 30 days of a Responsible Officer’s knowledge of such change;
(b)either Borrower or the Majority Lenders may indicate within 90 days following the date of the Accounting Change Notice that they wish to revise the method of calculating such financial covenants or amend any such amount, in which case the parties will in good faith attempt to agree upon a revised method for calculating the financial covenants;
(c)until Borrower and the Majority Lenders have reached agreement on such revisions, (i) such financial covenants or amounts will be determined without giving effect to such change and (ii) all financial statements, Compliance Certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP;
(d)if no party elects to revise the method of calculating the financial covenants or amounts, then the financial covenants or amounts will not be revised and will be determined in accordance with GAAP without giving effect to such change; and
(e)any Event of Default arising as a result of such change which is cured by operation of this Section 1.04 shall be deemed to be of no effect ab initio.
SECTION 2
THE COMMITMENT
2.01    Commitments. Each Lender agrees severally, on and subject to the terms and conditions of this Agreement (including Section 6), to make up to two term loans (provided that PIK Loans shall be deemed not to constitute “term loans” for purposes of this Section 2.01) to Borrower, each on a Business Day during the Commitment Period in Dollars in an aggregate principal amount for such Lender not to exceed such Lender’s Commitment; provided, however, that at no time shall any Lender be obligated to make a Loan in excess of such Lender’s Proportionate Share of the amount by which the then effective Commitments exceed the aggregate principal amount of Loans (excluding PIK Loans) made by such Lender pursuant hereto. Amounts of Loans repaid may not be reborrowed.
2.02    Borrowing Procedures. Subject to the terms and conditions of this Agreement (including Section 6), each Borrowing (other than a Borrowing of PIK Loans) shall be made on written notice in the form of Exhibit B given by Borrower to the Lenders not later than 11:00 a.m. (Central time) on the Borrowing Notice Date (a “Notice of Borrowing”).

2.03    Fees. Borrower shall pay to the Lenders such fees as described in the Fee Letter.
2.04    Notes. If requested by any Lender, the Loans of such Lender shall be evidenced by one or more promissory notes (each a “Note”). Borrower shall prepare, execute and deliver to such requesting Lender such promissory note(s) payable to such Lender (or, if requested by any Lender, to such Lender and its registered assigns) and in the form attached hereto as Exhibit C-1. Thereafter, the Loans and interest thereon shall at all times (including after assignment pursuant to Section 12.05) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
2.05    Use of Proceeds. Borrower shall use the proceeds of the Loans for general working capital purposes and general corporate purposes and to pay fees, costs and expenses incurred in connection with the Transactions.
2.06    Defaulting Lenders.
(a)Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 12.04.
(ii)Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Lenders for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 11 or otherwise), shall be applied at such time or times as follows: first, as Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement; second, if so determined by the Majority Lenders and Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Loans under this Agreement; third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fourth, so long as no Default exists, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (A) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share and (B) such Loans were made at a time when the conditions set forth in Section 6 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.06(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(b)Defaulting Lender Cure. If Borrower and the Majority Lenders agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Proportionate Share, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
2.07    Substitution of Lenders.
(a)Substitution Right. If any Lender (an “Affected Lender”), (i) becomes a Defaulting Lender or (ii) does not consent to any amendment, waiver or consent to any Loan Document for which the consent of the Majority Lenders is obtained but that requires the consent of other Lenders (a “Non-Consenting Lender”), then (x) Borrower may elect to pay in full such Affected Lender with respect to all Obligations due to such Affected Lender or (y) either Borrower or the Majority Lenders shall identify any willing Lender or Affiliate of any Lender or Eligible Transferee (in each case, a “Substitute Lender”) to substitute for such Affected Lender; provided that any substitution of a Non-Consenting Lender shall occur only with the consent of Majority Lenders.
(b)Procedure. To substitute such Affected Lender or pay in full all Obligations due and payable to such Affected Lender, Borrower shall deliver a notice to such Affected Lender. The effectiveness of such payment or substitution shall be subject to the delivery by Borrower (or, as may be applicable in the case of a substitution, by the Substitute Lender) of (i) payment for the account of such Affected Lender, of, to the extent accrued through, and outstanding on, the effective date for such payment or substitution, all Obligations owing to such Affected Lender (which for the avoidance of doubt, shall not include any Prepayment Premium) and (ii) in the case of a substitution, an Assignment and Assumption executed by the Substitute Lender, which shall thereunder, among other things, agree to be bound by the terms of the Loan Documents.
(c)Effectiveness. Upon satisfaction of the conditions set forth in Section 2.07(a) and (b), the Control Agent shall record such substitution or payment in the Register, whereupon (i) in the case of any payment in full of an Affected Lender, such Affected Lender’s Commitments shall be terminated and (ii) in the case of any substitution of an Affected Lender, (A) such Affected Lender shall sell and be relieved of, and the Substitute Lender shall purchase and assume, all rights and claims of such Affected Lender under the Loan Documents, except that the Affected Lender shall retain such rights under the Loan Documents that expressly provide that they survive the repayment of the Obligations and the termination of the Commitments, (B) such Affected Lender shall no longer constitute a “Lender” hereunder and such Substitute Lender shall become a “Lender” hereunder and (C) such Affected Lender shall execute and deliver an Assignment and Assumption to evidence such substitution; provided, however, that the failure of any Affected Lender to execute any such Assignment and Assumption shall not render such sale and purchase (or the corresponding assignment) invalid.
SECTION 3
PAYMENTS OF PRINCIPAL AND INTEREST
3.01    Repayment.
(a)Repayment. During the Interest-Only Period, no scheduled payments of principal of the Loans shall be due. Borrower agrees to repay to the Lenders the outstanding principal amount of the Loans, on each Payment Date occurring after the Interest-Only Period, in equal installments. The amounts of such installments shall be calculated by dividing (i) the sum of the aggregate principal amount of the Loans outstanding on the first day following the end of the Interest-Only Period, by (b) the number of Payment Dates remaining prior to and including the Stated Maturity Date.
(b)Application. Any optional or mandatory prepayment of the Loans shall be applied to the installments thereof under Section 3.01(a) ratably and the amount of the installments of principal due on each subsequent Payment Date shall be recalculated to give effect to such prepayment. To the extent not previously paid, the principal amount of the Loans, together with all other outstanding Obligations, shall be due and payable on the Maturity Date.
3.02    Interest.
(a)Interest Generally. Subject to Section 3.02(d), Borrower agrees to pay to the Lenders interest on the unpaid principal amount of the Loans and the amount of all other outstanding Obligations, in the case of the Loans, for the period from the applicable Borrowing Date, and in the case of any other Obligation, from the date such other Obligation is due and payable, in each case, until paid in full, at a rate per annum equal to 13.00%.
(b)Default Interest. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing, as of the earlier of (i) the date on which the Lenders deliver to Borrower a written notice pursuant to this Section 3.02(b) (such notice, a “Notice of Default Interest”) that the Loans shall bear interest at the Post-Default Rate because an Event of Default has occurred and is continuing, and (ii) if Borrower shall have failed to deliver notice pursuant to Section 8.02(a) of such Event of Default or upon the occurrence of an Event of Default under Section 11.01(i), (j) or (k), the date on which such Event of Default occurred, and during the continuance of any such Event of Default, the interest payable pursuant to Section 3.02(a) shall increase by 4.00% per annum (such aggregate increased rate, the “Default Rate”). Notwithstanding any other provision herein (including Section 3.02(d)), if interest is required to be paid at the Default Rate, it shall be paid entirely in cash. If any other Obligation is not paid when due under the applicable Loan Document, the amount thereof shall accrue interest at a rate equal to 4.00% per annum (without duplication of interest payable at the Default Rate).
(c)Interest Payment Dates. Subject to Section 3.02(d), accrued interest on the Loans shall be payable in arrears on each Payment Date with respect to the most recently completed Interest Period in cash, and upon the payment or prepayment of the Loans (on the principal amount being so paid or prepaid); provided that interest payable at the Default Rate shall be payable from time to time on demand.
(d)Paid In-Kind Interest. Notwithstanding Section 3.01(a), at any time during the PIK Period, Borrower may elect to pay the interest on the outstanding principal amount of the Loans payable pursuant to Section 3.01 as follows: (i) only 8.50% of the 13.00% per annum interest in cash and (ii) 4.50% of the 13.00% per annum interest as compounded interest, added to the aggregate principal amount of the Loans (the amount of any such compounded interest being a “PIK Loan”). At the request of any Lender, the PIK Loan of such Lender may be evidenced by a Note in the form of Exhibit C-2. The principal amount of each PIK Loan shall accrue interest in accordance with the provisions of this Agreement applicable to the Loans.
3.03    Prepayments.
(a)Optional Prepayments. Borrower shall have the right to optionally prepay the outstanding principal amount of the Loans in whole or in part at any time or from time to time (such prepayment date, a “Redemption Date”) for an amount equal to the aggregate principal amount of the Loans being prepaid plus any accrued but unpaid interest thereon plus the Prepayment Premium in respect of the principal amount being prepaid and any fees then due and owing (such aggregate amount, the “Redemption Price”). The applicable “Prepayment Premium” shall be an amount calculated pursuant to Section 3.03(a)(i).
(i)If the Redemption Date occurs:
(A)on or prior to the fourth (4th) Payment Date, the Prepayment Premium shall be an amount equal to 8.00% of the aggregate outstanding principal amount of the Loans being prepaid on such Redemption Date;
(B)after the fourth (4th) Payment Date, and on or prior to the eighth (8th) Payment Date, the Prepayment Premium shall be an amount equal to 4.00% of the aggregate outstanding principal amount of the Loans being prepaid on such Redemption Date;
(C)after the eighth (8th) Payment Date, and on or prior to the twelfth (12th) Payment Date, the Prepayment Premium shall be an amount equal to 2.00% of the aggregate outstanding principal amount of the Loans being prepaid on such Redemption Date;
(D)after the twelfth (12th) Payment Date, the Prepayment Premium shall be an amount equal to 0.00% of the aggregate outstanding principal amount of the Loans being prepaid on such Redemption Date.
(ii)To determine the aggregate outstanding principal amount of the Loans, and how many Payment Dates have occurred, as of any Redemption Date for purposes of Section 3.03(a):
(A)if, as of such Redemption Date, Borrower shall have made only one Borrowing, the number of Payment Dates shall be deemed to be the number of Payment Dates that shall have occurred following the first Borrowing Date;

(B)if, as of such Redemption Date, Borrower shall have made more than one Borrowing (excluding Borrowings of PIK Loans), then the Redemption Price shall equal the sum of multiple Redemption Prices calculated with respect to the Loans of each such Borrowing (together with PIK Loans subsequently borrowed in respect of interest payments thereon), each of which Redemption Prices shall be calculated based on solely the aggregate outstanding principal amount of the Loans borrowed in such Borrowing (and PIK Loans subsequently borrowed in respect of interest payments thereon), as though the applicable number of Payment Dates equals the number of Payment Dates that shall have occurred following the applicable Borrowing Date. In the case of any partial prepayment, the amount of such prepayment shall be allocated to Loans made in the various Borrowings (and PIK Loans in respect thereof) in the order in which such Borrowings were made;
(iii)No partial prepayment shall be made under this Section 3.03(a) in connection with any event described in Section 3.03(b)(ii).
(iv)The Prepayment Premium in this Section 3.03(a) shall be in addition to any payments required under the Fee Letter.
(b)Mandatory Prepayments.
(i)Asset Sales. In the event of any proposed Asset Sale or series of Asset Sales (other than any Asset Sale permitted under Section 9.09(a) through (l) except Section 9.09(g), provided that with respect to Asset Sales permitted under Section 9.09(e), dispositions of Property other than equipment shall be subject to this Section 3.03(b)) yielding Asset Sale Net Proceeds in excess of $1,000,000, Borrower shall provide written notice at least 30 days prior to the consummation of such Asset Sale to the Lenders and, if within such notice period Majority Lenders advise Borrower that a prepayment is required pursuant to this Section 3.03(b)(i), Borrower shall not later than 5 Business Days after the consummation of such Asset Sale: (x) if the assets sold represent substantially all of the assets or revenues of Borrower, or represent any specific line of business which either on its own or together with other lines of business sold over the term of this Agreement account for revenue generated by such lines of business exceeding 15% of the revenue of Borrower in the immediately preceding year, prepay the aggregate outstanding principal amount of the Loans in an amount equal to the Redemption Price applicable on the date of such prepayment in accordance with Section 3.03(a), and (y) in the case of all other Asset Sales not described in the foregoing clause (x), prepay the Loans in an amount equal to the entire amount of the Asset Sale Net Proceeds of such Asset Sale, plus any accrued but unpaid interest on the principal amount of the Loans being prepaid and any fees then due and owing, credited in the following order:
(A)first, in reduction of Borrower’s obligation to pay any unpaid interest and any fees then due and owing (including fees payable pursuant to the Fee Letter);
(B)second, in reduction of Borrower’s obligation to pay any Claims or Losses referred to in Section 12.03 then due and owing;
(C)third, in reduction of Borrower’s obligation to pay any amounts due and owing on account of the unpaid principal amount of the Loans;

(D)fourth, in reduction of any other Obligation then due and owing; and
(E)fifth, to Borrower or such other Persons as may lawfully be entitled to or directed by Borrower to receive the remainder.
(ii)Change of Control. If a Change of Control occurs, Borrower immediately, and in any event within 1 Business Day after the occurrence thereof, provide notice of such Change of Control to the Lenders and, if within 10 days of receipt of such notice Majority Lenders notify Borrower in writing that a prepayment is required pursuant to this Section 3.03(b)(ii), Borrower shall prepay the aggregate outstanding principal amount of the Loans in an amount equal to the Redemption Price applicable on the date of such Change of Control in accordance with Section 3.03(a) and any fees payable pursuant to the Fee Letter.
(iii)AHYDO Catch-Up Payment. Notwithstanding anything to the contrary herein, if a Loan would otherwise constitute an “applicable high yield discount obligation” within the meaning of Section 163(i) of the Code, on each Payment Date after the fifth anniversary of the Borrowing Date (treating the Borrowing Date for a PIK Loan for this purpose as the Borrowing Date for the Loan with respect to which Borrower elects to pay interest in kind pursuant to Section 3.02(d)), Borrower shall pay in cash the accrued and unpaid interest and original issue discount (determined in accordance with Treasury Regulations §§ 1.1272-1 and 1.1273-1, and treating any cash payments made pursuant to this Agreement, including Section 3.01, Section 3.02 or Section 3.03, as a payment of interest or original issue discount to the extent required by Treasury Regulations §1.1275-2(a)) in the minimum amount necessary to ensure that the Loan shall not constitute an “applicable high yield discount obligation.”
SECTION 4
PAYMENTS, ETC.
4.01    Payments.
(a)Payments Generally. Each payment of principal, interest and other amounts to be made by the Obligors under this Agreement or any other Loan Document shall be made in Dollars, in immediately available funds, without deduction, set off or counterclaim, to an account to be designated by the Majority Lenders by notice to Borrower, not later than 4:00 p.m. (Central time) on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).
(b)Application of Payments. Each Obligor shall, at the time of making each payment under this Agreement or any other Loan Document, specify to the Lenders the amounts payable by such Obligor hereunder to which such payment is to be applied (and in the event that Obligors fail to so specify, or if an Event of Default has occurred and is continuing, the Lenders may apply such payment in the manner they determine to be appropriate).
(c)Non-Business Days. If the due date of any payment under this Agreement (other than of principal of or interest on the Loans) would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

4.02    Computations. All computations of interest and fees hereunder shall be computed on the basis of a year of 360 days and actual days elapsed during the period for which payable.
4.03    Notices. Each notice of optional prepayment shall be effective only if received by the Lenders not later than 4:00 p.m. (Central time) on the date one Business Day prior to the date of prepayment. Each notice of optional prepayment shall specify the amount to be prepaid and the date of prepayment and may be conditioned upon the consummation of other transactions.
4.04    Set-Off.
(a)Set-Off Generally. Upon the occurrence and during the continuance of any Event of Default, the Lenders and each of their Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lenders or such Affiliates to or for the credit or the account of Borrower against any and all of the Obligations, whether or not the Lenders shall have made any demand and although such obligations may be unmatured. The Lenders agree promptly to notify Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lenders and their Affiliates under this Section 4.04 are in addition to other rights and remedies (including other rights of set-off) that the Lenders and their Affiliates may have.
(b)Exercise of Rights Not Required. Nothing contained herein shall require the Lenders to exercise any such right or shall affect the right of the Lenders to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of Borrower.
SECTION 5
YIELD PROTECTION, ETC.
5.01    Additional Costs.
(a)Change in Requirements of Law Generally. If, on or after the date hereof, the adoption of any Requirement of Law, or any change in any Requirement of Law, or any change in the interpretation or administration thereof by any court or other Governmental Authority charged with the interpretation or administration thereof, or compliance by any of the Lenders (or its lending office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, shall impose, modify or deem applicable any reserve (including any such requirement imposed by the Board of Governors of the Federal Reserve System), special deposit, contribution, insurance assessment or similar requirement, in each case that becomes effective after the date hereof, against assets of, deposits with or for the account of, or credit extended by, a Lender (or its lending office) or shall impose on a Lender (or its lending office) any other condition affecting its Loans or its Commitment, and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining its Loans, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or any other Loan Document, by an amount reasonably deemed by such Lender to be material (other than (i) Indemnified Taxes, (ii) Taxes described in clause (b), (c) or (d) of the definition of “Excluded

Taxes” and (iii) Connection Income Taxes), then Borrower shall pay to such Lender on demand such additional amount or amounts as will compensate such Lender for such increased cost or reduction. Borrower shall not be required to compensate any Lender for any increased cost or reduction in payment incurred or arising more than 180 days prior to the date such Lender notifies Borrower of the change giving rise to such increased cost or payment reduction provided that such Lender has actual knowledge of such change during such 180 day period.
(b)Change in Capital Requirements. If a Lender shall have determined that, on or after the date hereof, the adoption of any Requirement of Law regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, in each case that becomes effective after the date hereof, has or would have the effect of reducing the rate of return on capital of a Lender (or its parent) as a consequence of a Lender’s obligations hereunder or the Loans to a level below that which a Lender (or its parent) could have achieved but for such adoption, change, request or directive by an amount reasonably deemed by it to be material, then Borrower shall pay to such Lender on demand such additional amount or amounts as will compensate such Lender (or its parent) for such reduction.
(c)Notification by Lender. The Lenders will promptly notify Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle a Lender to compensation pursuant to this Section 5.01. Before giving any such notice pursuant to this Section 5.01(c) such Lender shall designate a different lending office if such designation (x) will, in the reasonable judgment of such Lender, avoid the need for, or reduce the amount of, such compensation and (y) will not, in the reasonable judgment of such Lender, be materially disadvantageous to such Lender. A certificate of the Lender claiming compensation under this Section 5.01, setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder, shall be conclusive and binding on Borrower in the absence of manifest error.
(d)Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to constitute a change in Requirements of Law for all purposes of this Section 5.01, regardless of the date enacted, adopted or issued.
5.02    Illegality. Notwithstanding any other provision of this Agreement, in the event that on or after the date hereof the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by any competent Governmental Authority shall make it unlawful for a Lender or its lending office to make or maintain its Loans (and, in the opinion of such Lender, the designation of a different lending office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify Borrower thereof following which (a) the Lender’s Commitment shall be suspended until such time as such Lender may again make and maintain the Loans hereunder and (b) if such Requirement of Law shall so mandate, the Loans of such Lender shall be prepaid by Borrower on or before such date as shall be mandated by such Requirement of Law in an amount equal to the Redemption Price applicable on the date of such prepayment in accordance with Section 3.03(a).
5.03    Taxes.
(a)Payments Free of Taxes. Any and all payments by or on account of any Obligation shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax from any such payment by an Obligor, then such Obligor shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by such Obligor shall be increased as necessary so that after such deduction or withholding for Indemnified Taxes has been made (including such deductions and withholdings for Indemnified Taxes applicable to additional sums payable under this Section 5) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding for Indemnified Taxes been made.
(b)Payment of Other Taxes by Borrower. The Obligors shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of each Lender, timely reimburse it for, Other Taxes.
(c)Evidence of Payments. As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section 5, Borrower shall deliver to each Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to such Lender.
(d)Indemnification. The Obligors shall reimburse and indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender shall be conclusive absent manifest error.
(e)Status of Lenders.
(i)Any Lender that is entitled to an exemption from, or reduction of withholding Tax with respect to payments made under any Loan Document shall timely deliver to Borrower such properly completed and executed documentation reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender shall deliver such other documentation prescribed by applicable law as reasonably requested by Borrower as will enable Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.03(e)(ii)(A), (B) or (D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Person:
(A)any Lender that is a U.S. Person shall deliver to Borrower on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), executed originals of IRS Form W-9 (or successor form) certifying that such Lender is exempt from U.S. Federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), whichever of the following is applicable:
(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)executed originals of IRS Form W-8ECI (or successor form);
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 or Exhibit D-2 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the applicable Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form); or
(4)to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY (or successor form), accompanied by IRS Form W- 8ECI (or successor form), IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form), a U.S. Tax Compliance Certificate, IRS Form W-9 (or successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner.
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower to determine the withholding or deduction required to be made; and
(D)any Foreign Lender shall deliver to Borrower any forms and information necessary to establish that such Foreign Lender is not subject to withholding tax under FATCA. For purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower in writing of its legal inability to do so.
(f)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5 (including by the payment of additional amounts pursuant to this Section 5), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 5.03(f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.03(f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 5.03(f) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(g)Mitigation Obligations. If Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 5.01 or this Section 5.03, then such Lender shall (at the request of Borrower) use commercially reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates if, in the sole reasonable judgment of such Lender, such designation or assignment and delegation would (i) eliminate or reduce amounts payable pursuant to Section 5.01 or this Section 5.03, as the case may be, in the future, (ii) not subject such Lender to any unreimbursed cost or expense and (iii) not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable and documented costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.
SECTION 6
CONDITIONS PRECEDENT
6.01    Conditions to the First Borrowing. The obligation of each Lender to make a Loan as part of the first Borrowing shall not become effective until the following conditions precedent shall have been satisfied or waived in writing by the Majority Lenders:
(a)Borrowing Date. Such Borrowing shall be made on October 13, 2015.
(b)Amount of First Borrowing. The amount of such Borrowing shall be equal to $20,000,000.
(c)Terms of Material Agreements, Etc. Lenders shall be reasonably satisfied with the terms and conditions of all of the Obligors’ Material Agreements.
(d)No Law Restraining Transactions. No applicable law or regulation shall restrain, prevent or, in the reasonable judgment of the Lenders, impose materially adverse conditions upon the Transactions.
(e)Payment of Fees. Lenders shall be satisfied with the arrangements to deduct the fees set forth in the Fee Letter (including without limitation the upfront financing fee required pursuant to the Fee Letter) from the proceeds of such Borrowing.
(f)Lien Searches. Lenders shall be satisfied with Lien searches regarding Borrower and its Subsidiaries made within two Business Days prior to such Borrowing.
(g)Documentary Deliveries. The Lenders shall have received the following documents, each of which shall be in form and substance satisfactory to the Lenders:
(i)Agreement. This Agreement duly executed and delivered by Borrower and each of the other parties hereto.
(ii)Security Documents.
(A)The Security Agreement, duly executed and delivered Borrower.
(B)(1) Each of the Short-Form IP Security Agreements, duly executed and delivered by Borrower, and (2) such Intellectual Property security agreements, duly executed and delivered by Borrower, as the Lenders may require with respect to foreign Intellectual Property.

(C)Original share certificates or other documents or evidence of title with regard to all Equity Interests owned by Borrower (to the extent that such Equity Interests are certificated), together with share transfer documents, undated and executed in blank.
(D)Duly executed control agreements in favor of the Lenders for all Deposit Accounts, Securities Accounts and Commodity Accounts owned by Borrower in the United States.
(E)Evidence of filing of UCC-1 financing statements against Borrower in its jurisdiction of incorporation.
(F)Without limitation, all other documents and instruments reasonably required to perfect the Lenders’ Lien on, and security interest in, the Collateral required to be delivered on or prior to such Borrowing Date shall have been duly executed and delivered and be in proper form for filing, and shall create in favor of the Lenders, a perfected Lien on, and security interest in, the Collateral, subject to no Liens other than Permitted Liens.
(iii)Notes. Any Notes requested in accordance with Section 2.04.
(iv)Perfection Certificate. The Perfection Certificate, duly executed and delivered by Borrower.
(v)Approvals. Certified copies of all material licenses, consents, authorizations and approvals of, and notices to and filings and registrations with, any Governmental Authority (including all foreign exchange approvals), and of all third-party consents and approvals, necessary in connection with the making and performance by Borrower of the Loan Documents and the Transactions.
(vi)Corporate Documents. Certified copies of the constitutive documents of Borrower (if publicly available in Borrower’s jurisdiction of formation) and of resolutions of the board of directors (or shareholders, if applicable) of Borrower authorizing the execution, delivery and performance by it of the Loan Documents to which it is a party.
(vii)Incumbency Certificate. A certificate of Borrower as to the authority, incumbency and specimen signatures of the persons who have executed the Loan Documents and any other documents in connection herewith on behalf of Borrower.
(viii)Officer’s Certificate. A certificate, dated such Borrowing Date and signed by the President, a Vice President or a financial officer of Borrower, confirming compliance with the conditions set forth in Section 6.03.
(ix)Opinions of Counsel. A favorable opinion, dated such Borrowing Date, of counsel to Borrower in form acceptable to the Lenders and their counsel, responsive to the requests set forth in Exhibit F.
(x)Insurance. Certificates of insurance evidencing the existence of all insurance required to be maintained by Borrower pursuant to Section 8.05 and the designation of the Lenders as the lender’s loss payees or additional named insured, as the case may be, thereunder.
(xi)Other Liens. Duly executed and delivered copies of such acknowledgement letters as are reasonably requested by the Lenders with respect to existing Liens.
(xii)NeuroCo Note Documentation. Duly executed and delivered copies of such documentation with respect to the NeuroCo, Inc. promissory note as are reasonably requested by the Lenders.
(xiii)Management Rights Letter. The Management Rights Letter, duly executed and delivered by Borrower.
(h)Required Equity Financing. Borrower shall have issued Series C Preferred Stock in such quantity as shall have resulted in net cash proceeds (including as cash proceeds for purposes of this clause (h) the conversion of outstanding convertible notes into Series C Preferred Stock) to Borrower of at least $15,000,000 with existing investors, Warburg Pincus LLC and the Vertical Group Inc. (the “Required Equity Financing”). The Series C Preferred Stock shall not be redeemable prior to a date that is at least 181 days after the Loans cease to be outstanding.
(i)Equity Purchase Option. On the date of the initial Borrowing, the Lenders may, at their sole option, purchase $2,000,000 of the Company’s Series C Preferred Stock at the price paid by, and on the same terms and conditions as, the investors in the Required Equity Financing.
6.02    Conditions to Subsequent Borrowing. The obligation of each Lender to make a Loan as part of a subsequent Borrowing is subject to the following conditions precedent:
(a)Borrowing Date. Such Borrowing shall occur on or prior to the end of the Commitment Period.
(b)Amount of Borrowing. Upon the achievement of the Second Draw Milestone, the amount of such Borrowing shall equal $5,000,000; provided that if the Company shall have consummated a Qualified Financing resulting in net cash proceeds to Borrower of at least$10,000,000, the amount of such Borrowing may equal, at Borrower’s option, either $5,000,000 or $10,000,000.
(c)Borrowing Milestone. On or prior to December 31, 2016, Borrower shall have consummated a Qualified Financing resulting in net cash proceeds to Borrower of at least $5,000,000 (the “Second Draw Milestone”).
(d)Notice of Milestone Achievement. Borrower shall have delivered to the Lenders a notice certifying satisfaction of the condition set forth in Section 6.02(c) no later than 30 days thereafter and any documentation reasonably requested by Lenders in connection therewith.

(e)Notice of Borrowing. A Notice of Borrowing shall have been received no later than 60 calendar days after satisfaction of the condition set forth in Section 6.02(c).
6.03    Conditions to Each Borrowing. The obligation of each Lender to make a Loan as part of any Borrowing (including the first Borrowing) is also subject to satisfaction of the following further conditions precedent on the applicable Borrowing Date:
(a)Commitment Period. Except in the case of any PIK Loan, such Borrowing Date shall occur during the Commitment Period.
(b)No Default; Representations and Warranties. Both immediately prior to the making of such Loan and after giving effect thereto and to the intended use thereof:
(i)no Default shall have occurred and be continuing or would result from such proposed Loan or the application of the proceeds thereof;
(ii)the representations and warranties made by Borrower in Section 7 shall be (A) in the case of representations qualified by “materiality,” “Material Adverse Effect” or similar language, true and correct in all respects and (B) in the case of all other representations and warranties, true and correct in all material respects on and as of the Borrowing Date, and immediately after giving effect to the application of the proceeds of the Borrowing, with the same force and effect as if made on and as of such date (except that the representation regarding representations and warranties that refer to a specific earlier date shall be that they were true and correct on the basis set forth above as of such earlier date); and
(iii)no Material Adverse Effect has occurred or is reasonably likely to occur after giving effect to such proposed Borrowing.
(c)Notice of Borrowing. Except in the case of any PIK Loan, Capital Royalty Partners II L.P. shall have received a Notice of Borrowing as and when required pursuant to Section 2.02.
Each Borrowing shall constitute a certification by Borrower to the effect that the conditions set forth in this Section 6.03 have been fulfilled as of the applicable Borrowing Date.
SECTION 7
REPRESENTATIONS AND WARRANTIES
Borrower represents and warrants to the Lenders that:
7.01    Power and Authority. Each of Borrower and its Subsidiaries (a) is duly organized and validly existing under the laws of its jurisdiction of organization, (b) has all requisite corporate or other equivalent power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted except to the extent that failure to have the same could not reasonably be expected to have a Material Adverse Effect, (c) is qualified to do business and is in good standing (to the extent applicable) in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could reasonably be expected (either individually or in the aggregate) have a Material Adverse Effect, and (d) has full power, authority and legal right to make and perform each of the Loan Documents to which it is a party and, in the case of Borrower, to borrow the Loans hereunder.
7.02    Authorization; Enforceability. The Transactions are within each Obligor’s corporate or equivalent powers and have been duly authorized by all necessary corporate or equivalent action and, if required, by all necessary shareholder action. This Agreement has been duly executed and delivered by each Obligor and constitutes, and each of the other Loan Documents to which it is a party when executed and delivered by such Obligor will constitute, a legal, valid and binding obligation of such Obligor, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
7.03    Governmental and Other Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any third party on the part of any Obligor, except for (i) such as have been obtained or made and are in full force and effect and (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents, (b) will not violate the charter, bylaws or other organizational documents of Borrower and its Subsidiaries, (c) will not violate any applicable law or regulation binding upon Borrower and its Subsidiaries or any order of any Governmental Authority, other than any such violations that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (d) will not violate or result in a default under any indenture, agreement or other instrument relating to Indebtedness or other material agreement or instrument, in each case binding upon Borrower and its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (e) will not result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of Borrower and its Subsidiaries.
7.04    Financial Statements; Material Adverse Change.
(a)Financial Statements. After the date hereof, Borrower has furnished to the Lenders certain financial statements as provided for in Section 8.01. Prior to the date hereof, Borrower has furnished to Lenders its consolidated financial statements for its fiscal year ended December 31, 2014 and its consolidated financial statements for the six months ended June 30, 2015. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Borrower and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of financial statements of the type described in Section 8.01(b). Neither Borrower nor any of its Subsidiaries has any material contingent liabilities or unusual forward or long-term commitments not disclosed in the aforementioned financial statements, other than trade payables arising in the ordinary course of business.
(b)No Material Adverse Change. Since December 31, 2014, there has been no Material Adverse Change.

7.05    Properties.
(a)Property Generally. Each Obligor has good title to, or valid leasehold interests in, all its real and personal Property material to its business, subject only to Permitted Liens and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.
(b)Intellectual Property. The Obligors represent and warrant to the Lenders as of the date hereof as follows, and the Obligors acknowledge that the Lenders are relying on such representations and warranties in entering into this Agreement:
(i)Schedule 7.05(b)(i) (as amended from time to time by Borrower in accordance with Section 7.21) contains:
(A)a complete and accurate list of all applied for or registered Patents owned by any Obligor, including the jurisdiction and patent number;
(B)a complete and accurate list of all applied for or registered Trademarks owned by any Obligor, including the jurisdiction, trademark application or registration number and the application or registration date; and
(C)a complete and accurate list of all applied for or registered Copyrights owned by any Obligor;
(ii)Each Obligor is the sole owner of all right, title and interest in and to and has the right to use the Obligor Intellectual Property with good title, free and clear of any Liens whatsoever other than Permitted Liens. Without limiting the foregoing, and except as set forth in Schedule 7.05(b)(ii) (as updated from time to time by Borrower in accordance with Section 7.21):
(A)other than with respect to the Material Agreements, or as permitted by Section 9.02, Section 9.03 or Section 9.09, the Obligors have not sold any Material Intellectual Property to any other Person who is not an Obligor;
(B)other than (i) the Material Agreements, (ii) customary restrictions in in-bound licenses of Intellectual Property and non-disclosure agreements, or (iii) as would have been or is permitted by Section 9.02 or Section 9.09, there are no judgments, covenants not to sue, licenses, Liens (other than Permitted Liens), Claims, or other written agreements relating to Borrower’s Material Intellectual Property, including any development, submission, services, research, license or support agreements, which bind, obligate or otherwise restrict the Obligors;
(C)the use of any of the Obligor Intellectual Property, to Borrower’s Knowledge, does not breach, violate, infringe or interfere in any material respect with or constitute a misappropriation in any material respect of any valid rights arising under any Intellectual Property of any other Person;
(D)there are no pending or, to Borrower’s Knowledge, threatened in writing Claims against the Obligors asserted by any other Person relating to the Obligor

Intellectual Property, including any Claims of adverse ownership, invalidity, infringement, misappropriation, violation or other opposition to or conflict with such Intellectual Property; the Obligors have not received any written notice from any Person that Borrower’s business, the use of the Obligor Intellectual Property, or the manufacture, use or sale of any product or the performance of any service by Borrower infringes upon, violates or constitutes a misappropriation of, or may infringe upon, violate or constitute a misappropriation of, any other Intellectual Property of any other Person;
(E)to Borrower’s knowledge, no Obligor Intellectual Property is being infringed or violated or misappropriated by any other Person. Without limiting the foregoing, the Obligors have not put any other Person on notice of actual or potential infringement, violation or misappropriation of any of the Obligor Intellectual Property; the Obligors have not initiated the enforcement of any Claim with respect to any of the material Obligor Intellectual Property;
(F)all relevant current and former employees and contractors of Borrower, who as part of their day-to-day activities created or developed Material Intellectual Property for Borrower, have executed written confidentiality and invention assignment Contracts with Borrower that irrevocably assign to Borrower or its designee all of their rights to any Inventions relating to Borrower’s business that are conceived or reduced to practice by such employees within the scope of their employment or by such contractors within the scope of their contractual relationship with Borrower, to the extent permitted by applicable law;
(G)to the Knowledge of the Obligors, the Obligor Intellectual Property is all the Intellectual Property necessary for the operation of Borrower’s business as it is currently conducted or as currently contemplated to be conducted;
(H)the Obligors have taken reasonable precautions to protect the secrecy, confidentiality and value of its material Obligor Intellectual Property consisting of trade secrets and confidential information.
(I)each Obligor has delivered (or posted on a data site accessible to the Lenders) to the Lenders accurate and complete copies of all Material Agreements relating to the Obligor Intellectual Property; and
(J)there are no pending or, to the Knowledge of any of the Obligors, threatened in writing Claims against the Obligors asserted by any other Person relating to the Material Agreements, including any Claims of breach or default under such Material Agreements;
(iii)With respect to the Obligor Intellectual Property owned by any Obligor consisting of Patents, except as set forth in Schedule 7.05(b)(ii) (as amended from time to time by Borrower in accordance with Section 7.21), and without limiting the representations and warranties in Section 7.05(b)(ii):
(A)each of the issued claims in such Patents, to Borrower’s Knowledge, is valid and enforceable;

(B)the inventors of such Patents have executed written Contracts with the applicable Obligor or its predecessor-in-interest that properly and irrevocably assigns to such Obligor or predecessor-in-interest all of their rights to any of the Inventions claimed in such Patents to the extent permitted by applicable law;
(C)none of the Patents owned by any Obligor, or the Inventions claimed therein, have been dedicated to the public except as a result of intentional decisions made by the applicable Obligor;
(D)to Borrower’s Knowledge, all prior art material to such Patents was disclosed to the respective patent offices during prosecution of such Patents to the extent required by applicable law or regulation;
(E)subsequent to the issuance of such Patents, neither any Obligor nor their respective predecessors in interest, have filed any disclaimer or filed any other voluntary reduction in the scope of the Inventions claimed in such Patents;
(F)no allowable or allowed claims of such Patents, to Borrower’s Knowledge, are subject to any interference, re-examination or opposition proceedings, nor are the Obligors aware of any basis for any such interference, re-examination or opposition proceedings;
(G)no such Patents, to Borrower’s Knowledge, have ever been finally adjudicated to be invalid, unpatentable or unenforceable for any reason in any administrative, arbitration, judicial or other proceeding, and, with the exception of publicly available documents in the applicable Patent Office recorded with respect to any Patents, the Obligors have not received any notice asserting that such Patents are invalid, unpatentable or unenforceable; if any of such Patents is terminally disclaimed to another patent or patent application, all patents and patent applications subject to such terminal disclaimer are included in the Collateral;
(H)the Obligors have not received a written opinion of counsel, whether preliminary in nature or qualified in any manner, which concludes that a challenge to the validity or enforceability of any of such Patents is more likely than not to succeed;
(I)to Borrower’s knowledge, no Obligor nor any prior owner of such Patents or their respective agents or representatives have engaged in any conduct, or omitted to perform any necessary act, the result of which would invalidate or render unpatentable or unenforceable any such Patents; and
(J)all maintenance fees, annuities, and the like due or payable on the Patents have been timely paid or the failure to so pay was the result of an intentional decision by the applicable Obligor or would not reasonably be expected to result in a Material Adverse Change.
(iv)none of the foregoing representations and statements of fact contains any untrue statement of material fact or omits to state any material fact necessary to make any such statement or representation not misleading to a prospective Lender seeking full information as to the Obligor Intellectual Property and Borrower’s business.

(c)Material Intellectual Property. Schedule 7.05(c) (as amended from time to time by Borrower in accordance with Section 7.21) contains an accurate list of the Obligor Intellectual Property that is material to Borrower’s business with an indication as to whether the applicable Obligor owns or has an exclusive or non-exclusive license to such Obligor Intellectual Property.
7.06    No Actions or Proceedings.
(a)Litigation. There is no litigation, investigation or proceeding pending or, to Borrower’s Knowledge, threatened with respect to Borrower and its Subsidiaries by or before any Governmental Authority or arbitrator (i) that either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, except as specified in Schedule 7.06 or (ii) that involves this Agreement or the Transactions.
(b)Environmental Matters. The operations and Property of Borrower and its Subsidiaries comply with all applicable Environmental Laws, except to the extent the failure to so comply (either individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect.
(c)Labor Matters. Borrower has not engaged in unfair labor practices that could reasonably be expected to have a Material Adverse Effect and there are no material labor actions or disputes involving the employees of Borrower that could reasonably be expected to have a Material Adverse Effect.
7.07    Compliance with Laws and Agreements. Each of the Obligors is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.
7.08    Taxes. Except as set forth on Schedule 7.08, each of the Obligors has timely filed or caused to be filed all U.S. federal income tax returns and all other material tax returns and reports required to have been filed by it and has paid or caused to be paid all United States federal income taxes and all other material taxes required to have been paid by it, except taxes that are being contested in good faith by appropriate proceedings and for which such Obligor has set aside on its books adequate reserves with respect thereto in accordance with GAAP.
7.09    Full Disclosure. Borrower has disclosed to the Lenders all Material Agreements to which any Obligor is a party, and all other matters to its Knowledge, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Obligors to the Lenders in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished), taken as a whole, contains any material misstatement of material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that such projected financial information is not to be viewed as facts, and that no assurances can be given that any particular projections will be realized and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material).
7.10    Regulation.
(a)Investment Company Act. Neither Borrower nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
(b)Margin Stock. Neither Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of the Loans will be used to buy or carry any Margin Stock in violation of Regulation T, U or X.
7.11    Solvency. Borrower is and, immediately after giving effect to the Borrowing and the use of proceeds thereof will be, Solvent.
7.12    Subsidiaries. Set forth on Schedule 7.12 is a complete and correct list of all Subsidiaries as of the date hereof. As of the date hereof, each such Subsidiary is duly organized and validly existing under the jurisdiction of its organization shown in said Schedule 7.12, and the percentage ownership by Borrower of each such Subsidiary is as shown in said Schedule 7.12.
7.13    Indebtedness and Liens. Set forth on Schedule 7.13(a) is a complete and correct list of all Indebtedness of each Obligor outstanding as of the date hereof. Schedule 7.13(b) is a complete and correct list of all Liens granted by Borrower and other Obligors with respect to their respective Property and outstanding as of the date hereof.
7.14    Material Agreements. Set forth on Schedule 7.14 (as amended from time to time by Borrower in accordance with Section 7.21) is a complete and correct list of (i) each Material Agreement and (ii) each agreement (other than the Loan Documents) creating or evidencing any Material Indebtedness. No Obligor is in material default under any such Material Agreement or agreement creating or evidencing any Material Indebtedness. Except as otherwise disclosed on Schedule 7.14, all material vendor purchase agreements and provider contracts of the Obligors are in full force and effect without material modification from the form in which the same were disclosed to the Lenders.
7.15    Restrictive Agreements. None of the Obligors is a party to any indenture, agreement, instrument or other binding arrangement that prohibits, restricts or imposes any condition upon (a) the ability of Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets (other than (x) customary provisions in contracts (including without limitations in leases and in-bound licenses of Intellectual Property) restricting the assignment thereof or the subletting or sublicense of the rights thereunder and (y) restrictions or conditions imposed by any agreement governing secured Permitted Indebtedness permitted under Section 9.01(h), Section 9.01(l) or Section 9.01(n), to the extent that such restrictions or conditions apply only to the property or assets securing such Indebtedness), or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to Borrower or any other Subsidiary or to Guarantee Indebtedness of Borrower or any other Subsidiary (each, a “Restrictive Agreement”), except those listed on Schedule 7.15 or otherwise permitted under Section 9.11.
7.16    Real Property.
(a)Generally. Neither Borrower nor any of its Subsidiaries owns or leases (as tenant thereof) any real property, except as described on Schedule 7.16 (as amended from time to time by Borrower in accordance with Section 7.21).
(b)Borrower Lease. (i) Borrower has delivered a true, accurate and complete copy of the Borrower Lease to Lenders.
(ii)The Borrower Lease is in full force and effect and no material default has occurred under the Borrower Lease and, to the Knowledge of Borrower, there is no existing condition which, but for the passage of time or the giving of notice, could reasonably be expected to result in a material default under the terms of the Borrower Lease.
(iii)Borrower is the tenant under the Borrower Lease and has not transferred, sold, assigned, conveyed, disposed of, mortgaged, pledged, hypothecated, or encumbered any of its interest in, the Borrower Lease, except as permitted by this Agreement.
7.17    Benefit Plan Matters. Schedule 7.17 sets forth, as of the date hereof, a complete and correct list of, and that separately identifies, (a) all Title IV Plans and (b) all Multiemployer Plans. Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (x) each Benefit Plan is in compliance with applicable provisions of ERISA, the Code and other Requirements of Law, (y) there are no existing or pending (or to the Knowledge of any Obligor or Subsidiary thereof, threatened) claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigation involving any Benefit Plan to which any Obligor or Subsidiary thereof incurs or otherwise has or could have an obligation or any liability or Claim, and (z) no ERISA Event is reasonably expected to occur. Borrower and each of its ERISA Affiliates has met all applicable requirements under the ERISA Funding Rules with respect to each Title IV Plan, and no waiver of the minimum funding standards under the ERISA Funding Rules has been applied for or obtained. As of the most recent valuation date for any Title IV Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is at least 60%, and neither Borrower nor any of its ERISA Affiliates knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage to fall below 60% as of the most recent valuation date. As of the date hereof, no ERISA Event with respect to a Title IV Plan or a Multiemployer Plan has occurred in connection with which obligations and liabilities (contingent or otherwise) remain outstanding. No ERISA Affiliate would have any Withdrawal Liability as a result of a complete withdrawal from any Multiemployer Plan on the date this representation is made.

7.18    Collateral; Security Interest. Each Security Document is effective to create in favor of the Lenders, or the Control Agent for the benefit of the Lenders, as the case may be, a legal, valid and enforceable security interest in the Collateral subject thereto and each such security interest is perfected to the extent required by (and has the priority required by) the applicable Security Document. The Security Documents collectively are effective to create in favor of the Lenders, or the Control Agent for the benefit of the Lenders, as the case may be, a legal, valid and enforceable security interest in the Collateral, which security interests are first-priority (subject only to Permitted Priority Liens) to the extent required by the applicable Security Document.
7.19    Regulatory Approvals. Borrower and its Subsidiaries hold, and will continue to hold, either directly or through licensees and agents, all material Regulatory Approvals, licenses, permits and similar governmental authorizations of a Governmental Authority necessary or required for Borrower and its Subsidiaries to conduct their operations and business in the manner currently conducted.
7.20    Reserved.
7.21    Update of Schedules. Each of Schedules 7.05(b)(i) (in respect of the lists of Patents, Trademarks, and Copyrights under Section 7.05(b)(i)), 7.05(b)(i), 7.05(c), 7.06, 7.14 and 7.16 may be updated by Borrower from time to time in order to insure the continued accuracy of such Schedule as of any upcoming date on which representations and warranties are made incorporating the information contained on such Schedule. Such update may be accomplished by Borrower providing to the Lenders, in writing (including by electronic means), a revised version of such Schedule in accordance with the provisions of Section 12.02. Each such updated Schedule shall be effective immediately upon the receipt thereof by the Lenders.
SECTION 8
AFFIRMATIVE COVENANTS
Each Obligor covenants and agrees with the Lenders that, until the Commitments have expired or been terminated and all Obligations (other than contingent obligations for which no claim has been made to Borrower) have been paid in full in cash:
8.01    Financial Statements and Other Information. Borrower will furnish to the Lenders:
(a)as soon as available and in any event within 45 days after the end of the first three fiscal quarters of each fiscal year of Borrower (or 60 days, in the case of the fourth fiscal quarter (until Borrower is a Publicly Reporting Company) and commencing with the fiscal quarter ended September 30, 2015), the consolidated and (if prepared by Borrower) consolidating balance sheets of Borrower and its Subsidiaries as of the end of such quarter, and the related consolidated and (if prepared by Borrower) consolidating statements of income, and cash flows of Borrower and its Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, prepared in accordance with GAAP consistently applied, all in reasonable detail and setting forth (in the case of consolidated financial statements) in comparative form the figures for the corresponding period in the preceding fiscal year, together with a certificate of a Responsible Officer of Borrower stating that such consolidated financial statements fairly present in all material respects the consolidated financial condition of Borrower and its Subsidiaries as at such date and the consolidated results of operations of Borrower and its Subsidiaries for the period ended on such date and have been prepared in accordance with GAAP consistently applied, subject to changes resulting from normal, year-end audit adjustments and except for the absence of notes;
(b)as soon as available and in any event within 180 days after the end of each fiscal year of Borrower (commencing with the fiscal year ending December 31, 2015), the consolidated and (if prepared by Borrower) consolidating balance sheets of Borrower and its Subsidiaries as of the end of such fiscal year, and the related consolidated and (if prepared by Borrower) consolidating statements of income, shareholders’ equity and cash flows of Borrower and its Subsidiaries for such fiscal year, prepared in accordance with GAAP consistently applied, all in reasonable detail and setting forth (in the case of consolidated financial statements) in comparative form the figures for the previous fiscal year, accompanied by a report and opinion on such consolidated financial statements of PricewaterhouseCoopers LLP or another firm of independent certified public accountants of recognized national standing reasonably acceptable to the Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any qualification or exception as to the scope of such audit, and in the case of any prepared consolidating financial statements, certified by a Responsible Officer of Borrower;
(c)together with the financial statements required pursuant to Sections 8.01(a) and (b), a compliance certificate of a Responsible Officer of Borrower as of the end of the applicable accounting period (which delivery may, unless a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes) in the form of Exhibit E (a “Compliance Certificate”) including any details of material issues that are raised by auditors;
(d)as soon as available, and in any event with 90 days of the beginning of Borrower’s fiscal year, a budget approved by the Borrower’s board of directors for such fiscal year;
(e)promptly, and in any event within five Business Days after receipt thereof by a Responsible Officer of Borrower, copies of each notice or other correspondence received from any securities regulator or exchange to the authority of which Borrower may become subject from time to time concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of Borrower;
(f)the information regarding insurance maintained by Borrower and its Subsidiaries as required under Section 8.05;
(g)promptly following Lenders’ request at any time, evidence of Borrower’s compliance with Section 10.01;
(h)within five (5) days of delivery, copies of all statements, reports and notices made available to holders of Borrower’s Equity Interests or holders of Permitted Cure Debt in their capacities as such, provided that any such material may be redacted by Borrower to exclude information relating to the Lenders (including Borrower’s strategy regarding the Loans); and
(i)the information required by the Management Rights Letter.
Documents or information required to be delivered pursuant to clauses (a), (b) and (h) of this Section 8.01 may be delivered electronically and if Borrower is a Publicly Reporting Company, shall be deemed to have been delivered on the date on which such documents are filed for public availability on the SEC’s Electronic Data Gathering and Retrieval System.
8.02    Notices of Material Events. Borrower will furnish to the Lenders written notice of the following promptly after a Responsible Officer of Borrower obtains Knowledge of:
(a)the occurrence of any Default;
(b)notice of the occurrence of any event with respect to its property or assets resulting in a Loss aggregating $300,000 (or the Equivalent Amount in other currencies) or more;
(c)(A) any proposed acquisition of stock, assets or property by any Obligor that would reasonably be expected to result in environmental liability under Environmental Laws which could reasonably be expected to have a Material Adverse Effect, and (B)(1) spillage, leakage, discharge, disposal, leaching, migration or release of any Hazardous Material required to be reported by Borrower or any of its Subsidiaries to any Governmental Authority under applicable Environmental Laws which would have a Material Adverse Effect, and (2) all actions, suits, claims, notices of violation, hearings, investigations or proceedings pending, or to Borrower’s Knowledge, threatened in writing against Borrower or any of its Subsidiaries or with respect to the ownership, use, maintenance and operation of their respective businesses, operations or properties, relating to Environmental Laws or Hazardous Material, in each case which could reasonably be expected to have a Material Adverse Effect;
(d)the assertion in writing of any environmental Claim by any Person against, or with respect to the activities of, Borrower or any of its Subsidiaries and any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations which could reasonably be expected to involve damages in excess of $300,000 other than any environmental proceeding or alleged violation that could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect;
(e)the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against Borrower or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect;
(f)(i) on or prior to any filing by any ERISA Affiliate of any notice of intent to terminate any Title IV Plan, a copy of such notice and (ii) promptly, and in any event within ten days, after any Responsible Officer of any ERISA Affiliate knows that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a notice (which may be made by telephone if promptly confirmed in writing) describing such waiver request and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice filed with the PBGC or the IRS pertaining thereto;
(g)(i) the termination of any Material Agreement other than upon its scheduled termination date; (ii) the receipt by Borrower or any of its Subsidiaries of any material notice under any Material Agreement; (iii) the entering into of any new Material Agreement by an Obligor; or (iv) any material amendment to a Material Agreement;
(h)the reports and notices as required by the Security Documents;
(i)any notices of enforcement action or potential enforcement action, violations of law or potential violations of law, permit withdrawals or any other material notices received from the U.S. Food and Drug Administration or any other Governmental Authority relating to the Product;
(j)within 30 days of the date thereof, or, if earlier, on the date of delivery of any financial statements pursuant to Section 8.01, notice of any material change in accounting policies or financial reporting practices by the Obligors (which notice shall be deemed given with respect to any such changes described in the notes to such financial statements);
(k)promptly after the occurrence thereof, notice of any labor controversy resulting in or reasonably expected to result in any strike, work stoppage, boycott, shutdown or other material labor disruption against or involving an Obligor, in each case which could reasonably be expected to have a Material Adverse Effect;
(l)any material licensing agreement or arrangement entered into by Borrower or any Subsidiary in connection with any infringement of the Intellectual Property of another Person;
(m)any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect;
(n)concurrently with the delivery of financial statements under Section 8.01(b), the creation or other acquisition of any Intellectual Property by Borrower or any Subsidiary after the date hereof and during such prior fiscal year which is registered or becomes registered by Borrower or any Subsidiary or the subject of an application for registration filed by Borrower or any Subsidiary with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as applicable, or with any other equivalent foreign Governmental Authority;
(o)any change to any Obligor’s ownership of Deposit Accounts, Securities Accounts and Commodity Accounts, by delivering to Lenders an updated Annex 7 to the Security Agreement setting forth a complete and correct list of all such accounts as of the date of such change; or
(p)such other information respecting the operations, properties, business or condition (financial or otherwise) of the Obligors (including with respect to the Collateral) as the Majority Lenders may from time to time reasonably request.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer of Borrower setting forth the details of the event or development requiring such notice and, if applicable, any action taken or proposed to be taken with respect thereto.
8.03    Existence; Conduct of Business. Such Obligor will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, amalgamation, consolidation, liquidation or dissolution permitted under Section 9.03.
8.04    Payment of Obligations. Such Obligor will, and will cause each of its Subsidiaries to, pay and discharge its obligations, including (i) all material Taxes, fees, assessments and governmental charges or levies imposed upon it or upon its properties or assets prior to the date on which penalties attach thereto, and all material lawful claims for labor, materials and supplies which, if unpaid, could become a Lien upon any properties or assets of Borrower or any Subsidiary, except to the extent such Taxes, fees, assessments or governmental charges or levies, or such claims are being contested in good faith by appropriate proceedings and are adequately reserved against in accordance with GAAP; and (ii) all lawful claims which, if unpaid, would by law become a Lien upon its property not constituting a Permitted Lien, except to the extent such claims are being contested in good faith by appropriate proceeds and are adequately reserved against in accordance with GAAP.
8.05    Insurance. Such Obligor will maintain, and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. Upon the request of Majority Lenders, Borrower shall furnish the Lenders from time to time with full information as to the insurance carried by it and, if so requested, copies of all such insurance policies. Borrower also shall use its commercially reasonable efforts to furnish to the Lenders from time to time upon the request of the Majority Lenders a certificate from Borrower’s insurance broker or other insurance specialist stating that all premiums then due on the policies relating to insurance on the Collateral have been paid, that such policies are in full force and effect and that such insurance coverage. Borrower shall use commercially reasonable efforts to ensure, or cause others to ensure, that all insurance policies required under this Section 8.05 shall provide that they shall not be terminated or cancelled nor shall any such policy be materially changed in a manner adverse to Borrower without at least 30 days’ prior written notice to Borrower and the Lenders. Receipt of notice of termination or cancellation of any such insurance policies or material reduction of coverages or amounts thereunder shall entitle the Lenders, after 30 days have passed since receipt of such notice and Borrower has taken no renewal action, to renew any such policies, cause the coverages and amounts thereof to be maintained at levels required pursuant to the first sentence of this Section 8.05 or otherwise to obtain similar insurance in place of such policies, in each case at the expense of Borrower.

8.06    Books and Records; Inspection Rights. Such Obligor will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made sufficient for the preparation of financial statements in accordance with GAAP. Such Obligor will, and will cause each of its Subsidiaries to, permit any representatives designated by the Lenders, upon reasonable prior notice and during normal business hours, to visit and inspect its properties, to examine and make extracts from its books and records (excluding records subject to attorney-client privilege or subject to binding confidentiality agreements with third parties), and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and during normal business hours (but not more often than once a year unless an Event of Default has occurred and is continuing).
8.07    Compliance with Laws and Other Obligations. Such Obligor will, and will cause each of its Subsidiaries to, (i) comply in all material respects with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including Environmental Laws) and (ii) comply in all material respects with all terms of Indebtedness and all other Material Agreements, except in each case where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
8.08    Maintenance of Properties, Etc.
(a)Such Obligor shall, and shall cause each of its Subsidiaries to, maintain and preserve all of its properties material to its business in good working order and condition, ordinary wear and tear and damage from casualty or condemnation excepted.
(b)Without limiting the generality of Section 8.08(a), Borrower shall comply with each of the following covenants with respect to the Borrower Lease:
(i)Borrower shall diligently perform and timely observe all of the material terms, covenants and conditions of the Borrower Lease on the part of Borrower to be performed and observed prior to the expiration of any applicable grace period therein provided (unless being contested in good faith) and do everything necessary to preserve and to keep unimpaired and in full force and effect the Borrower Lease during its term.
(ii)Borrower shall promptly notify Lenders of the giving of any written notice by Borrower Landlord to Borrower of any default by Borrower under the Borrower Lease, and promptly deliver to Lenders a true copy of each such notice. If Borrower shall be in default under the Borrower Lease, Lenders shall have the right (but not the obligation) to cause the default or defaults under the Borrower Lease to be remedied and otherwise exercise any and all rights of Borrower under the Borrower Lease, as may be necessary to prevent or cure any such default and, subject to and to the extent permitted by the Borrower Lease, Lenders shall have the right to enter all or any portion of the Property, at such times and in such manner as Lenders reasonably deem necessary, to prevent or to cure any such default. Without limiting the foregoing, upon any such default, Borrower shall promptly execute, acknowledge and deliver to Lenders such instruments as may reasonably be requested by Lenders to permit Lenders to cure any default under the Borrower Lease or permit Lenders to take such other action required to enable Lenders to cure or remedy the matter in default and preserve the security interest of Lenders under the Loan Documents with respect to the Borrower Facility.

(iii)Borrower shall use commercially reasonable efforts to enforce, in a commercially reasonable manner and as determined in its reasonable judgment, each material covenant or obligation of the Borrower Landlord in the Borrower Lease in accordance with its terms. Subject to the terms and requirements of the Borrower Lease, within ten (10) days after receipt of written request by Lenders, Borrower shall use reasonable efforts to obtain from the Borrower Landlord under the Borrower Lease and furnish to Lenders an estoppel certificate from Borrower Landlord stating the date through which rent has been paid and whether or not, to Borrower Landlord’s knowledge, there are any defaults thereunder and specifying the nature of such claimed defaults, if any, and such other matters as Lenders may reasonably request or in the form required pursuant to the terms of the Borrower Lease. Borrower shall furnish to Lenders all information that Lenders may reasonably request from time to time in the possession of Borrower (or reasonably available to Borrower) concerning the Borrower Lease and Borrower’s compliance with the Borrower Lease.
(iv)Promptly upon a Responsible Officer of Borrower obtaining knowledge that Borrower Landlord has failed to perform the material terms and provisions under the Borrower Lease and promptly upon a Responsible Officer of Borrower obtaining knowledge of a rejection or disaffirmance or purported rejection or disaffirmance of the Borrower Lease pursuant to any state or federal bankruptcy law, Borrower shall notify Lenders thereof. Borrower shall promptly notify Lenders of any request that any party to the Borrower Lease makes for arbitration or other dispute resolution procedure pursuant to the Borrower Lease and of the institution of any such arbitration or dispute resolution. To the extent permitted by the Person or body overseeing such proceeding, Borrower hereby authorizes Lenders to attend any such arbitration or dispute, and upon the occurrence and during the continuance of an Event of Default participate in any such arbitration or dispute resolution but such participation shall not be to the exclusion of Borrower; provided, however, that, in any case, Borrower shall consult with Lenders with respect to the matters related thereto. Borrower shall promptly deliver to Lenders a copy of the determination of each such arbitration or dispute resolution mechanism.
(v)Borrower shall promptly, after any Responsible Officer of Borrower obtains knowledge of such filing, notify Lenders orally of any filing by or against Borrower Landlord under the Borrower Lease of a petition under the Bankruptcy Code or other applicable law. Borrower shall thereafter promptly give written notice of such filing to Lenders, setting forth any information known to Borrower as to the date of such filing, the court in which such petition was filed, and the relief sought in such filing. Borrower shall promptly deliver to Lenders any and all notices, summonses, pleadings, applications and other documents received by Borrower from Borrower Landlord or the applicable court in connection with any such petition and any proceedings relating to such petition.
8.09    Licenses. Such Obligor shall, and shall cause each of its Subsidiaries to, obtain and maintain all licenses, authorizations, consents, filings, exemptions, registrations and other Governmental Approvals necessary in connection with the execution, delivery and performance by such Obligor of the Loan Documents, the consummation of the Transactions or the operation and conduct of its business and ownership of its properties, except where failure to do so could not reasonably be expected to have a Material Adverse Effect.

8.10    Action under Environmental Laws. Such Obligor shall, and shall cause each of its Subsidiaries to, upon becoming aware of the presence of any Hazardous Materials or the existence of any environmental liability under applicable Environmental Laws with respect to their respective businesses, operations or properties, take all actions, at their cost and expense, as shall be necessary or advisable to investigate and clean up the condition of their respective businesses, operations or properties, including all required removal, containment and remedial actions, and restore their respective businesses, operations or properties to a condition in compliance with applicable Environmental Laws except where the failure to so comply could not reasonably be expected to result in a Material Adverse Effect.
8.11    Use of Proceeds. The proceeds of the Loans will be used only as provided in Section 2.05. No part of the proceeds of the Loans will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X.
8.12    Certain Obligations Respecting Subsidiaries; Further Assurances.
(a)Subsidiary Guarantors. Such Obligor will take such action, and will cause each of its Subsidiaries to take such action, from time to time as shall be necessary to ensure that all Subsidiaries that are Domestic Subsidiaries, and such Foreign Subsidiaries as are required under Section 8.12(b), are “Subsidiary Guarantors” hereunder. Without limiting the generality of the foregoing, in the event that Borrower or any of its Subsidiaries shall form or acquire any new Subsidiary that is a Domestic Subsidiary or a Foreign Subsidiary meeting the requirements of Section 8.12(b), such Obligor and its Subsidiaries will within 30 days of such formation or acquisition (or such longer period as may be agreed by the Majority Lenders):
(i)cause such new Subsidiary to become a “Subsidiary Guarantor” hereunder, and a “Grantor” under the Security Agreement, pursuant to a Guarantee Assumption Agreement;
(ii)to the extent required under the Security Agreement, take such action or cause such Subsidiary to take such action (including delivering such shares of stock together with undated transfer powers executed in blank) as shall be necessary to create and perfect valid and enforceable first priority (subject to Permitted Priority Liens) Liens on substantially all of the personal property of such new Subsidiary (other than Excluded Assets) as collateral security for the obligations of such new Subsidiary hereunder;
(iii)to the extent that the parent of such Subsidiary is not a party to the Security Agreement or has not otherwise pledged Equity Interests in its Subsidiaries in accordance with the terms of the Security Agreement and this Agreement, cause the parent of such Subsidiary to execute and deliver a pledge agreement in favor of the Lenders in respect of all outstanding issued shares of such Subsidiary; and
(iv)deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents with respect to such Subsidiary as is consistent with those delivered by each Obligor pursuant to Section 6.01 or as the Majority Lenders shall have reasonably requested.

(b)Foreign Subsidiaries. In the event that, at any time, Foreign Subsidiaries have, in the aggregate, (i) total revenues constituting 5% or more of the total revenues of Borrower and its Subsidiaries on a consolidated basis, or (ii) total assets constituting 5% or more of the total assets of Borrower and its Subsidiaries on a consolidated basis, promptly (and, in any event, within 30 days after such time) Obligors shall cause one or more of such Foreign Subsidiaries to become Subsidiary Guarantors in the manner set forth in Section 8.12(a), such that, after such Subsidiaries become Subsidiary Guarantors, the non-guarantor Foreign Subsidiaries in the aggregate shall cease to have revenues or assets, as applicable, that meet the thresholds set forth in clauses (i) and (ii) above; provided that no Foreign Subsidiary shall be required to become a Subsidiary Guarantor if doing so would result in material adverse tax consequences for Borrower and its Subsidiaries, taken as a whole.
(c)Further Assurances. Such Obligor will, and will cause each of its Subsidiaries to, take such action from time to time as shall reasonably be requested by the Majority Lenders to effectuate the purposes and objectives of this Agreement. In addition, Borrower shall deliver to the Lenders such other information respecting the operations, properties, business, condition (financial or otherwise) of the Obligors (including with respect to the Collateral) as the Majority Lenders may from time to time reasonably request.
Without limiting the generality of the foregoing, each Obligor will, and will cause each Person that is required to be a Subsidiary Guarantor to, take such action from time to time (including executing and delivering such assignments, security agreements, control agreements and other instruments) as shall be reasonably requested by the Majority Lenders to create, in favor of the Lenders, or the Control Agent on behalf of the Lenders, perfected security interests and Liens in substantially all of the personal property of such Obligor (other than Excluded Assets) as collateral security for the Obligations; provided that any such security interest or Lien shall be subject to the relevant requirements of, and limitations set forth in, the Security Documents; provided that notwithstanding any provision under this Agreement or other Loan Document to the contrary, Borrower and its Subsidiaries shall not be responsible for legal and filing costs, fees, expenses and other amounts in excess of $15,000 in respect of actions required under this Section 8.12 or Section 8.15(b) for each foreign jurisdiction, or $50,000 in the aggregate for all foreign jurisdictions.
8.13    Termination of Non-Permitted Liens. If any Responsible Officer of Borrower has knowledge of, or Borrower or any of its Subsidiaries are notified by the Lenders of, the existence of any outstanding Lien against any Property of Borrower or any of its Subsidiaries, which Lien is not a Permitted Lien, Borrower shall use its best efforts to promptly terminate or cause the termination of such Lien.
8.14    Intellectual Property. In the event that the Obligors acquire Obligor Intellectual Property during the term of this Agreement, then the provisions of this Agreement shall automatically apply thereto and any such Obligor Intellectual Property (other than Excluded Assets) shall automatically constitute part of the Collateral under the Security Documents, without further action by any party, in each case from and after the date of such acquisition (except that any representations or warranties of any Obligor shall apply to any such Obligor Intellectual Property only from and after the date, if any, subsequent to such acquisition that such representations and warranties are brought down or made anew as provided herein).

SECTION 9
NEGATIVE COVENANTS
Each Obligor covenants and agrees with the Lenders that, until the Commitments have expired or been terminated and all Obligations (other than contingent obligations for which no claim has been made to Borrower) have been paid in full in cash:
9.01    Indebtedness. Such Obligor will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, whether directly or indirectly, except:
(a)the Obligations
(b)Indebtedness existing on the date hereof and set forth in Part II of Schedule 7.13(a) and Permitted Refinancings thereof;
(c)Permitted Priority Debt;
(d)accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the ordinary course of Borrower’s or such Subsidiary’s business in accordance with customary terms and not more than 60 days past due, unless contested in good faith by appropriate proceedings and reserved for in accordance with GAAP;
(e)Indebtedness consisting of guarantees resulting from endorsement of negotiable instruments for collection by any Obligor in the ordinary course of business;
(f)(i) Indebtedness of any Obligor to any other Obligor, (ii) Indebtedness of a Subsidiary that is not an Obligor to any other Subsidiary that is not an Obligor, and (ii) Indebtedness of a Subsidiary that is not an Obligor owing to an Obligor in an aggregate principal amount at any time outstanding not to exceed $500,000 (or the Equivalent Amount in other currencies) at any time (when considered in the aggregate with such Indebtedness permitted under Section 9.01(g)(ii), Investments permitted under Section 9.05(e)(iii) and such Asset Sales permitted under Section 9.09(d)(iii)) provided that, for this clause (ii), any notes or other instruments evidencing such Indebtedness are pledged to the Control Agent for the benefit of the Lenders;
(g)(i) Guarantees by any Obligor of Indebtedness of any other Obligor; (ii) unsecured Guarantees by any Obligor of Indebtedness of a Subsidiary that is not an Obligor; provided that the aggregate outstanding principal amount of such Indebtedness does not exceed $500,000 (or the Equivalent Amount in other currencies) at any time (when considered in the aggregate with such Indebtedness permitted under Section 9.01(f)(ii), Investments permitted under Section 9.05(e)(iii) and such Asset Sales permitted under Section 9.09(d)(iii)); and (iii) Guarantees by any Subsidiary that is not an Obligor of Indebtedness of any other Subsidiary that is not an Obligor;
(h)Indebtedness of Borrower or any of its Subsidiaries incurred to finance the acquisition, construction or improvement of any fixed or capital assets (and related software), including capital lease obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided that (i) if secured, the collateral therefor consists solely of the assets being financed (together with additions, accessions and improvements thereto), the products and proceeds thereof and books and records related thereto, and (ii) the aggregate outstanding principal amount of such Indebtedness does not exceed $500,000 (or the Equivalent Amount in other currencies) at any time;
(i)Permitted Cure Debt;
(j)Indebtedness approved in advance in writing by the Majority Lenders;
(k)Deposits or advances received from customers in the ordinary course of business;
(l)Indebtedness up to an aggregate principal amount of $300,000 with respect to letters of credit issued solely to support any lease of real property entered into in the ordinary course of business;
(m)Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary, and (ii) the aggregate principal amount of Indebtedness permitted by this clause (m) for all such new Subsidiaries shall not exceed $250,000 at any time outstanding;
(n)Indebtedness incurred in connection with corporate credit cards in the ordinary course of business in a principal amount not to exceed $300,000 outstanding in the aggregate;
(o)Hedging Agreements entered into in the ordinary course of Borrower’s financial planning solely to hedge currency, interest rate or commodity price risks (and not for speculative purposes) and in an aggregate notional amount for all such Hedging Agreements not in excess of $250,000 (or the Equivalent Amount in other currencies);
(p)unsecured Indebtedness in an aggregate principal amount at any time outstanding not to exceed $250,000;
(q)Indebtedness incurred in connection with the financing of insurance premiums in the ordinary course of business;
(r)unsecured Indebtedness of Borrower or any Subsidiary in respect of earn-out, purchase price adjustment or similar obligations in connection with a Permitted Acquisition, provided that the aggregate principal amount of all such Indebtedness under this clause (r) when taken together with the aggregate consideration paid or payable for all Permitted Acquisitions shall not exceed the amounts permitted by Section 9.03(e);
(s)Indebtedness arising from the honoring by a bank or other financial institution of a check, draft of similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within 2 Business Days of notice to Borrower or the relevant Subsidiary of its incurrence; and

(t)Indebtedness (other than for borrowed money or Indebtedness of a type described in clauses (a), (b), (c), (e), (g), (h), (i), (j) or (l) of the definition of Indebtedness) that may be deemed to exist pursuant to any guarantees, warranty or contractual service obligations, performance, surety, statutory, appeal, bid, prepayment guarantee, payment (other than payment of Indebtedness) or completion of performance guarantees or similar obligations incurred in the ordinary course of business.
9.02    Liens. Such Obligor will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
(a)Liens securing the Obligations;
(b)any Lien on any property or asset of Borrower or any of its Subsidiaries existing on the date hereof and set forth in Part II of Schedule 7.13(b); provided that (i) no such Lien shall extend to any other property or asset of Borrower or any of its Subsidiaries and (ii) any such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
(c)Liens described in the definition of “Permitted Priority Debt”;
(d)Liens securing Indebtedness permitted under Section 9.01(h); provided that such Liens are restricted solely to the collateral described in Section 9.01(h) and attach to such collateral within 90 days after the acquisition thereof;
(e)Liens imposed by law which were incurred in the ordinary course of business, including (but not limited to) carriers’, warehousemen’s, landlord’s and mechanics’ liens and other similar liens arising in the ordinary course of business and which (x) do not in the aggregate materially detract from the value of the Property subject thereto or materially impair the use thereof in the operations of the business of such Person or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such liens and for which adequate reserves have been made if required in accordance with GAAP;
(f)pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other similar social security legislation;
(g)Liens securing taxes, assessments and other governmental charges, the payment of which is not yet due or thereafter is payable without any interest or penalty or is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made;
(h)servitudes, easements, rights of way, restrictions and other similar encumbrances on real Property imposed by applicable Laws and encumbrances consisting of zoning or building restrictions, easements, licenses, restrictions on the use of property or minor imperfections in title thereto which, in the aggregate, are not material, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any of the Obligors;
(i)with respect to any real Property, (A) such defects or encroachments as might be revealed by an up-to-date survey of such real Property; (B) the reservations, limitations, provisos and conditions expressed in the original grant, deed or patent of such property by the original owner of such real Property pursuant to applicable Laws; and (C) rights of expropriation, access or user or any similar right conferred or reserved by or in applicable Laws, which, in the aggregate for (A), (B) and (C), are not material, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any of the Obligors;
(j)Bankers liens, rights of setoff and similar Liens incurred on deposits made in the ordinary course of business
(k)deposits to secure the performance of bids, trade contracts, leases (not to include Indebtedness, except for Indebtedness permitted under Section 9.01(l)), statutory obligations, surety and appeal bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
(l)judgment Liens in respect of judgments that do not constitute an Event of Default under Section 11.01(l);
(m)leases, licenses, subleases or sublicenses in each case, granted to others in the ordinary course of business (excluding licenses relating to Intellectual Property) that do not have an adverse impact in any material respect on the business of Borrower and its Subsidiaries, taken as a whole, or secure any Indebtedness;
(n)Liens (i) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business or (ii) on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;
(o)Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by Borrower or any of its Subsidiaries in the ordinary course of business permitted by this Agreement;
(p)Liens encumbering reasonable and customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
(q)Liens solely on any cash earnest money deposits made by Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;
(r)Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Subsidiary of Borrower, in each case after the date hereof and the replacement, modification, extension or renewal of any Lien permitted by this clause upon or in the same property previously subject thereto in connection with the replacement, modification, extension or renewal of the Indebtedness secured thereby; provided that (A) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, (B) such Lien does not extend to or cover any other assets or property (other than (1) the proceeds or products thereof, (2) after-acquired property of such Person that is affixed or incorporated into the property covered by such Lien, (3) any other Permitted Lien and (4) after- acquired property of such Person subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (C) any Indebtedness secured thereby is permitted under Section 9.01 and any obligations not constituting Indebtedness secured thereby do not exceed $500,000;
(s)Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(t)Liens to secure payment of workers’ compensation, employment insurance, old- age pensions, social security and other like obligations incurred in the ordinary course of business;
(u)Liens consisting of cash collateral in an aggregate amount not to exceed $600,000 only securing Indebtedness described in Section 9.01(l) and Section 9.01(n); and
(v)licenses of any Product or Intellectual Property that is permitted under Section 9.09;
provided that no Lien otherwise permitted under any of the foregoing Sections 9.02(b) through (u) shall apply to any Material Intellectual Property.
9.03    Fundamental Changes and Acquisitions. Such Obligor will not, and will not permit any of its Subsidiaries to, (i) consummate any transaction of merger, amalgamation or consolidation (ii) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or (iii) make any Acquisition, except:
(a)Investments permitted under Section 9.05(e);
(b)(i) the merger, amalgamation or consolidation of any Subsidiary with or into any Obligor, provided that the surviving entity is an Obligor; or (ii) the merger, amalgamation or consolidation of any Subsidiary that is not a Subsidiary Guarantor with or into any other Subsidiary that is not a Subsidiary Guarantor;
(c)the sale, lease, transfer or other disposition by any Subsidiary of any or all of its property (upon voluntary liquidation or otherwise) either (1) to any Obligor or (2) if such Subsidiary is not a Subsidiary Guarantor, to another Subsidiary of Borrower that is not a Subsidiary Guarantor;

(d)the sale, transfer or other disposition of the capital stock of any Subsidiary either (1) to any Obligor or (2) if such Subsidiary is not owned by a Subsidiary Guarantor, to another Subsidiary of Borrower that is not a Subsidiary Guarantor; and
(e)Permitted Acquisitions for consideration (including any Indebtedness pursuant to Section 9.01(r) and any amounts payable pursuant to Sections 9.06(b) and 9.06(l)) in an amount not exceeding $5,000,000 in the aggregate.
9.04    Lines of Business. Such Obligor will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than the business engaged in on the date hereof by Borrower or any Subsidiary or a business reasonably related thereto or constituting a reasonable extension thereof.
9.05    Investments. Such Obligor will not, and will not permit any of its Subsidiaries to, make, directly or indirectly, or permit to remain outstanding any Investments except:
(a)Investments outstanding on the date hereof and identified in Schedule 9.05;
(b)operating deposit accounts with banks;
(c)extensions of credit in the nature of accounts receivable or notes receivable arising from the sales of goods or services in the ordinary course of business and prepaid royalties arising in the ordinary course of business;
(d)Permitted Cash Equivalent Investments;
(e)(i) Investments by any Obligor in Borrower’s wholly-owned Subsidiary Guarantors (for greater certainty, Borrower shall not be permitted to have any direct or indirect Subsidiaries that are not wholly-owned Subsidiaries), (ii) Investments by Subsidiaries that are not Subsidiary Guarantors in Subsidiaries that are not Subsidiary Guarantors, and (iii) Investments by any Obligor in any Subsidiary that is not a Subsidiary Guarantor (when considered in the aggregate with such Indebtedness permitted under Section 9.01(f)(iii), Guarantees permitted under Section 9.01(g)(ii) and such Asset Sales permitted under Section 9.09(d)(iii)) in an aggregate amount at any time outstanding not to exceed $500,000;
(f)Hedging Agreements permitted under Section 9.01(o);
(g)Investments consisting of security deposits with utilities and other like Persons made in the ordinary course of business;
(h)(i) employee loans, travel advances and guarantees in accordance with Borrower’s usual and customary practices with respect thereto (if permitted by applicable law) which in the aggregate shall not exceed $250,000 outstanding at any time (or the Equivalent Amount in other currencies), and (ii) non-cash loans to employees, officers or directors relating to the purchase of Equity Securities of Borrower pursuant to employee stock purchase plans or agreements approved by Borrower’s board of directors;

(i)Investments received in connection with any Insolvency Proceedings in respect of any customers, suppliers or clients and in settlement of delinquent obligations of, and other disputes with, customers, suppliers or clients;
(j)Investments permitted under Section 9.01 or Section 9.03;
(k)noncash Investments in joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of non-exclusive licensing of technology, the development of technology or the providing of technical support;
(l)Investments in an aggregate amount not to exceed $100,000 in any fiscal year of Borrower;
(m)Investments received in connection with Asset Sales permitted by Section 9.09(g);
(n)Guarantees of commercial obligations of Subsidiaries (not constituting Indebtedness) in the ordinary course of business not prohibited hereby; and
(o)Investments of a Person existing at the time such Person becomes a Subsidiary of Borrower or merges with Borrower or any Subsidiary so long as such Investments were not made in contemplation of such Person becoming a Subsidiary or such merger, in an aggregate amount not to exceed $500,000 at any time.
9.06    Restricted Payments. Such Obligor will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:
(a)Borrower may declare and pay dividends with respect to its capital stock payable solely in additional shares of its capital stock (other than Disqualified Equity Interests);
(b)Borrower may purchase, redeem, retire, or otherwise acquire shares of its capital stock or other Equity Interests with the proceeds received from a substantially concurrent issue of new shares of its capital stock or other Equity Interests (other than Disqualified Equity Interests);
(c)Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests;
(d)Borrower may make Restricted Payments pursuant to and in accordance with restricted stock agreements, stock option plans or other benefit plans for management, directors, consultants or employees of Borrower and its Subsidiaries, except that all such Restricted Payments made in cash shall be limited to an aggregate amount of $100,000 in any fiscal year of Borrower;
(e)Borrower may pay cash in lieu of the issuance of fractional shares;

(f)Borrower may honor any conversion requests in respect of any convertible securities of Borrower permitted under Section 9.01 into Equity Interests (other than Disqualified Equity Interests) of Borrower pursuant to the terms of such convertible securities or otherwise in exchange therefor;
(g)Borrower may issue its Equity Interests (other than Disqualified Equity Interests) upon the exercise of warrants or options to purchase Equity Interests of Borrower;
(h)Borrower or any Subsidiary may receive or accept the return to Borrower or any Subsidiary of Equity Interests of Borrower constituting a portion of the purchase price consideration in settlement of indemnification claims in connection with a Permitted Acquisition pursuant to Section 9.03(e); and
(i)Borrower or any Subsidiary may make payments or distributions to dissenting stockholders pursuant to applicable law in connection with any Permitted Acquisition, provided that such amounts when taken together with the aggregate consideration paid or payable for all Permitted Acquisitions shall not exceed the amounts permitted by Section 9.03(e).
9.07    Payments of Indebtedness. Such Obligor will not, and will not permit any of its Subsidiaries to, make any optional or voluntary prepayments in respect of any Indebtedness for borrowed money, or any payments in respect of Permitted Cure Debt or Indebtedness for borrowed money subordinate to the Obligations, other than (i) payments of the Obligations, (ii) scheduled payments of other Indebtedness not in violation of any application subordination agreement, (iii) repayment of intercompany Indebtedness permitted in reliance upon Section 9.01(f), and (iv) payments of Permitted Priority Debt in compliance with the applicable intercreditor agreement.
9.08    Change in Fiscal Year. Such Obligor will not, and will not permit any of its Subsidiaries to, change the last day of its fiscal year from that in effect on the date hereof, except to change the fiscal year of a Subsidiary acquired in connection with an Acquisition to conform its fiscal year to that of Borrower.
9.09    Sales of Assets, Etc. Such Obligor will not, and will not permit any of its Subsidiaries to, sell, lease, exclusively license (in terms of geography or field of use), transfer, or otherwise dispose of any of its Property (including accounts receivable and capital stock of Subsidiaries) to any Person in one transaction or series of transactions (any thereof, an “Asset Sale”), except:
(a)transfers of cash in the ordinary course of its business for equivalent value or in connection with transactions permitted hereunder;
(b)sales of inventory in the ordinary course of its business on ordinary business terms;
(c)development and other collaborative arrangements where such arrangements provide for the licenses or disclosure of Patents, Trademarks, Copyrights or other Intellectual Property rights in the ordinary course of business and consistent with general market practices where such license requires periodic payments based on per unit sales of a product over a period of time and provided that such licenses must be true licenses as opposed to licenses that are sales transactions in substance;
(d)(i) transfers of Property by any Obligor to any other Obligor; (ii) transfers of Property by any Subsidiary to any Obligor on arm’s length terms or for reasonably equivalent value; (iii) transfers of Property by any Obligor to another Subsidiary that is not a Subsidiary Guarantor (when considered in the aggregate with such Indebtedness permitted under Section 9.01(f)(iii), Guarantees permitted under Section 9.01(g)(ii) and such Investments permitted in reliance on Section 9.05(e)(iii)) in an amount not exceeding $500,000 in the aggregate at any time, measured at fair market value; and (iv) transfers of Property by any Subsidiary that is not an Obligor to any other Subsidiary that is not an Obligor;
(e)dispositions of any Property that is obsolete, surplus or worn out or no longer used or useful in the Business;
(f)any transaction or disposition permitted under Section 9.02, Section 9.03, Section 9.05 or Section 9.06;
(g)any other Disposition the Net Cash Proceeds of which are applied as required under Section 3.03(b)(i);
(h)licenses entered into in the ordinary course of business of Obligor Intellectual Property or other property owned by an Obligor which may only be exclusive with respective to geographical location outside the United States, provided that such licenses must be true licenses as opposed to licenses that are sales transactions in substance;
(i)non-exclusive licenses of Obligor Intellectual Property entered into in the ordinary course of business;
(j)other Asset Sales not exceeding $100,000 in the aggregate over the term of this Agreement;
(k)Asset Sales resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or assets of Borrower or any Subsidiary, provided that the proceeds thereof are promptly (and in any event not to exceed 90 days) applied to replace such assets; and
(l)the abandonment or other disposition of Obligor Intellectual Property that is no longer useful or material to the conduct of the business of Borrower and its Subsidiaries with a fair market value not to exceed or for aggregate proceeds not exceeding $500,000 in the aggregate over the term of this Agreement.
9.10    Transactions with Affiliates. Such Obligor will not, and will not permit any of its Subsidiaries to, sell, lease, license or otherwise transfer any assets to, or purchase, lease, license or otherwise acquire any assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:
(a)transactions between or among Obligors or between or among non-Obligors;

(b)any transaction permitted under Section 9.01, 9.03, 9.05, 9.06, 9.07 or 9.09;
(c)customary compensation and indemnification of, and other employment arrangements with, directors, officers and employees of Borrower or any Subsidiary in the ordinary course of business,
(d)Borrower may issue Equity Interests or Permitted Cure Debt to Affiliates in exchange for cash, provided that the terms thereof are no less favorable (including the amount of cash received by Borrower) to Borrower than those that would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of Borrower;
(e)the transactions set forth on Schedule 9.10, provided that (i) the obligations of NeuroCo, Inc. in respect of services to be provided by Borrower to NeuroCo, Inc. after the date hereof in connection with that certain Assignment and License Agreement, dated as of December 31, 2014, as amended, restated, supplemented or otherwise modified from time to time, shall not exceed $250,000 in the aggregate, (ii) such services shall be billed at rate that would be obtained in a comparable arm’s length transaction, and (iii) the aggregate amount of debt and other obligations owed by NeuroCo, Inc. to the Borrower shall not exceed $1,933,746;
(f)Borrower may perform its obligations under (i) the Amended and Restated Stockholders Agreement, dated as of August 7, 2014, entered into by an among the institutional investors listed on Schedule I thereto and the individuals listed on Schedule II thereto and (ii) the Registration Rights Agreement, made, entered into and effective April 7, 2011, by and among Warburg Pincus X, L.P., Warburg Pincus X Partners, L.P., Vertical Fund I, L.P, Vertical Fund II, L.P., the investors set forth on Schedule A thereto, and Borrower, as supplemented by the Joinder Agreement, dated March 31, 2015 and effective June 19, 2014; and
(g)transactions between or among Borrower and its wholly-owned Subsidiaries; provided that such transaction shall be upon fair and reasonable terms no less favorable to Borrower or such Subsidiary than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of Borrower or such Subsidiary and which are disclosed in writing to the Lenders.
9.11    Restrictive Agreements. Such Obligor will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or be a party to, any Restrictive Agreement; provided that the foregoing shall not apply to (i) restrictions and conditions imposed by law or by the Loan Documents, (ii) any agreement to which Borrower or any of its Subsidiaries is party on the date hereof and listed on Schedule 7.15, (iii) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or assets pending such sale, provided that such restrictions and conditions apply only to the Subsidiary or asset that is to be sold and such sale is permitted hereunder, (iv) restrictions or conditions imposed by any agreement relating to, and in compliance with the definitions of, Permitted Priority Debt or Permitted Cure Debt, provided that they do not restrict the Obligations, the grant of security interest in the Collateral, or the exercise of remedies by the Lenders against Borrower or the Collateral following an Event of Default, as contemplated by the Loan Documents (but subject to any applicable Intercreditor Agreement); (v) customary net worth provisions or similar financial maintenance provisions contained in any agreement entered into by a Subsidiary; provided that any Guarantee in respect thereof is permitted hereunder; and (vi) restrictions binding a Person and existing at the time such Person becomes a Subsidiary of Borrower or merges with Borrower or any Subsidiary so long as such restrictions were (A) not entered into in contemplation of such Person becoming a Subsidiary or such merger and (B) Borrower discloses such restrictions in writing to the Lenders.
9.12    Amendments to Material Agreements. Such Obligor will not, and will not permit any of its Subsidiaries to, enter into any amendment to or modification of any Material Agreement or terminate any Material Agreement (unless replaced with another agreement that, viewed as a whole, is on better terms for Borrower or such Subsidiary) without in each case the prior written consent of the Lender (which consent shall not be unreasonably withheld or delayed).
9.13    Preservation of Borrower Lease; Operating Leases.
(a)Notwithstanding any provision of this Agreement to the contrary, Borrower shall not:
(i)Surrender, terminate, forfeit, or suffer or permit the surrender, termination or forfeiture of, or change, modify or amend, the Borrower Lease, nor transfer, sell, assign, convey, dispose of, mortgage, pledge, hypothecate, assign or encumber any of its interest in, the Borrower Lease;
(ii)Consent to, cause, agree to, or permit to occur any subordination, or consent to the subordination of, the Borrower Lease to any mortgage, deed of trust or other lien encumbering (or that may in the future encumber) the interest of Borrower Landlord in the Borrower Facility;
(iii)Waive, excuse, condone or in any way release or discharge Borrower Landlord of or from its material obligations, covenants and/or conditions under the Borrower Lease; or
(iv)Elect to treat the Borrower Lease as terminated or rejected under subsection 365 of the Bankruptcy Code or other applicable Law. Any such election made without Majority Lenders’ prior written consent shall be void. If, pursuant to subsection 365 of the Bankruptcy Code or other applicable law, Borrower seeks to offset, against the rent reserved in the Borrower Lease, the amount of any damages caused by the nonperformance by Borrower Landlord of any of its obligations thereunder after the rejection by Borrower Landlord of the Borrower Lease under the Bankruptcy Code or other applicable Law, then Borrower shall not effect any offset of any amounts objected to by Lenders.
(b)Borrower will not, and will not permit any of its Subsidiaries to, make any expenditures in respect of operating leases, except for:
(i)real estate operating leases;
(ii)operating leases between Borrower and any of its wholly-owned Subsidiaries or between any of Borrower’s wholly-owned Subsidiaries; and

(iii)operating leases that would not cause Borrower and its Subsidiaries, on a consolidated basis, to make payments exceeding $250,000 (or the Equivalent Amount in other currencies) in any fiscal year.
9.14    Sales and Leasebacks. Except as disclosed on Schedule 9.14, such Obligor will not, and will not permit any of its Subsidiaries to, become liable, directly or indirectly, with respect to any lease, whether an operating lease or a Capital Lease Obligation, of any property (whether real, personal, or mixed), whether now owned or hereafter acquired, (i) which Borrower or such Subsidiary has sold or transferred or is to sell or transfer to any other Person and (ii) which Borrower or such Subsidiary intends to use for substantially the same purposes as property which has been or is to be sold or transferred.
9.15    Hazardous Material. Such Obligor will not, and will not permit any of its Subsidiaries to, use, generate, manufacture, install, treat, release, store or dispose of any Hazardous Material, except in compliance with all applicable Environmental Laws or where the failure to comply could not reasonably be expected to result in a Material Adverse Change.
9.16    Accounting Changes. Such Obligor will not, and will not permit any of its Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required or permitted by GAAP.
9.17    Compliance with ERISA. No ERISA Affiliate shall cause or suffer to exist (a) any event that could result in the imposition of a Lien with respect to any Title IV Plan or Multiemployer Plan or (b) any other ERISA Event that would, in the aggregate, have a Material Adverse Effect.
SECTION 10
FINANCIAL COVENANTS
10.01    Minimum Liquidity. Borrower shall maintain at all times Liquidity in an amount which shall exceed the greater of (i) $3,000,000 and (ii) to the extent Borrower has incurred Permitted Priority Debt, the minimum cash balance, if any, required of Borrower by Borrower’s Permitted Priority Debt creditors under the agreement governing such Permitted Priority Debt.
10.02    Minimum Revenue. Borrower and its Subsidiaries shall have annual Revenue from sales of the Product (for each respective calendar year, the “Minimum Required Revenue”):
(a)during the twelve month period beginning on January 1, 2015, of at least $0;
(b)during the twelve month period beginning on January 1, 2016, of at least $1,000,000;
(c)during the twelve month period beginning on January 1, 2017, of at least $5,000,000;
(d)during the twelve month period beginning on January 1, 2018, of at least $15,000,000;

(e)during the twelve month period beginning on January 1, 2019, of at least $30,000,000; and
(f)during the twelve month period beginning on January 1, 2020, of at least $40,000,000.
10.03    Cure Right.
(a)Notwithstanding anything to the contrary contained in Section 11, in the event that Borrower fails to comply with the covenants contained in Section 10.02(b) through (f) (such covenants for such applicable periods being the “Specified Financial Covenants”), Borrower shall have the right within 90 (ninety) days after the end of the respective calendar year:
(i)to issue additional shares of Equity Interests in exchange for cash (the “Equity Cure Right”), or
(ii)to borrow Permitted Cure Debt (the “Subordinated Debt Cure Right” and, collectively with the Equity Cure Right, the “Cure Right”), in an amount equal to (x) two (2) multiplied by (y) the Minimum Required Revenue less Borrower’s annual Revenue (the “Cure Amount”). The cash therefrom immediately shall be contributed as equity or subordinated debt (only as permitted pursuant to Section 9.01), as applicable, to Borrower, and upon the receipt by Borrower of the Cure Amount pursuant to the exercise of such Cure Right, such Cure Amount shall be deemed to constitute Revenue of Borrower for purposes of the Specified Financial Covenants and the Specified Financial Covenants shall be recalculated for all purposes under the Loan Documents. If, after giving effect to the foregoing recalculation, Borrower shall then be in compliance with the requirements of the Specified Financial Covenants, Borrower shall be deemed to have satisfied the requirements of the Specified Financial Covenants as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach of the Specified Financial Covenants that had occurred, the related Default and Event of Default, shall be deemed cured without any further action of Borrower or Lenders for all purposes under the Loan Documents. Upon the Lenders’ receipt of a notice from Borrower that it intends to exercise the Cure Right with respect to Section 10.02(b) through (f) (the “Notice of Intent to Cure”), then, so long as no other Event of Default then exists, until the 90th day subsequent to the calendar year to which such Notice of Intent to Cure relates, neither the Control Agent nor any Lender shall exercise the right to accelerate the Loans or terminate the Commitments and neither the Control Agent nor any Lender shall exercise any right to foreclose on or take possession of the Collateral solely on the basis of an Event of Default having occurred and being continuing under Section 10.02(b) through (f) in respect of such calendar year; provided that if Borrower fails to raise the Cure Amount prior to the 90th day subsequent to the calendar year to which such Notice of Intent to Cure relates, the applicable breach of the Specified Financial Covenants, the related Default and Event of Default, shall be deemed to have occurred as of the day following the last day of such calendar year and the Post-Default Rate shall be deemed to have been implemented as of such date.

(b)Notwithstanding anything herein to the contrary the Cure Amount received by Borrower from investors investing in or lending to Borrower pursuant to Section 10.03(a) shall be used to immediately prepay the Loans, without any Prepayment Premium, credited in the order set forth in Sections 3.03(b)(i)(A)-(E).
SECTION 11
EVENTS OF DEFAULT
11.01    Events of Default. Each of the following events shall constitute an “Event of Default”:
(a)Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)any Obligor shall fail to pay any Obligation (other than an amount referred to in Section 11.01(a)) when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days;
(c)any representation or warranty made or deemed made by or on behalf of Borrower or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall: (i) prove to have been incorrect when made or deemed made to the extent that such representation or warranty contains any materiality or Material Adverse Effect qualifier; or (ii) prove to have been incorrect in any material respect when made or deemed made to the extent that such representation or warranty does not otherwise contain any materiality or Material Adverse Effect qualifier;
(d)any Obligor shall fail to observe or perform any covenant, condition or agreement contained in Section 8.01 (and such failure continues unremedied for five (5) days), Section 8.02 (and such failure continues unremedied for five (5) days), 8.03(a) (with respect to Borrower’s existence), 8.11, 8.12(a) or (b), 8.14, 9 or 10;
(e)any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 11.01(a), (b) or (d)) or any other Loan Document, and such failure shall continue unremedied for a period of 20 or more days after a Responsible Officer of Borrower has actual knowledge or reasonably should have known of such failure;
(f)Borrower or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to any applicable grace or cure period as originally provided by the terms of such Indebtedness;
(g)any material breach of, or “event of default” or similar event by any Obligor under, any Material Agreement shall occur, which would give the counterparty to such Material Agreement the right to terminate such Material Agreement pursuant to the terms thereof (after giving effect to any applicable grace or cure period and provided that such material breach, “event of default” or similar event is not being contested in good faith with reasonable basis by such Obligor), to the extent that (1) (i) the Obligor has received written notice of (A) termination of such Material Agreement or (B) such material breach, “event of default”, or similar event and written notice of the counterparty’s intent to terminate such Material Agreement on the basis thereof, and (ii) the counterparty to such Material Agreement has not waived such material breach, “event of default” or similar event or (2) litigation has commenced between such Obligor and the counterparty regarding any material breach of, or “event of default” or similar event by any Obligor under such Material Agreement;
(h)(i) any material breach of, or “event of default” or similar event under, the documentation governing any Material Indebtedness shall occur, or (ii) any event or condition occurs (A) that results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this Section 11.01(h) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Material Indebtedness or the conversion of convertible Indebtedness into Equity Interests (other than Disqualified Equity Interests) of the Borrower;
(i)any Obligor:
(i)becomes insolvent, or generally does not or becomes unable to pay its debts or meet its liabilities as the same become due, or admits in writing its inability to pay its debts generally, or declares any general moratorium on its indebtedness, or proposes a compromise or arrangement or deed of company arrangement between it and any class of its creditors;
(ii)commits an act of bankruptcy or makes an assignment of its property for the general benefit of its creditors or makes a proposal (or files a notice of its intention to do so);
(iii)institutes any proceeding seeking to adjudicate it an insolvent, or seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), or composition of it or its debts or any other relief, under any federal, provincial or foreign Law now or hereafter in effect relating to bankruptcy, winding-up, insolvency, reorganization, receivership, plans of arrangement or relief or protection of debtors or at common law or in equity, or files an answer admitting the material allegations of a petition filed against it in any such proceeding;
(iv)applies for the appointment of, or the taking of possession by, a receiver, interim receiver, receiver/manager, sequestrator, conservator, custodian, administrator, trustee, liquidator, voluntary administrator, receiver and manager or other similar official for it or any substantial part of its property; or

(v)takes any action, corporate or otherwise, to approve, effect, consent to or authorize any of the actions described in this Section 11.01(i) or (j), or otherwise acts in furtherance thereof or fails to act in a timely and appropriate manner in defense thereof;
(j)any involuntary petition is filed, application made or other proceeding instituted against or in respect of Borrower or any Subsidiary (and not removed, dismissed or stayed for a period of forty-five (45) days):
(i)seeking to adjudicate it an insolvent;
(ii)seeking a receiving order against it;
(iii)seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), deed of company arrangement or composition of it or its debts or any other relief under any federal, provincial or foreign law now or hereafter in effect relating to bankruptcy, winding-up, insolvency, reorganization, receivership, plans of arrangement or relief or protection of debtors or at common law or in equity; or
(iv)seeking the entry of an order for relief or the appointment of, or the taking of possession by, a receiver, interim receiver, receiver/manager, sequestrator, conservator, custodian, administrator, trustee, liquidator, voluntary administrator, receiver and manager or other similar official for it or any substantial part of its property; provided that if an order, decree or judgment is granted or entered (whether or not entered or subject to appeal) against Borrower or such Obligor thereunder in the interim, such grace period will cease to apply; provided further that if Borrower or such Obligor files an answer admitting the material allegations of a petition filed against it in any such proceeding, such grace period will cease to apply;
(k)any other event occurs which, under the laws of any applicable jurisdiction, has an effect equivalent to any of the events referred to in either of Section 11.01(i) or (j);
(l)one or more judgments for the payment of money in an aggregate amount in excess of $250,000 (or the Equivalent Amount in other currencies) (to the extent not covered by independent third party insurance as to which the insurer has been notified of the potential claim and does not dispute coverage) shall be rendered against any Obligor or any combination thereof and the same shall remain undismissed, unsatisfied, undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Obligor to enforce any such judgment;
(m)(i) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of Borrower and its Subsidiaries in an aggregate amount exceeding (i) $250,000 in any year or (ii) $750,000 for all periods until repayment of all Obligations;
(n)a Change of Control shall have occurred;
(o)a Material Adverse Change shall have occurred;

(p)(i) any Lien created by any of the Security Documents over Collateral that, individually or in the aggregate, exceeds $10,000 in fair market value, shall at any time not constitute a valid and perfected Lien on such Collateral in favor of the Lenders, free and clear of all other Liens (other than Permitted Liens) to the extent required by the Security Documents, (ii) except for expiration in accordance with its terms, any of the Security Documents or any Guarantee of any of the Obligations (including that contained in Section 13) shall for whatever reason cease to be in full force and effect, or (iii) any of the Security Documents or any Guarantee of any of the Obligations (including that contained in Section 13), or the enforceability thereof, shall be repudiated or contested by any Obligor; and
(q)any injunction, whether temporary or permanent, shall be rendered against any Obligor by any Governmental Authority that prevents the Obligors from selling or manufacturing the Product or its commercially available successors, or any of their other material and commercially available products, in each case in the United States for more than 45 consecutive calendar days.
11.02    Remedies. (a) Upon the occurrence of any Event of Default, then, and in every such event (other than an Event of Default described in Section 11.01(i), (j) or (k)), and at any time thereafter during the continuance of such event, Majority Lenders may, by notice to Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations, shall become due and payable immediately (in the case of the Loans, at the Redemption Price therefor), without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor.
(b)Upon the occurrence of any Event of Default described in Section 11.01(i), (j) or (k), the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations, shall automatically become due and payable immediately (in the case of the Loans, at the Redemption Price therefor), without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor.
(c)Prepayment Premium and Redemption Price. (i) For the avoidance of doubt, the Prepayment Premium (as a component of the Redemption Price) and the fees specified in the Fee Letter shall be due and payable whenever so stated in this Agreement or the Fee Letter, as applicable, or by any applicable operation of law, regardless of the circumstances causing any related acceleration or payment prior to the Stated Maturity Date, including without limitation any Event of Default or other failure to comply with the terms of this Agreement, whether or not notice thereof has been given, or any acceleration by, through, or on account of any bankruptcy filing.
(ii)For the avoidance of doubt, the Prepayment Premium (as a component of the Redemption Price) shall be due and payable at any time the Loans become due and payable prior to the Stated Maturity Date for any reason, whether due to acceleration pursuant to the terms of this Agreement (in which case it shall be due immediately, upon the giving of notice to Borrower in accordance with Section 11.02(a), or automatically, in accordance with Section 11.02(b)), by operation of law or otherwise (including, without limitation, where bankruptcy filings or the exercise of any bankruptcy right or power, whether in any plan of reorganization or otherwise, results or would result in a payment, discharge, modification or other treatment of the Loans or Loan Documents that would otherwise evade, avoid, or otherwise disappoint the expectations of Lenders in receiving the full benefit of their bargained-for Prepayment Premium or Redemption Price as provided herein). The Obligors and Lenders acknowledge and agree that any Prepayment Premium due and payable in accordance with this Agreement shall not constitute unmatured interest, whether under section 502(b)(3) of the Bankruptcy Code or otherwise, but instead is reasonably calculated to ensure that the Lenders receive the benefit of their bargain under the terms of this Agreement.
(iii)Each Obligor acknowledges and agrees that the Lenders shall be entitled to recover the full amount of the Redemption Price in each and every circumstance such amount is due pursuant to or in connection with this Agreement, including without limitation in the case of any Obligor’s bankruptcy filing, so that the Lenders shall receive the benefit of their bargain hereunder and otherwise receive full recovery as agreed under every possible circumstance, and Borrower hereby waives to the extent permitted by applicable law any defense to payment, whether such defense may be based in public policy, ambiguity, or otherwise. Each Obligor further acknowledges and agrees, and waives to the extent permitted by applicable law any argument to the contrary, that payment of such amount does not constitute a penalty or an otherwise unenforceable or invalid obligation. Any damages that the Lenders may suffer or incur resulting from or arising in connection with any breach by Borrower shall constitute secured obligations owing to the Lenders.
SECTION 12
MISCELLANEOUS
12.01    No Waiver. No failure on the part of the Lenders to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.
12.02    Notices. All notices, requests, instructions, directions and other communications provided for herein (including any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including by telecopy) delivered, if to Borrower, another Obligor or the Lenders, to its address specified on the signature pages hereto or its Guarantee Assumption Agreement, as the case may be, or at such other address as shall be designated by such party in a notice to the other parties. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given upon receipt of a legible copy thereof, in each case given or addressed as aforesaid. All such communications provided for herein by telecopy shall be confirmed in writing promptly after the delivery of such communication (it being understood that non-receipt of written confirmation of such communication shall not invalidate such communication). Notwithstanding anything to the contrary in this Agreement, all notices, documents, certificates and other deliverables to the Lenders by any Obligor may be made solely to the Control Agent and the Control Agent shall promptly deliver such notices, documents, certificates and other deliverables to the other Lenders hereunder.
12.03    Expenses, Indemnification, Etc.
(a)Expenses. Borrower agrees to pay or reimburse (i) the Lenders for all of their reasonable and documented out of pocket costs and expenses (including the reasonable and documented fees and expenses of Cooley LLP, special counsel to the Lenders, and printing, reproduction, document delivery, communication and travel costs) in connection with (x) the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the making of the Loans (exclusive of post-closing costs), (y) post-closing costs and (z) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Loan Documents (whether or not consummated) and (ii) the Lenders for all of their documented out of pocket costs and expenses (including the documented fees and expenses of legal counsel) in connection with any enforcement or collection proceedings resulting from the occurrence of an Event of Default; provided, however, that Borrower shall not be required to pay or reimburse any amounts pursuant to Section 12.03(a)(i)(x) in excess of the Expense Cap; provided further that, so long as the first Borrowing is made, then such fees shall be credited from the fees paid by Borrower pursuant to the Fee Letter.
(b)Indemnification. Borrower hereby indemnifies the Lenders, their Affiliates, and their respective directors, officers, employees, attorneys, agents, advisors and controlling parties (each, an “Indemnified Party”) from and against, and agrees to hold them harmless against, any and all Claims and Losses of any kind (including reasonable and documented fees and disbursements of counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to any investigation, litigation or proceeding or the preparation of any defense with respect thereto arising out of or in connection with or relating to this Agreement or any of the other Loan Documents or the transactions contemplated hereby or thereby or any use made or proposed to be made with the proceeds of the Loans, whether or not such investigation, litigation or proceeding is brought by Borrower, any of its shareholders or creditors, an Indemnified Party or any other Person, or an Indemnified Party is otherwise a party thereto, and whether or not any of the conditions precedent set forth in Section 6 are satisfied or the other transactions contemplated by this Agreement are consummated, except to the extent such Claim or Loss (x) is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct or (y) arises from any dispute among Indemnified Parties not involving any action of an Obligor. No Obligor shall assert any claim against any Indemnified Party, on any theory of liability, for consequential, indirect, special or punitive damages arising out of or otherwise relating to this Agreement or any of the other Loan Documents or any of the transactions contemplated hereby or thereby or the actual or proposed use of the proceeds of the Loans. Borrower, its Subsidiaries and Affiliates and their respective directors, officers, employees, attorneys, agents, advisors and controlling parties are each sometimes referred to in this Agreement as a “Borrower Party.” No Lender shall assert any claim against any Borrower Party, on any theory of liability, for consequential, indirect, special or punitive damages arising out of or otherwise relating to this Agreement or any of the other Loan Documents or any of the transactions contemplated hereby or thereby or the actual or proposed use of the proceeds of the Loans. This Section 12.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
12.04    Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by Borrower and the Lenders or the Majority Lenders, as applicable. Any consent, approval (including without limitation any approval of or authorization for any amendment to any of the Loan Documents), instruction or other expression of the Lenders under any of the Loan Documents may be obtained by an instrument in writing signed in one or more counterparts by Majority Lenders; provided however, that the consent of all of the Lenders shall be required to:
(i)amend, modify, discharge, terminate or waive any of the terms of this Agreement if such amendment, modification, discharge, termination or waiver would increase the amount of the Loans, reduce the fees payable hereunder, reduce interest rates or other amounts payable with respect to the Loans, extend any date fixed for payment of principal, interest or other amounts payable relating to the Loans or extend the repayment dates of the Loans;
(ii)amend the provisions of Section 6;
(iii)amend, modify, discharge, terminate or waive any Security Document if the effect is to release a material part of the Collateral subject thereto otherwise than pursuant to the terms hereof or thereof; or
(iv)amend this Section 12.04.
Notwithstanding anything to the contrary herein, a Defaulting Lender shall not have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.
12.05    Successors and Assigns.
(a)General. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lenders. Any of the Lenders may assign or otherwise transfer any of their rights or obligations hereunder to an assignee in accordance with the provisions of Section 12.05(b), (ii) by way of participation in accordance with the provisions of Section 12.05(e) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 12.05(g). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 12.05(d) and, to the extent expressly contemplated hereby, the Indemnified Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders. Any of the Lenders may at any time assign to one or more Eligible Transferees (or, if an Event of Default has occurred and is continuing, to any Person) all or a portion of their rights and obligations under this Agreement (including all or a portion of the Commitment and the Loans at the time owing to it); provided, however, that no such assignment shall be made to Borrower, an Affiliate of Borrower, or any employees or directors of Borrower at any time. Subject to the recording thereof by the Lenders pursuant to Section 12.05(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of the Lenders under this Agreement, and correspondingly the assigning Lender shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of a Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 5 and Section 12.03. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.05(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.05(e).
(c)Amendments to Loan Documents. Each of the Lenders and the Obligors agrees to enter into such amendments to the Loan Documents, and such additional Security Documents and other instruments and agreements, in each case in form and substance reasonably acceptable to the Lenders and the Obligors, as shall reasonably be necessary to implement and give effect to any assignment made under this Section 12.05.
(d)Register. Each Lender, acting solely for this purpose as an agent of Borrower, shall maintain at one of its offices (which shall be the office of the Control Agent) a register for the recordation of the name and address of any assignee of the Lenders and the Commitment and outstanding principal amount of the Loans owing thereto (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and Borrower shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as the “Lender” hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower, at any reasonable time and from time to time upon reasonable prior notice. This Section 12.05 shall be construed so that the Obligations are at all times maintained in “registered form” within the meaning of Sections 871(h)(2) and 881(c)(2) of the Code and any related regulations (and any other relevant or successor provisions of the Code or such regulations).
(e)Participations. Any of the Lenders may at any time, without the consent of, or notice to, Borrower, sell participations to any Person (other than a natural person or Borrower or any of Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of the

Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower shall continue to deal solely and directly with the Lenders in connection therewith.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that would (i) increase or extend the term of such Lender’s Commitment, (ii) extend the date fixed for the payment of principal of or interest on the Loans or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, or (iv) reduce the rate at which interest is payable thereon to a level below the rate at which the Participant is entitled to receive such interest. Subject to Section 12.05(e), Borrower agrees that each Participant shall be entitled to the benefits of Section 5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.05(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 4.04(a) as though it were the Lender
(f)Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 5.01 or 5.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower’s prior written consent.
(g)Certain Pledges. The Lenders may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and any other Loan Document to secure obligations of the Lenders, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release the Lenders from any of their obligations hereunder or substitute any such pledgee or assignee for the Lenders as a party hereto.
12.06    Survival. The obligations of Borrower under Sections 5.01, 5.02, 5.03, 12.03, 12.05, 12.09, 12.10, 12.11, 12.12, 12.13, 12.14, 12.15 and Section 13 (solely to the extent guaranteeing any of the obligations under the foregoing Sections) shall survive the repayment of the Loans and the termination of the Commitments and, in the case of a Lender’s assignment of any interest in its Commitment or its Loans hereunder, shall survive, in the case of any event or circumstance that occurred prior to the effective date of such assignment, the making of such assignment, notwithstanding that the Lenders may cease to be “Lenders” hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of the Loans, herein or pursuant hereto shall survive the making of such representation and warranty.
12.07    Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

12.08    Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.
12.09    Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.
12.10    Jurisdiction, Service of Process and Venue.
(a)Submission to Jurisdiction. Each Obligor agrees that any suit, action or proceeding with respect to this Agreement or any other Loan Document to which it is a party or any judgment entered by any court in respect thereof may be brought initially in the federal or state courts in Houston, Texas or in the courts of its own corporate domicile and irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment. This Section 12.10(a) is for the benefit of the Lenders only and, as a result, no Lender shall be prevented from taking proceedings in any other courts with jurisdiction. To the extent allowed by applicable Laws, the Lenders may take concurrent proceedings in any number of jurisdictions.
(b)Alternative Process. Nothing herein shall in any way be deemed to limit the ability of the Lenders to serve any such process or summonses in any other manner permitted by applicable law.
(c)Waiver of Venue, Etc. Each Obligor irrevocably waives to the fullest extent permitted by law any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document and hereby further irrevocably waives to the fullest extent permitted by law any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. A final judgment (in respect of which time for all appeals has elapsed) in any such suit, action or proceeding shall be conclusive and may be enforced in any court to the jurisdiction of which such Obligor is or may be subject, by suit upon judgment.
12.11    Waiver of Jury Trial. EACH OBLIGOR AND EACH LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
12.12    Waiver of Immunity. To the extent that any Obligor may be or become entitled to claim for itself or its Property or revenues any immunity on the ground of sovereignty or the like from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment or execution of a judgment, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), such Obligor hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity with respect to its obligations under this Agreement and the other Loan Documents.
12.13    Entire Agreement. This Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. EACH OBLIGOR ACKNOWLEDGES, REPRESENTS AND WARRANTS THAT IN DECIDING TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS OR IN TAKING OR NOT TAKING ANY ACTION HEREUNDER OR THEREUNDER, IT HAS NOT RELIED, AND WILL NOT RELY, ON ANY STATEMENT, REPRESENTATION, WARRANTY, COVENANT, AGREEMENT OR UNDERSTANDING, WHETHER WRITTEN OR ORAL, OF OR WITH THE LENDERS OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.
12.14    Severability. If any provision hereof is found by a court to be invalid or unenforceable, to the fullest extent permitted by applicable law the parties agree that such invalidity or unenforceability shall not impair the validity or enforceability of any other provision hereof.
12.15    No Fiduciary Relationship. Borrower acknowledges that the Lenders have no fiduciary relationship with, or fiduciary duty to, Borrower arising out of or in connection with this Agreement or the other Loan Documents, and the relationship between the Lenders and Borrower is solely that of creditor and debtor. This Agreement and the other Loan Documents do not create a joint venture among the parties.
12.16    Confidentiality. The Lenders agree to maintain the confidentiality of the Confidential Information (as defined in the Non-Disclosure Agreement (defined below)) in accordance with the terms of that certain confidentiality agreement dated July 7, 2015 between Borrower and CRG (the “Non-Disclosure Agreement”). Any new Lender that becomes party to this Agreement hereby agrees to be bound by the terms of the Non-Disclosure Agreement. The parties to this Agreement shall prepare a mutually agreeable press release announcing the completion of this transaction on the first Borrowing Date. The Lenders shall not issue any press release regarding this Agreement without the prior review and approval of Borrower.
12.17    USA PATRIOT Act. The Lenders hereby notify Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), they are required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender to identify Borrower in accordance with the Act.
12.18    Maximum Rate of Interest. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (in each case, the “Maximum Rate”). If the Lenders shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans, and not to the payment of interest, or, if the excessive interest exceeds such unpaid principal, the amount exceeding the unpaid balance shall be refunded to the applicable Obligor. In determining whether the interest contracted for, charged, or received by the Lenders exceeds the Maximum Rate, the Lenders may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Indebtedness and other obligations of any Obligor hereunder, or (d) allocate interest between portions of such Indebtedness and other obligations under the Loan Documents to the end that no such portion shall bear interest at a rate greater than that permitted by applicable Law.
12.19    Certain Waivers.
(a)Real Property Security Waivers.
(i)Each Obligor acknowledges that all or any portion of the Obligations may now or hereafter be secured by a Lien or Liens upon real property evidenced by certain documents including, without limitation, deeds of trust and assignments of rents. Lenders may, pursuant to the terms of said real property security documents and applicable law, foreclose under all or any portion of one or more of said Liens by means of judicial or nonjudicial sale or sales. Each Obligor agrees that Lenders may exercise whatever rights and remedies they may have with respect to said real property security, all without affecting the liability of any Obligor under the Loan Documents, except to the extent Lenders realize payment by such action or proceeding. No election to proceed in one form of action or against any party, or on any obligation shall constitute a waiver of Lenders' rights to proceed in any other form of action or against any Obligor or any other Person, or diminish the liability of any Obligor, or affect the right of Lenders to proceed against any Obligor for any deficiency, except to the extent Lenders realize payment by such action, notwithstanding the effect of such action upon any Obligor’s rights of subrogation, reimbursement or indemnity, if any, against Obligor or any other Person.
(ii)To the extent permitted under applicable law, each Obligor hereby waives any rights and defenses that are or may become available to such Obligor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code.
(iii)To the extent permitted under applicable law, each Obligor hereby waives all rights and defenses that such Obligor may have because the Obligations are or may be secured by real property. This means, among other things:
(A)Lenders may collect from any Obligor without first foreclosing on any real or personal property collateral pledged by any other Obligor;
(B)If Lenders foreclose on any real property collateral pledged by any Obligor:
(1)The amount of the Loans may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and

(2)Lenders may collect from each Obligor even if Lenders, by foreclosing on the real property collateral, have destroyed any right that such Obligor may have to collect from any other Obligor.
(3)To the extent permitted under applicable law, this is an unconditional and irrevocable waiver of any rights and defenses each Obligor may have because the Obligations are or may be secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure.
(iv)To the extent permitted under applicable law, each Obligor waives all rights and defenses arising out of an election of remedies by Lenders, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Obligor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise.
(b)Waiver of Marshaling. WITHOUT LIMITING THE FOREGOING IN ANY WAY, EACH OBLIGOR HEREBY IRREVOCABLY WAIVES AND RELEASES, TO THE EXTENT PERMITTED BY LAW, ANY AND ALL RIGHTS IT MAY HAVE AT ANY TIME (WHETHER ARISING DIRECTLY OR INDIRECTLY, BY OPERATION OF LAW, CONTRACT OR OTHERWISE) TO REQUIRE THE MARSHALING OF ANY ASSETS OF ANY OBLIGOR, WHICH RIGHT OF MARSHALING MIGHT OTHERWISE ARISE FROM ANY PAYMENTS MADE OR OBLIGATIONS PERFORMED.
SECTION 13
GUARANTEE
13.01    The Guarantee. The Subsidiary Guarantors hereby jointly and severally guarantee to the Lenders and their successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans and all fees and other amounts from time to time owing to the Lenders by Borrower under this Agreement or under any other Loan Document and by any other Obligor under any of the Loan Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Subsidiary Guarantors hereby further jointly and severally agree that if Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.
13.02    Obligations Unconditional. The obligations of the Subsidiary Guarantors under Section 13.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of Borrower under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 13.02 that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder, which shall remain absolute and unconditional as described above:
(a)at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;
(b)any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;
(c)the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or
(d)any lien or security interest granted to, or in favor of, the Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.
The Subsidiary Guarantors hereby expressly waive to the extent permitted by applicable law diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Lenders exhaust any right, power or remedy or proceed against Borrower under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.
13.03    Reinstatement. The obligations of the Subsidiary Guarantors under this Section 13 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Subsidiary Guarantors jointly and severally agree that they will indemnify the Lenders on demand for all reasonable and documented out of pocket costs and expenses (including reasonable and documented fees of counsel) incurred by the Lenders in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.
13.04    Subrogation. The Subsidiary Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Guaranteed Obligations (other than contingent obligations for which no claim has been made) and the expiration and termination of the Commitment of the Lenders under this Agreement they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 13.01, whether by subrogation or otherwise, against Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.
13.05    Remedies. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Lenders, the obligations of Borrower under this Agreement and under the other Loan Documents may be declared to be forthwith due and payable as provided in Section 11 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 11) for purposes of Section 13.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 13.01.
13.06    Instrument for the Payment of Money. Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Section 13 constitutes an instrument for the payment of money, and consents and agrees that the Lenders, at their sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to proceed by motion for summary judgment in lieu of complaint pursuant to N.Y. Civ. Prac. L&R § 3213.
13.07    Continuing Guarantee. The guarantee in this Section 13 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.
13.08    Rights of Contribution. The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor’s Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section 13.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Section 13 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.
For purposes of this Section 13.08, (i) “Excess Funding Guarantor” means, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) “Excess Payment” means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) “Pro Rata Share” means, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of Borrower and the Subsidiary Guarantors hereunder and under the other Loan Documents) of all of the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the first Borrowing Date, as of such Borrowing Date, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.
13.09    General Limitation on Guarantee Obligations. In any action or proceeding involving any provincial, territorial or state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section 13.01 would otherwise, taking into account the provisions of Section 13.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 13.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, the Lenders or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

BORROWER:

SILK ROAD MEDICAL, INC.

By	/s/ Erica J. Rogers
Name: Erica J. Rogers
Title: President and Chief Executive Officer

Address for Notices:
735 N. Pastoria Ave.,
Sunnyvale, CA 94085
Attn:	Chief Executive Officer
Tel.:	408-585-2101
Fax:	408-720-9013
Email:	ERogers@silkroadmed.com

[Signature Page to Term Loan Agreement]

LENDERS:

CRG PARTNERS III L.P.
	By CRG PARTNERS III GP L.P., its General Partner
	By CRG PARTNERS III GP LLC, its General Partner

	By	/s/ Nathan Hukill
		Name: Nathan Hukill
		Title: Authorized Signatory

Address for Notices:

1000 Main Street, Suite 2500
Houston, TX 77002
Attn:	General Counsel
Tel.:	713.209.7350
Fax:	713.209.7351
Email:	adorenbaum@crglp.com

CRG PARTNERS III – PARALLEL FUND “A” L.P.
	By CRG PARTNERS III – PARALLEL FUND “A” GP L.P., its General Partner
	By CRG PARTNERS III GP LLC, its General Partner

	By	/s/ Nathan Hukill
		Name: Nathan Hukill
		Title: Authorized Signatory

Address for Notices:

1000 Main Street, Suite 2500
Houston, TX 77002
Attn:	General Counsel
Tel.:	713.209.7350
Fax:	713.209.7351
Email:	adorenbaum@crglp.com

[Signature Page to Term Loan Agreement]

CRG PARTNERS III – PARALLEL FUND “B” (CAYMAN) L.P.
By CRG PARTNERS III (CAYMAN) GP L.P., its General Partner
By CRG PARTNERS III GP LLC, its General Partner

	By	/s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

	WITNESS:	/s/ Nicole Nesson
	Name:	Nicole Nesson

Address for Notices:

1000 Main Street, Suite 2500
Houston, TX 77002
Attn:	General Counsel
Tel.:	713.209.7350
Fax:	713.209.7351
Email:	adorenbaum@crglp.com

CRG PARTNERS III (CAYMAN) L.P.
By CRG PARTNERS III (CAYMAN) GP L.P.,
its General Partner
By CRG PARTNERS III GP LLC,
its General Partner

	By	/s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

	WITNESS:	/s/ Nicole Nesson
	Name:	Nicole Nesson

Address for Notices:

1000 Main Street, Suite 2500
Houston, TX 77002
Attn:	General Counsel
Tel.:	713.209.7350
Fax:	713.209.7351
Email:	adorenbaum@crglp.com

[Signature Page to Term Loan Agreement]

Schedule 1
to Term Loan Agreement
COMMITMENTS

Lender	Commitment	Proportionate Share
CRG Partners III – Parallel Fund “A” L.P.	$873,000.00	2.91%
CRG Partners III L.P.	$3,963,000.00	13.21%
CRG Partners III (Cayman) L.P.	$8,799,000.00	29.33%
CRG Partners III Parallel Fund “B” (Cayman) L.P.	$16,365,000.00	54.55%
TOTAL	$30,000,000.00	100%

Schedule 7.05(b)(i)
to Term Loan Agreement
CERTAIN INTELLECTUAL PROPERTY
Patents

Country	Title	Serial No. (Publ No.)	Date Filed (Publ Date)	Patent No. / Issue date
CN	METHOD AND APPARATUS FOR TREATING A CAROTID ARTERY	200480040717.3 (CN 1905841)	11/22/2004 (1/31/07)	ZL 200480040717.3 10/21/2009
EP	METHOD AND APPARATUS FOR TREATING A CAROTID ARTERY	EP 04811840 (EP1696806)	11/22/04 (9/6/06)	Pat. No. 1696806 8/29/2012
FR	METHOD AND APPARATUS FOR TREATING A CAROTID ARTERY			169806 8/29/2012
DE	METHOD AND APPARATUS FOR TREATING A CAROTID ARTERY			169806 8/29/2012
ES	METHOD AND APPARATUS FOR TREATING A CAROTID ARTERY			169806 8/29/2012
GB	METHOD AND APPARATUS FOR TREATING A CAROTID ARTERY			169806 8/29/2012
US	METHOD AND APPARATUS FOR TREATING A CAROTID ARTERY	10/996,301 (US 2005-0154344)	11/22/2004 (7/14/2005)	Pat. No.: 7,998,104 Issued: 08/06/2011
PCT	METHOD AND APPARATUS FOR TREATING A CAROTID ARTERY	PCT/US04/39187 (WO 2005/051206)	11/22/2004 (06/09/05)	n/a

S-i

Country	Title	Serial No. (Publ No.)	Date Filed (Publ Date)	Patent No. / Issue date
US	METHOD AND APPARATUS FOR TREATING A CAROTID ARTERY	12/176,282 (US 2009-0018455)	7/18/2008 (8/23/2011)	Pat. No.: 8,002,728 Issued: 8/23/2011
US	METHOD AND APPARATUS FOR TREATING A CAROTID ARTERY	12/753,027 (US 2010-0191169)	4/1/2010 (7/29/2010)	Pat. No.: 8,343,089 Issued: 1/1/2013
US	METHOD AND APPARATUS FOR TREATING A CAROTID ARTERY	12/753,039 (US 2010-0191170)	4/1/2010 (7/29/2010)	Pat. No 8,414,516 Issued: 4-9-13
US	METHOD AND APPARATUS FOR TREATING A CAROTID ARTERY	12/966,974 (US 2011-0082408)	12/13/2010 (4/07/2011)	Pat. No 8,870,805 Issued: 10-28-14
US	METHOD AND APPARATUS FOR TREATING A CAROTID ARTERY	14/508,354 (US 2015-0025616)	10-7-14 (1-22-15)
US	METHOD AND APPARATUS FOR TREATING A CAROTID ARTERY	14/622,310 (US 2015-0150562)	2-13-15 (6-4-15)
US-PROV	METHODS AND APPARATUS FOR CAROTID ANGIOPLASTY AND STENTING USING TRANSCERVICAL OCCLUSION AND PROTECTIVE SHUNTING	60/524,069	11/21/2003	n/a
US-PROV	METHODS AND APPARATUS FOR CAROTID ANGIOPLASTY AND STENTING USING	60/569,843	5/10/2004	n/a

S-ii

Country	Title	Serial No. (Publ No.)	Date Filed (Publ Date)	Patent No. / Issue date
TRANSCERVICAL OCCLUSION AND PROTECTIVE SHUNTING
US-PROV	METHODS AND APPARATUS FOR CAROTID ANGIOPLASTY AND STENTING USING TRANSCERVICAL OCCLUSION AND PROTECTIVE SHUNTING	60/587,067	7/12/2004	n/a
US	ENDOLUMINAL DELIVERY OF ANESTHESIA	11/282,222 (US 2006-0106338)	11/18/2005 (5/18/2006)	Pat. No.: 7,879,011 Issued: 02/01/2011
US	ENDOLUMINAL DELIVERY OF ANESTHESIA	13/017,905 (US 2011-0125131)	1/31/2011 (05/26/2011)	Pat. No. 8,308,709, Issued 11/13/2012
US	ENDOLUMINAL DELIVERY OF ANESTHESIA	13/674,792	11/12/2012
US-PROV	ADJUNCT METHODS AND APPARATUS FOR CAROTID ANGIOPLASTY AND STENTING	60/629,420	11/18/2004
US	METHODS AND SYSTEMS FOR ESTABLISHING RETROGRADE CAROTID ARTERIAL BLOOD FLOW	12/176,250 (US 2009-0024072)	7/18/2008 (1/22/2009)	Pat. No. 8,157,760 Issued: 4/17/12

S-iii

Country	Title	Serial No. (Publ No.)	Date Filed (Publ Date)	Patent No. / Issue date
US	METHODS AND SYSTEMS FOR ESTABLISHING RETROGRADE CAROTID ARTERIAL BLOOD FLOW	12/835,660 (US 2010-0280431)	7/13/2010 (11/4/2010)	Pat. No. 8,784,355 Issued 7-2-14
US	METHODS AND SYSTEMS FOR ESTABLISHING RETROGRADE CAROTID ARTERIAL BLOOD FLOW	13/050,855 (US 2011-0166496)	3/17/2011 (7/7/2011)	Pat. No. 8,740,834 Issued 6-3-14
US	METHODS AND SYSTEMS FOR ESTABLISHING RETROGRADE CAROTID ARTERIAL BLOOD FLOW	13/050,876 (US 2011-0166497)	3/17/2011 (7/7/2011)	9,011,364 4-21-15
US	METHODS AND SYSTEMS FOR ESTABLISHING RETROGRADE CAROTID ARTERIAL BLOOD FLOW	14/475,346 (US2014-0371653)	9-2-14 (12/18/2014)
PCT	METHODS AND SYSTEMS FOR ESTABLISHING RETROGRADE CAROTID ARTERIAL BLOOD FLOW	PCT/US08/70542 (WO 09/012473)	7/18/2008 (01/22/2009)	n/a
EP	METHODS AND SYSTEMS FOR ESTABLISHING	EP 08782096.5 -2173425	7/18/2008 (11/21/2012)	2173425 11/21/2012

S-iv

Country	Title	Serial No. (Publ No.)	Date Filed (Publ Date)	Patent No. / Issue date
RETROGRADE CAROTID ARTERIAL BLOOD FLOW
FR	METHODS AND SYSTEMS FOR ESTABLISHING RETROGRADE CAROTID ARTERIAL BLOOD FLOW			2173425 11/21/2012
DE	METHODS AND SYSTEMS FOR ESTABLISHING RETROGRADE CAROTID ARTERIAL BLOOD FLOW			2173425 11/21/2012
IT	METHODS AND SYSTEMS FOR ESTABLISHING RETROGRADE CAROTID ARTERIAL BLOOD FLOW			2173425 11/21/2012
GB	METHODS AND SYSTEMS FOR ESTABLISHING RETROGRADE CAROTID ARTERIAL BLOOD FLOW			2173425 11/21/2012
EP	METHODS AND SYSTEMS FOR ESTABLISHING RETROGRADE CAROTID ARTERIAL BLOOD FLOW	EP20120170204 (EP2497520)	07/18/2008 (2012)
JP	METHODS AND SYSTEMS FOR ESTABLISHING	2010-517195 (2010-533568)	7/18/08	Pat No 5290290

S-v

Country	Title	Serial No. (Publ No.)	Date Filed (Publ Date)	Patent No. / Issue date
	RETROGRADE CAROTID ARTERIAL BLOOD FLOW			6-14-13
JP	METHODS AND SYSTEMS FOR ESTABLISHING RETROGRADE CAROTID ARTERIAL BLOOD FLOW	2013-118679	7/18/08	Pat. No 5693661
US-PROV	METHODS AND SYSTEMS FOR ESTABLISHING RETROGRADE CAROTID ARTERIAL BLOOD FLOW	60/950,384	7/18/2007
US-PROV	METHODS AND SYSTEMS FOR ESTABLISHING RETROGRADE CAROTID ARTERIAL BLOOD FLOW	61/026,308	2/5/2008
US-PROV	INTERVENTIONAL CATHETER SYSTEM AND METHODS	61/094,797	09/05/2008
US-Prov	SUTURE-BASED BLOOD VESSEL CLOSURE DEVICE	61/088,680	8/13/2008
US-Prov	SUTURE-BASED BLOOD VESSEL CLOSURE DEVICE	61/097,812	9/17/2008
US-Prov	SUTURE DELIVERY DEVICE	61/138,403	12/17/2008
US-Prov	SUTURE DELIVERY DEVICE	61/162,173	3/20/2009

S-vi

Country	Title	Serial No. (Publ No.)	Date Filed (Publ Date)	Patent No. / Issue date
US-Prov	SUTURE DELIVERY DEVICE	61/165,392	3/31/2009
US	SUTURE DELIVERY DEVICE	12/540,341 (US 2010-0042118)	8/12/2009 (02/18/2010)	9,011,467 4-24-15
PCT	SUTURE DELIVERY DEVICE	PCT/US09/53621 (WO 2010/019719)	8/12/2009 (02/18/2010)
EP	METHODS AND DEVICES FOR CLOSURE OF VASCULAR WOUNDS	09791441.0 (2323566)	8/12/2009 (5/25/2011)
US	SUTURE DELIVERY DEVICE	12/633,730 (US 2010-0185216)	12/8/2009 (07/22/2010)	Pat. No. 8,574,245 Issued 11-5-13
US	SUTURE DELIVERY DEVICE	14/071,485 US 2014-0058414	11-4-13 (2-27-14)
US-Prov	VESSEL CLOSURE CLIP DEVICE	61/156,367	2/27/2009
US-Prov	VESSEL CLOSURE CLIP DEVICE	61/181,588	5/27/09
US	VESSEL CLOSURE CLIP DEVICE	12/713,630 (US 2010-0228269)	2/26/10 (09/09/2010)
US	INTERVENTIONAL CATHETER SYSTEM AND METHODS	12/366,287 (US 2009-0254166)	2/5/2009 (10/08/2009)
PCT	INTERVENTIONAL CATHETER SYSTEM AND METHODS	PCT/US09/33208 (WO 09/100210)	2/5/2009 (08/13/2009)
EP	INTERVENTIONAL	09707469.4	2/5/2009

S-vii

Country	Title	Serial No. (Publ No.)	Date Filed (Publ Date)	Patent No. / Issue date
	CATHETER SYSTEM AND METHODS	(2249750)	(11/17/2010)
US-Prov	SYSTEM AND METHODS FOR CONTROLLING RETROGRADE CAROTID ARTERIAL BLOOD FLOW	61/183,914	6/03/2009
US	SYSTEM AND METHODS FOR CONTROLLING RETROGRADE CAROTID ARTERIAL BLOOD FLOW	12/793,543 (US 2011-0004147)	6/3/2010 (01/06/2011)	Pat. No. 8,545,432 Issued 10-1-13
US	SYSTEM AND METHODS FOR CONTROLLING RETROGRADE CAROTID ARTERIAL BLOOD FLOW	14/042,503 (US2014-0031682)	9-30-13 01-30-14	Pat. No. 9,138,527 Issued 9-22-15
US-Prov	SYSTEMS AND METHODS FOR TRANSCERVICAL AORTIC VALVE TREATMENT	61/308,606	2/26/2010	n/a
US	SYSTEMS AND METHODS FOR TRANSCERVICAL AORTIC VALVE TREATMENT	13/034513 (US 2011-0213459)	2/24/2011 (9/1/2011)	Pat. No. 8,545,552 Issued 10-1-13
US	SYSTEMS AND METHODS FOR TRANSCERVICAL AORTIC VALVE TREATMENT	14/042,520 (US2014-0031925)	9-30-13 (1-30-14)
US	SYSTEMS AND METHODS FOR	12/834,869	07/12/2010	Pat. No. 8,858,490

S-viii

Country	Title	Serial No. (Publ No.)	Date Filed (Publ Date)	Patent No. / Issue date
	TREATING A CAROTID ARTERY	(US 2011-0034986)	(02/10/2011)	Issued 10-14-14
US	SYSTEMS AND METHODS FOR TREATING A CAROTID ARTERY	14/511,830	10-10-14
US-Prov	SYSTEMS AND METHODS FOR TREATING A CAROTID ARTERY	61/373,240	8/12/2010
US	SYSTEMS AND METHODS FOR TREATING A CAROTID ARTERY	13/816,670 2013-0197621	4-11-13 (8-1-13)
US-Prov	Suture Delivery Device	61/681,584	08/09/12
US	Suture Delivery Device	13/961,746 US2014-0046346	8-7-13 2-13-14
US-Prov	Endoluminal Delivery Of Either Fluid Or Energy For Denervation	61/725,871	11/13/2012
US	Endoluminal Delivery Of Either Fluid Or Energy For Denervation	14/078,149 2014-0135661	11-12-13 5-15-14
US	Methods And Systems For Establishing Retrograde Carotid Arterial Blood Flow	14/227,585 2014-0296769	3-27-14 10-2-14
PCT	Methods And Systems For Establishing Retrograde Carotid Arterial Blood Flow	PCTUS2014032060	3-27-14
US	System and Method For Assisted Manual Compression	14/476,651 US20150080942	9/3/14 3/19/15

S-ix

Country	Title	Serial No. (Publ No.)	Date Filed (Publ Date)	Patent No. / Issue date
Of Blood Vessel
US	Vessel Access and Closure Assist System And Method	14/710,400	5/12/15
PCT	Vessel Access and Closure Assist System And Method	PCT/US2015/030375	5/12/15
US-Prov	Systems and Methods For Transcatheter Aortic Valve Treatment	62/155,384	4-30-15
US-Prov	Systems and Methods For Transcatheter Aortic Valve Treatment	62/210,919	8-27-15
US-Prov	Suture Delivery Device	62/120,022	2-24-15
US-Prov	Methods and Systems For Establishing Retrograde Carotid Arterial Blood Flow	62/145,809	4-10-15
Trademarks

COUNTRY	TRADEMARK	STATUS	APP NO	APP DATE	REG NO	REG DATE
US	ENROUTE	Registered	86292751	27-May- 14	4666997	6-Jan-15
US	KOBI	Registered	85499238	19-Dec- 11	4471379	21-Jan- 14
US	MICHI	Registered	85213282	7-Jan-11	4276297	15-Jan- 13
US		Registered	85567851	13-Mar- 12	4251626	27-Nov- 12
US	SILKROAD	Registered	85005119	2-Apr-10	4407336	24-Sep- 13
US		Registered	85952497	6-Jun-13	4610772	23-Sep- 14
Japan	ENROUTE	Registered	201471535	26-Aug- 14	5712774	24-Oct- 14

S-x

CTM	ENROUTE	Registered	13200563	26-Aug- 14		20-Jan- 15
CTM	SILK ROAD	Registered	9420589	4-Oct-10	9420589	11-Mar- 11
	Silk Road Medical, Inc.	Trade Name

Copyrights
None.

S-xi

Schedule 7.05(b)(ii)
to Term Loan Agreement
INTELLECTUAL PROPERTY EXCEPTIONS
Intellectual Property transferred to NeuroCo., Inc., a Delaware corporation:
NEURO-SPECIFIC PATENTS

Patent Family	Issued Patents	Pending U.S. Applications	Pending non-U.S. Applications
Neuro procedure,		12/686,202	PCT-US10-020792
devices		62/076,944
Stroke Procedure,		12/645,179	EU applications
devices		12/966,948	EP09803966.2
		13/566,451	EP12821423.6
13/921,165
		62/083,128	JP Applications 2011-543654
		14/576,953	2014-521462
PCT-US2014-072566
PCT/US2014/071676
Aspiration Device		14/221,917	PCT-US2014-031491
		14/569,365	PCT/US2015/042180
Flexible Catheters, TC	9,126,018	62/075,101	PCT-US2015-047717
catheters		14/537,316
GENERAL APPLICATION PATENTS

Patent Family	Issued Patents	Pending US Applications	Pending OUS Applications
Chang I	7,988,104 8,002,728 8,343,089 8,414,516 8,870,805 EP 1696806 CN 100534392C	14/508,354	EU Divisional EP10009848
Criado/TC-CAS	8,157,760	13/050,876	EU Divisional 12170204.7
Device	8,784,355	14/475,346
	8,740,834	14/227,585	JP Divisional 2013-118679
	EP 2173425
	JP 5290290
TC Access - general		14/537,316 (T1)
Spin-off of shares of NeuroCo, Inc. to stockholders of Silk Road Medical, Inc. on December 31, 2014.

Schedule 7.05(c)
to Term Loan Agreement
MATERIAL INTELLECTUAL PROPERTY
All Intellectual Property is material. Please see Schedule 7.05(b)(i).

Schedule 7.06
to Term Loan Agreement
CERTAIN LITIGATION
None.

Schedule 7.08
to Term Loan Agreement
TAXES
Hawaii Use Tax of $1,708 for the sale of products to a customer located in Hawaii; Borrower is in process of registering with Hawaii’s tax department to pay the sales tax.

Schedule 7.12
to Term Loan Agreement
INFORMATION REGARDING SUBSIDIARIES
None.

Schedule 7.13(a)
to Term Loan Agreement
EXISTING INDEBTEDNESS OF BORROWER AND ITS SUBSIDIARIES
None.

Schedule 7.13(b)
to Term Loan Agreement
LIENS GRANTED BY THE OBLIGORS
SVB restricted account holding $100,000 in cash collateral to secure obligations in respect of corporate credit cards provided by Silicon Valley Bank.
Lien over copier equipment in favor of U.S. Bank Equipment Finance, as evidenced by the UCC- 1 financing statement numbered 2013 1953372 and dated as of May 22, 2013.

Schedule 7.14
to Term Loan Agreement
MATERIAL AGREEMENTS OF OBLIGORS

Other Party to Contract	Title/Date of Contract
Cordis Corporation	License Agreement December 17, 2010
Cordis Corporation	Supply Agreement December 17, 2010, as amended by the Amendment dated October 21, 2011, the Second Amendment dated as of July 12, 2012 and the Third Amendment dated as of April 19, 2013.
HealthLink EU Services, B.V.	Agreement to Act as General Fiscal Representative for VAT Purposes March 1, 2014
HealthLink Europe, B.V.	European Logistics and Customer Service Agreement May 1, 2014
Med-Venture Investments, LLC	Exclusive License Agreement December 7, 2009
North Pastoria Partners, LP	Lease Agreement (for 735 N. Pastoria Ave.) June 16, 2008, as amended by Amendment No. 1 on July 19, 2010, Amendment No. 2 on November 15, 2011 and Amendment No. 3 on October 24, 2014
North Pastoria Partners, LP	Lease Agreement (for 733 N. Pastoria Ave.) November 15, 2011 as amended by Amendment No. 1 on October 24, 2014

Schedule 7.15
to Term Loan Agreement
RESTRICTIVE AGREEMENTS
Fifth Amended and Restated Certificate of Incorporation of Silk Road Medical, Inc., dated as of August 5th, 2014, as amended by that certain Amendment dated as of October 13, 2015.
License Agreement, dated as of December 17, 2010, between Silk Road Medical, Inc. and Cordis Corporation.
Exclusive License Agreement, dated as of December 7, 2009 between Silk Road Medical, Inc. and Med-Venture Investments, LLC.
Lease Agreement (for 735 N. Pastoria Ave.), dated as of June 16, 2008, between Silk Road Medical, Inc. and North Pastoria Partners, as amended by Amendment No. 1 on July 19, 2010, as amended by Amendment No. 2 on November 15, 2011, as amended by Amendment No. 3 on October 24, 2014.
Lease Agreement (for 733 N. Pastoria Ave.), dated as of November 15, 2011, between Silk Road Medical, Inc. and North Pastoria Partners, as amended by Amendment No. 1 on October 24, 2014.

Schedule 7.16
to Term Loan Agreement
REAL PROPERTY OWNED OR LEASED BY BORROWER OR ANY SUBSIDARY

North Pastoria Partners
Lease Agreement (for 735 N. Pastoria Ave.)
June 16, 2008, as amended by Amendment No. 1 on July 19, 2010, as amended by
Amendment No. 2 on November 15, 2011, as amended by Amendment No. 3 on October 24, 2014

North Pastoria Partners	Lease Agreement (for 733 N. Pastoria Ave.) November 15, 2011 as amended by Amendment No. 1 on October 24, 2014.

Schedule 7.17
to Term Loan Agreement
PENSION MATTERS
None.

Schedule 9.05
to Term Loan Agreement
EXISTING INVESTMENTS
Promissory Note, dated as of December 31, 2014 issued by NeuroCo, Inc. to Silk Road Medical, Inc. As of September 30, 2015, $1,683,736 principal amount, plus accrued interest, is outstanding under the Promissory Note.

Schedule 9.10
to Term Loan Agreement
TRANSACTIONS WITH AFFILIATES
Promissory Note, dated as of December 31, 2014 issued by NeuroCo, Inc. to Silk Road Medical, Inc. (the “NeuroCo Note”).
Assignment and License Agreement, dated of December 31, 2014 between Silk Road Medical, Inc. and NeuroCo, Inc., as amended by Amendment No. 1 dated as of October 7, 2015.
Various patent prosecution services rendered and to be rendered by Silk Road Medical, Inc. on behalf of NeuroCo, Inc. Silk Road Medical, Inc. will increase the amounts payable under the NeuroCo Note as compensation for the rendering of such services.
Various severance payments to employees of NeuroCo, Inc. affected by the reduction in force on September 11, 2015. Silk Road Medical, Inc. will increase the amounts payable under the NeuroCo Note as compensation for the rendering of such services.
Registration Rights Agreement, dated April 7, 2011, by and among Silk Road Medical, Inc. and the investors party thereto.
Amended and Restated Stockholders Agreement, dated as of August 7, 2014, by and among Silk Road Medical, Inc., and the investors and individuals from time to time party thereto.

Schedule 9.14
to Term Loan Agreement
PERMITTED SALES AND LEASEBACKS
None.

Exhibit A
to Term Loan Agreement
FORM OF GUARANTEE ASSUMPTION AGREEMENT
GUARANTEE ASSUMPTION AGREEMENT dated as of [DATE] by [NAME OF ADDITIONAL SUBSIDIARY GUARANTOR], a     [corporation][limited liability company] (the “Additional Subsidiary Guarantor”), in favor of CRG Partners III L.P., CRG Partners III – Parallel Fund “A” L.P., CRG Partners III – Parallel Fund “B” (Cayman) L.P., CRG Partners III (Cayman) L.P., as Lenders (the “Lenders”) under that certain Term Loan Agreement, dated as of [INSERT DATE] (as amended, restated, supplemented or otherwise modified, renewed, refinanced or replaced, the “Loan Agreement”), among Silk Road Medical, Inc., a Delaware corporation (“Borrower”), the lenders from time to time party thereto and the Subsidiary Guarantors from time to time party thereto
Pursuant to Section 8.12(a) of the Loan Agreement, the Additional Subsidiary Guarantor hereby agrees to become a “Subsidiary Guarantor” for all purposes of the Loan Agreement, and a “Grantor” for all purposes of the Security Agreement. Without limiting the foregoing, the Additional Subsidiary Guarantor hereby, (i) jointly and severally with the other Subsidiary Guarantors, guarantees to the Lenders and its successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Guaranteed Obligations (as defined in Section 13.01 of the Loan Agreement) in the same manner and to the same extent as is provided in Section 13 of the Loan Agreement and (ii) grants a security interest in the Collateral (other than Excluded Assets) owned by such Additional Subsidiary Guarantor pursuant to, and upon the terms and conditions set forth in, the Security Agreement. In addition, as of the date hereof, the Additional Subsidiary Guarantor hereby makes the representations and warranties set forth in Sections 7.01, 7.02, 7.03, 7.05(a), 7.06, 7.07, 7.08, 7.10(a) and 7.18 of the Loan Agreement, and in Section 2 of the Security Agreement, with respect to itself and its obligations under this Agreement and the other Loan Documents, as if each reference in such Sections to the Loan Documents included reference to this Agreement, such representations and warranties to be made as of the date hereof.
The Additional Subsidiary Guarantor hereby instructs its counsel to deliver the opinions referred to in Section 8.12(a) of the Loan Agreement to the Lenders.
IN WITNESS WHEREOF, the Additional Subsidiary Guarantor has caused this Guarantee Assumption Agreement to be duly executed and delivered as of the day and year first above written.

[ADDITIONAL SUBSIDIARY GUARANTOR]

By
Name:
Title:

Exhibit A-1

Exhibit B
to Term Loan Agreement
FORM OF NOTICE OF BORROWING
Date : [                    ]

To:	Capital Royalty Partners II L.P. and the other Lenders 1000 Main Street, Suite 2500
Houston, TX 77002
Attn:    General Counsel
Re: Borrowing under Term Loan Agreement
Ladies and Gentlemen:
The undersigned, Silk Road Medical, Inc., a Delaware corporation (“Borrower”), refers to the Term Loan Agreement, dated as of October , 2015 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Borrower, CRG Partners III L.P., CRG Partners III – Parallel Fund “A” L.P., CRG Partners III – Parallel Fund “B” (Cayman) L.P., CRG Partners III (Cayman) L.P., and other parties from time to time party thereto as lenders (“Lenders”), and the subsidiary guarantors from time to time party thereto. The terms defined in the Loan Agreement are herein used as therein defined.
Borrower hereby gives you notice irrevocably, pursuant to Section 2.02 of the Loan Agreement, of the borrowing of the Loan specified herein:
1.The proposed Borrowing Date is [                    ].
2.The amount of the proposed Borrowing is $[                    ].
3.The payment instructions with respect to the funds to be made available to Borrower are as follows:

Bank name:	[ ]
Bank Address:	[ ]
Routing Number:	[ ]
Account Number:	[ ]
Swift Code:	[ ]

Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed borrowing of the Loan, before and after giving effect thereto and to the application of the proceeds therefrom:
a)the representations and warranties made by Borrower in Section 7 of the Loan Agreement are (A) in the case of representations qualified by “materiality,” “Material Adverse Effect” or similar language, true and correct in all respects and (B) in the case of all other

Exhibit B-1

representations and warranties, true and correct in all material respects on and as of the Borrowing Date, and immediately after giving effect to the application of the proceeds of the Borrowing, with the same force and effect as if made on and as of such date (except that the representation regarding representations and warranties that refer to a specific earlier date are true and correct on the basis set forth above as of such earlier date);
b)on and as of the Borrowing Date, there shall have occurred no Material Adverse Change since December 31, 2014; and
c)no Default exists or would result from such proposed Borrowing or the application of the proceeds thereof.

Exhibit B-2

IN WITNESS WHEREOF, Borrower has caused this Notice of Borrowing to be duly executed and delivered as of the day and year first above written.

BORROWER:

SILK ROAD MEDICAL, INC.

By
Name:
Title:

Exhibit B-3

Exhibit C-1
to Term Loan Agreement
FORM OF TERM LOAN NOTE

U.S. $[ ]	[DATE]
FOR VALUE RECEIVED, the undersigned, Silk Road Medical, Inc., a Delaware corporation (“Borrower”), hereby promises to pay to [CRG Partners III L.P. / CRG Partners III – Parallel Fund “A” L.P. / CRG Partners III – Parallel Fund “B” (Cayman) L.P. / CRG Partners III (Cayman) L.P.] or its assigns (the “Lender”) at the Lender’s principal office in [                    ], in immediately available funds, the aggregate principal sum set forth above, or, if less, the aggregate unpaid principal amount of all Loans made by the Lender pursuant to Section 2.01 of the Term Loan Agreement, dated as of [INSERT DATE] (as amended, restated, supplemented or otherwise modified, renewed, refinanced or replaced, the “Loan Agreement”), among Borrower, the Lender, the other lenders from time to time party thereto and the Subsidiary Guarantors from time to time party thereto, on the date or dates specified in the Loan Agreement, together with interest on the principal amount of such Loans from time to time outstanding thereunder at the rates, and payable in the manner and on the dates, specified in the Loan Agreement.
This Note is a Note issued pursuant to the terms of Section 2.04 of the Loan Agreement, and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Loan Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Loan Agreement.
THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION; PROVIDED THAT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY.
FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; PLEASE CONTACT [NAME OF CFO OR TAX DIRECTOR OF ISSUER], [TITLE], [ADDRESS], TELEPHONE: [TEL #] TO OBTAIN INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT AND THE YIELD TO MATURITY.
Borrower hereby waives, to the extent permitted by applicable law, demand, presentment, protest or notice of any kind hereunder, other than notices provided for in the Loan Documents. The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in such particular or any subsequent instance.
THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE LOAN AGREEMENT.

Exhibit C-1

SILK ROAD MEDICAL, INC.

By
Name:
Title:

Exhibit C-2

Exhibit C-2
to Term Loan Agreement
FORM OF PIK LOAN NOTE

U.S. $[ ]	[DATE]
FOR VALUE RECEIVED, the undersigned, Silk Road Medical, Inc. (“Borrower”), hereby promises to pay to [CRG Partners III L.P. / CRG Partners III – Parallel Fund “A” L.P. / CRG Partners III – Parallel Fund “B” (Cayman) L.P. / CRG Partners III (Cayman) L.P.] or its assigns (the “Lender”) at the Lender’s principal office in [                    ], in immediately available funds, the aggregate principal sum set forth above, or, if greater or less, the aggregate unpaid principal amount of all PIK Loans made by the Lender pursuant to Section 3.02(d) of the Term Loan Agreement, dated as of October 13, 2015 (as amended, restated, supplemented or otherwise modified, renewed, refinanced or replaced, the “Loan Agreement”), among Borrower, the Lender, the other lenders from time to time party thereto and the Subsidiary Guarantors party from time to time thereto, on the date or dates specified in the Loan Agreement, together with interest on the principal amount of such PIK Loans from time to time outstanding thereunder at the rates, and payable in the manner and on the dates, specified in the Loan Agreement.
This Note is a Note issued pursuant to the terms of Section 3.02(d) of the Loan Agreement, and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Loan Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Loan Agreement.
The Lender may supplement this Note by attaching to this Note a schedule (the “Note Schedule”) to evidence additional PIK Loans made by the Lender to Borrower following the date first above written. The Lender may endorse thereon the date such additional PIK Loan is made and the principal amount of such additional PIK Loan when made. Such Note Schedule shall form part of this Note and all references to this Note shall mean this Note, as supplemented by such Note Schedule.
THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION; PROVIDED THAT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY.
FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; PLEASE CONTACT [NAME OF CFO OR TAX DIRECTOR OF ISSUER], [TITLE], [ADDRESS], TELEPHONE: [TEL #] TO OBTAIN INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT AND THE YIELD TO MATURITY.

Exhibit C-2-1

Borrower hereby waives, to the extent permitted by applicable law, demand, presentment, protest or notice of any kind hereunder, other than notices provided for in the Loan Documents. The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in such particular or any subsequent instance.
THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE LOAN AGREEMENT.

SILK ROAD MEDICAL, INC.

By
Name:
Title:

Exhibit C-2-2

PIK NOTE SCHEDULE
This Note Schedule supplements that certain Note issued by Borrower to [CRG Partners III L.P. / CRG Partners III – Parallel Fund “A” L.P. / CRG Partners III – Parallel Fund “B” (Cayman) L.P. / CRG Partners III (Cayman) L.P.]1 or its assigns on [DATE].

Date of additional PIK Loan	Amount of additional PIK Loan made	Notation made by2

___________________________
1 Delete as appropriate for each Note.
2 Insert name of party making notation (e.g. Borrower or Lender).

Exhibit C-2-3

Exhibit D-1
to Term Loan Agreement
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the Term Loan Agreement, dated as of [INSERT DATE] (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Silk Road Medical, Inc., a Delaware corporation (“Borrower”), CRG Partners III L.P., CRG Partners III – Parallel Fund “A” L.P., CRG Partners III – Parallel Fund “B” (Cayman) L.P., CRG Partners III (Cayman) L.P., and other parties from time to time party thereto as lenders (“Lenders”), and the subsidiary guarantors from time to time party thereto. [     ] (the “Foreign Lender”) is providing this certificate pursuant to Section 5.03(e)(ii)(B) of the Loan Agreement. The Foreign Lender hereby represents and warrants that:
1.The Foreign Lender is the sole record owner of the Loans as well as any obligations evidenced by any Note(s) in respect of which it is providing this certificate;
2.The Foreign Lender or its direct or indirect partners/members are the sole beneficial owners of the Loans as well as any obligations evidenced by any Note(s) in respect of which it is providing this certificate;
3.Neither the Foreign Lender nor its direct or indirect partners/members is a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”). In this regard, the Foreign Lender further represents and warrants that:
(a)neither the Foreign Lender nor its direct or indirect partners/members is subject to regulatory or other legal requirements as a bank in any jurisdiction; and
(b)neither the Foreign Lender nor its direct or indirect partners/members has been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;
3.Neither the Foreign Lender nor its direct or indirect partners/members is a 10- percent shareholder of Borrower within the meaning of Section 881(c)(3)(B) of the Code; and
4.Neither the Foreign Lender nor its direct or indirect partners/members is a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.
[Signature follows]

Exhibit D-1

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed and delivered as of the date indicated below.

[NAME OF NON-U.S. LENDER]

By
Name:
Title:

Date:

Exhibit D-1

Exhibit D-2
to Term Loan Agreement
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the Term Loan Agreement dated as of [INSERT DATE ] (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Silk Road Medical, Inc., a Delaware corporation (“Borrower”), CRG Partners III L.P., CRG Partners III – Parallel Fund “A” L.P., CRG Partners III – Parallel Fund “B” (Cayman) L.P., CRG Partners III (Cayman) L.P., and other parties from time to time party thereto as lenders (“Lenders”), and the subsidiary guarantors from time to time party thereto. [    ] (the “Foreign Lender”) is providing this certificate pursuant to Section 5.03(e)(ii)(B) of the Loan Agreement. The Foreign Lender hereby represents and warrants that:
1.    The Foreign Lender is the sole record and beneficial owner of the Loans as well as any obligations evidenced by any Note(s) in respect of which it is providing this certificate;
2.    The Foreign Lender is not a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”). In this regard, the Foreign Lender further represents and warrants that:
(a)the Foreign Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and
(b)the Foreign Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;
3.    The Foreign Lender is not a 10-percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code; and
4.    The Foreign Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

[Signature follows]

Exhibit D-2

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed and delivered as of the date indicated below.

[NAME OF NON-U.S. LENDER]

By
Name:
Title:

Date:

Exhibit D-2

Exhibit E
to Term Loan Agreement
FORM OF COMPLIANCE CERTIFICATE
[DATE]
This certificate is delivered pursuant to Section 8.01(d) of the Term Loan Agreement, dated as of October 13, 2015 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Silk Road Medical, Inc., a Delaware corporation (“Borrower”), CRG Partners III L.P., CRG Partners III – Parallel Fund “A” L.P., CRG Partners III – Parallel Fund “B” (Cayman) L.P., CRG Partners III (Cayman) L.P., and other parties from time to time party thereto as lenders (“Lenders”), and the subsidiary guarantors from time to time party thereto. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Loan Agreement.
The undersigned, a duly authorized Responsible Officer of Borrower having the name and title set forth below under his signature, hereby certifies, on behalf of Borrower for the benefit of the Secured Parties and pursuant to Section 8.01(d) of the Loan Agreement that such Responsible Officer of Borrower is familiar with the Loan Agreement and that, in accordance with each of the following sections of the Loan Agreement, each of the following is true on the date hereof, both before and after giving effect to any Loan to be made on or before the date hereof:
In accordance with Section 8.01[(a)/(b)] of the Loan Agreement, attached hereto as Annex A are the financial statements for the [fiscal quarter/fiscal year] ended [     ] required to be delivered pursuant to Section 8.01[(a)/(b)] of the Loan Agreement. Such financial statements fairly present in all material respects the consolidated financial position, results of operations and cash flow of Borrower and its Subsidiaries as at the dates indicated therein and for the periods indicated therein in accordance with GAAP [(subject to the absence of footnote disclosure and normal year-end audit adjustments)]3 [without qualification as to the scope of the audit. The examination by such auditors in connection with such financial statements has been made in accordance with the standards of the United States’ Auditing Standards Board (or any successor entity).]4
Attached hereto as Annex B are the calculations used to determine compliance with each financial covenant contained in Section 10 of the Loan Agreement.
No Default or Event of Default is continuing as of the date hereof[, except as provided for on Annex C attached hereto, with respect to each of which Borrower proposes to take the actions set forth on Annex C].
IN WITNESS WHEREOF, the undersigned has executed this certificate on the date first written above.

___________________________
3 Insert language in brackets only for quarterly certifications.
4 Insert language in brackets only for annual certifications.

Exhibit E-1

SILK ROAD MEDICAL, INC.

By
Name:
Title:

Exhibit E-2

Annex A to Compliance Certificate
FINANCIAL STATEMENTS
[see attached]

Exhibit E-3

Annex B to Compliance Certificate
CALCULATIONS OF FINANCIAL COVENANT COMPLIANCE

I.	Section 10.01: Minimum Liquidity
A.
Amount of unencumbered (other than Liens securing the Obligations and Liens permitted pursuant to Section 9.02(c) and Section 9.02(j), provided that with respect to cash subject to a Permitted Priority Lien in connection with Permitted Priority Debt, there is no default under the documentation governing the Permitted Priority Debt) cash and Permitted Cash Equivalent Investments (which for greater certainty shall not include any undrawn credit lines), in each case, to the extent held in an account over which the Lenders have (or the Control Agent on behalf of the Lenders has) a first priority perfected security interest:
$
B.	The greater of:	$
(1) $3,000,000 and
(2)        to the extent Borrower has incurred Permitted Priority Debt, the minimum cash balance required of Borrower by Borrower’s Permitted Priority Debt creditors under the agreement governing such Permitted Priority Debt

	Is Line IA equal to or greater than Line IB?:	Yes: In compliance; No: Not in compliance
II.	Section 10.02(a)-(e): Minimum Revenue—Subsequent Periods
A.	Revenues during the twelve month period beginning on January 1, 2015	$
	[Is line II.A equal to or greater than $0]?	Yes: In compliance; No: Not in compliance][5]
B.	Revenues during the twelve month period beginning on January 1, 2016	$
	[Is line II.B equal to or greater than $1,000,000]?	Yes: In compliance; No: Not in compliance][6]

___________________________
5 Include bracketed entry only on the Compliance Certificate to be delivered within 90 days of the end of 2015 pursuant to Section 8.01(b) of the Loan Agreement.
6 Include bracketed entry only on the Compliance Certificate to be delivered within 90 days of the end of 2016 pursuant to Section 8.01(b) of the Loan Agreement.

Exhibit E-4

C.	Revenues during the twelve month period beginning on January 1, 2017	$
	[Is line II.C equal to or greater than $5,000,000]?	Yes: In compliance; No: Not in compliance][7]
D.	Revenues during the twelve month period beginning on January 1, 2018	$
	[Is line II.D equal to or greater than $15,000,000]?	Yes: In compliance; No: Not in compliance][8]
E.	Revenues during the twelve month period beginning on January 1, 2019
	[Is line II.E equal to or greater than $30,000,000]?	Yes: In compliance; No: Not in compliance][9]
F.	Revenues during the twelve month period beginning on January 1, 2020
	[Is line II.F equal to or greater than $40,000,000]?	Yes: In compliance; No: Not in compliance][10]

___________________________
7 Include bracketed entry only on the Compliance Certificate to be delivered within 90 days of the end of 2017 pursuant to Section 8.01(b) of the Loan Agreement.
8 Include bracketed entry only on the Compliance Certificate to be delivered within 90 days of the end of 2018 pursuant to Section 8.01(b) of the Loan Agreement.
9 Include bracketed entry only on the Compliance Certificate to be delivered within 90 days of the end of 2019 pursuant to Section 8.01(b) of the Loan Agreement.
10 Include bracketed entry only on the Compliance Certificate to be delivered within 90 days of the end of 2020 pursuant to Section 8.01(b) of the Loan Agreement.

Exhibit E-5

Exhibit F
to Term Loan Agreement
OPINION REQUEST
The opinion of legal counsel to Borrower and each other Obligor should address the following matters (capitalized terms used but not defined herein have the meanings given to them in the
Agreement):11

1.	Power and authority (Section 7.01)
2.	Due incorporation/good standing (Section 7.01)
3.	Due authorization (Section 7.02)
4.	Due execution & delivery (Section 7.02)
5.	Enforceability (Section 7.02)
6.	No consents/conflicts (Section 7.03)
7.	Investment company (Section 7.10(a))
8.	Board regulations T, U & X (Section 7.10(b))
9.	Legal, valid and enforceable security interest (Section 7.18)
10.	Perfection of security interest (UCC filings) (Section 7.18)

___________________________
11 The section numbers relate to those sections that are relevant to the particular opinion.

Exhibit F-1

Exhibit G
to Term Loan Agreement
FORM OF LANDLORD CONSENT
THIS LANDLORD CONSENT (the “Consent”) is made and entered into as of [INSERT DATE] by and among CRG PARTNERS III L.P., CRG PARTNERS III – PARALLEL FUND “A” L.P., CRG PARTNERS III – PARALLEL FUND “B” (CAYMAN) L.P. and CRG PARTNERS III (CAYMAN) L.P. (“Lenders”), SILK ROAD MEDICAL, INC., a Delaware corporation (“Debtor”), and [INSERT NAME OF LANDLORD], a [Delaware] [limited liability company] (“Landlord”).
WHEREAS, Debtor has entered into a term loan agreement and a security agreement (collectively, the “Agreements”), each dated as of October 13, 2015, with the Lenders, each in its capacity as a lender and a secured party, with CRG Partners III L.P. as control agent for the Lenders (in such capacity, “Agent”), pursuant to which Lenders have been granted a security interest in substantially all of Debtor’s personal property, including, but not limited to, inventory, equipment and trade fixtures (hereinafter “Personal Property”); and
WHEREAS, Landlord is the owner of the real property located at [     ] (the “Premises”); and
WHEREAS, Landlord and Debtor have entered into that certain Lease dated
[     ][, as amended by [     ] dated [     ]] ([collectively,] the “Lease”); and
WHEREAS, certain of the Personal Property has or may become affixed to or be located on, wholly or in part, the Premises.
NOW, THEREFORE, in consideration of any loans or other financial accommodation extended by Lenders to Debtor at any time, and other good and valuable consideration, the parties agree as follows:
1.    Landlord subordinates to Lenders all security interests or other interests or rights Landlord may now or hereafter have in, or to any of the Personal Property, whether for rent or otherwise, while Debtor is indebted to Lenders.
2.    The Personal Property may be installed in or located on the Premises and is not and shall not be deemed a fixture or part of the real estate and shall at all times be considered personal property.
3.    Agent or its representatives may enter upon the Premises during normal business hours, and upon not less than 24 hours’ advance notice, to inspect the Personal Property.
4.    Upon and during the continuance of an Event of Default under the Agreements, Agent or its representatives, at Agent’s option, upon written notice delivered to Landlord not less than ten (10) business days in advance, may enter the Premises during normal business hours for the purpose of repossessing, removing or otherwise dealing with said Personal Property;

Exhibit G-1

provided that neither Agent nor Lenders shall be permitted to operate the business of Debtor on the Premises or sell, auction or otherwise dispose of any Personal Property at the Premises or advertise any of the foregoing; and such license shall continue, from the date Agent enters the Premises for as long as Agent reasonably deems necessary but not to exceed a period of ninety
(90) days. During the period Agent occupies the Premises, it shall pay to Landlord the rent provided under the Lease relating to the Premises, prorated on a per diem basis to be determined on a thirty (30) day month, without incurring any other obligations of Debtor.
5.    Agent shall pay to Landlord any costs for damage to the Premises or the building in which the Premises is located in removing or otherwise dealing with said Personal Property pursuant to paragraph 4 above, and shall indemnify and hold harmless Landlord from and against
(i) all claims, disputes and expenses, including reasonable attorneys’ fees, suffered or incurred by Landlord arising from Agent’s exercise of any of its rights hereunder, and (ii) any injury to third persons, caused by actions of Agent pursuant to this Consent.
6.    Landlord agrees to give notice to Agent in writing by certified mail or facsimile of Landlord’s intent to exercise its remedies in response to any default by Debtor of any of the provisions of the Lease, to:
CRG Partners III L.P.
1000 Main Street, Suite 2500
Houston, TX 77002
Attention: General Counsel
Fax: 713.209.7351
7.    Landlord shall have no obligation to preserve or protect the Personal Property or take any action in connection therewith, and Lenders waive all claims they may now or hereafter have against Landlord in connection with the Personal Property.
8.    This Consent shall terminate and be of no further force or effect upon the earlier of (i) the date on which all indebtedness secured by the Personal Property indefeasibly is paid in full in cash and (ii) the date on which the Lease is terminated or expires.
9.    Nothing contained herein shall be construed to amend the Lease, and the Lease remains unchanged and in full force and effect.
This Consent shall be construed and interpreted in accordance with and governed by the laws of the State of [     ].
This Consent may not be changed or terminated orally and is binding upon and shall inure to the benefit of Landlord, Agent, Lenders and Debtor and the heirs, personal representatives, successors and assigns of Landlord, Agent, Lenders and Debtor.
[Signature Page follows]

Exhibit G-2

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

LANDLORD:

[ ]

By
Name:
Title:

Exhibit G-3

LENDERS:

CRG PARTNERS III L.P.
By CRG PARTNERS III GP L.P., its General Partner
By CRG PARTNERS III GP LLC, its General Partner

By
Name: Charles Tate
Title: Sole Member
Address for Notices:
1000 Main Street, Suite 2500
Houston, TX 77002
Attn:    General Counsel Tel.:    713.209.7350
Fax:    713.209.7351
Email:    adorenbaum@crglp.com

CRG PARTNERS III – PARALLEL FUND “A” L.P.
By CRG PARTNERS III – PARALLEL FUND “A” GP L.P., its General Partner
By CRG PARTNERS III GP LLC, its General Partner

By
Name: Charles Tate
Title: Sole Member
Address for Notices:
1000 Main Street, Suite 2500
Houston, TX 77002
Attn:    General Counsel Tel.:    713.209.7350
Fax:    713.209.7351
Email:    adorenbaum@crglp.com

Exhibit G-4

CRG PARTNERS III – PARALLEL FUND “B” (CAYMAN) L.P.
By CRG PARTNERS III (CAYMAN) GP L.P., its General Partner
By CRG PARTNERS III GP LLC, its General Partner

By
Name: Charles Tate
Title: Sole Member

WITNESS:
Name:
Address for Notices:
1000 Main Street, Suite 2500
Houston, TX 77002
Attn:    General Counsel Tel.:    713.209.7350
Fax:    713.209.7351
Email:    adorenbaum@crglp.com

CRG PARTNERS III (CAYMAN) L.P.
By CRG PARTNERS III (CAYMAN) GP L.P., its General Partner
By CRG PARTNERS III GP LLC, its General Partner

By
Name: Charles Tate
Title: Sole Member

WITNESS:
Name:
Address for Notices:
1000 Main Street, Suite 2500
Houston, TX 77002
Attn:    General Counsel Tel.:    713.209.7350
Fax:    713.209.7351
Email:    adorenbaum@crglp.com

Exhibit G-5

Acknowledged and Agreed:

SILK ROAD MEDICAL, INC.

By
Name:
Title:

Exhibit G-6

Exhibit H
to Term Loan Agreement
FORM OF SUBORDINATION AGREEMENT
This Subordination Agreement is made as of [     ] (as amended, restated, modified or otherwise supplemented from time to time, this “Agreement”) among CRG Partners III L.P., CRG Partners III – Parallel Fund “A” L.P., CRG Partners III – Parallel Fund “B” (Cayman) L.P. and CRG Partners III (Cayman) L.P. (collectively with their successors and assigns, the “Senior Lenders”), and [     ], a [     ] [corporation] (“Subordinated Creditor”).
RECITALS:
A.    Silk Road Medical, Inc. a Delaware corporation (“Borrower”), will, as of the date hereof, issue in favor of Subordinated Creditor the Subordinated Note (as defined below)[, and grant a security interest in the Subordinated Collateral (as defined below) in favor of Subordinated Creditor].
B.    Senior Lenders and Borrower have entered into the Senior Loan Agreement (as defined below) and the Senior Security Agreement (as defined below) under which Borrower has granted a security interest in the Collateral (as defined below) in favor of Senior Lenders as security for the payment of Borrower’s obligations under the Senior Loan Agreement.
C.    To induce Senior Lenders to make and maintain the credit extensions to Borrower under the Senior Loan Agreement, Subordinated Creditor is willing to subordinate the Subordinated Debt (as defined below) to the Senior Debt (as defined below)[, and all liens securing the Subordinated Debt to the Senior Creditors’ liens on and security interests in the Collateral] on the terms and conditions herein set forth.
NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:
1.Definitions. As used herein, the following terms have the following meanings:
“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101 et seq.
“Collateral” has the meaning set forth in the Senior Security Agreement.
“Enforcement Action” means, with respect to any indebtedness, obligation (contingent or otherwise) or Collateral at any time held by any lender or noteholder, (i) commencing, by judicial or non-judicial means, the enforcement of, or otherwise attempting to enforce, such indebtedness, obligation or Collateral of any of the default remedies under any of the applicable agreements or documents of such lender or noteholder, the UCC or other applicable law (other than the mere issuance of a notice of default or notice of the right by such lender or noteholder to seek specific performance with respect to any covenants in favor of such lender or noteholder), (ii) repossessing, selling, leasing or otherwise disposing of all or any part of such Collateral, including without limitation causing any attachment of, levy upon, execution against, foreclosure upon or the taking of other action against or institution of other proceedings with respect to any Collateral, or exercising account debtor or obligor notification or collection rights with respect to

Exhibit H-1

all or any portion thereof, or attempting or agreeing to do so, (iii) appropriating, setting off or applying to such lender or noteholder’s claim any part or all of such Collateral or other property in the possession of, or coming into the possession of, such lender or noteholder or its agent, trustee or bailee, (iv) asserting any claim or interest in any insurance with respect to such indebtedness, obligation or Collateral, (v) instituting or commencing, or joining with any Person in commencing, any action or proceeding with respect to any of the foregoing rights or remedies (including any action of foreclosure, enforcement, collection or execution and any Insolvency Event involving any Obligor), (vi) exercising any rights under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Subordinated Creditor is a party, (vii) [causing or compelling the pledge or delivery of Subordinated Collateral], or (viii) otherwise enforcing, or attempting to enforce, any other rights or remedies under or with respect to any such indebtedness, obligation or Collateral.
“Insolvency Event” means that any Obligor or any of its subsidiaries shall have (i) applied for, consented to or acquiesced in the appointment of a trustee, receiver or other custodian for it or any of its property, or (ii) made a general assignment for the benefit of creditors or similar arrangement in respect of such Obligor’s or subsidiary’s creditors generally or any substantial portion thereof, or (iii) permitted, consented to, or suffered to exist the appointment of a trustee, receiver or other custodian for it or for a substantial part of its property, or (iv) commenced any case, action or proceeding before any court or other governmental agency or authority relating to bankruptcy, reorganization, insolvency, debt arrangement or relief or other case, action or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation case, action or proceeding, including without limitation any case under the Bankruptcy Code, in respect of it, or (v) (A) permitted, consented to, or suffered to exist the commencement of any case, action or proceeding before any court or other governmental agency or authority relating to bankruptcy, reorganization, insolvency, debt arrangement or relief or other case, action or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation case, action or proceeding, including without limitation any case under the Bankruptcy Code, in respect of it, and (B) any such case, action or proceeding shall have resulted in the entry of an order for relief or shall have remained for sixty (60) days undismissed.
“Obligor” has the meaning set forth in the Senior Loan Agreement.
“Person” has the meaning set forth in the Senior Loan Agreement.
“Senior Debt” means the Obligations (as defined in the Senior Loan Agreement).
“Senior Discharge Date” means the first date on which all of the Senior Debt (other than contingent indemnification obligations) has been paid indefeasibly in full in cash and all commitments of Senior Lenders under the Senior Loan Documents have been terminated.
“Senior Loan Agreement” means that certain Term Loan Agreement, dated as of [INSERT DATE], by and among Borrower, the Subsidiary Guarantors from time to time party thereto and Senior Lenders, as amended, restated, supplemented or otherwise modified from time to time.

Exhibit H-2

“Senior Loan Documents” means, collectively, the Loan Documents (as defined in the Senior Loan Agreement), in each case as amended, restated, supplemented or otherwise modified from time to time.
“Senior Security Agreement” means that certain Security Agreement, dated as of [     ], among Borrower, the other Obligors party thereto, and the Secured Parties (as defined therein), as amended, restated, supplemented or otherwise modified from time to time.
[“Subordinated Collateral” means any property or assets that may at any time be or become subject to a lien or security interest in favor of the Subordinated Creditor pursuant to the Subordinated Collateral Documents or otherwise, and all products and proceeds of any of the foregoing.]
[“Subordinated Collateral Documents” means, collectively, each security agreement, deed of trust, mortgage, pledge agreement and any other agreement pursuant to which any Obligor or any other Person provides a lien on or security interest in its assets in favor of the Subordinated Creditor, and all financing statements, fixture filings, patent, trademark and copyright filings, assignments, acknowledgments and other filings, documents and agreements made or delivered pursuant thereto.]
“Subordinated Debt” means and includes all obligations, liabilities and indebtedness of Borrower owed to Subordinated Creditor, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, including without limitation, principal, premium (if any), interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations.
“Subordinated Debt Documents” means, collectively, the Subordinated Note and each other loan document or agreement entered into by Borrower in connection with the Subordinated Note[, including without limitation each Subordinated Collateral Document], as amended, restated, supplemented or otherwise modified from time to time.
“Subordinated Note” means that certain $[     ] subordinated promissory note, dated [     ], issued by Borrower to Subordinated Creditor, as amended, restated, supplemented or otherwise modified from time to time.
“UCC” means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect in the State of New York.
2.Liens. (a)    Subordinated Creditor represents and warrants that 12[the Subordinated Debt is unsecured. Subordinated Creditor agrees that it will not request or accept any security interest in any Collateral to secure the Subordinated Debt; provided that, should Subordinated Creditor obtain a lien or security interest on any asset or Collateral to secure all or any portion of the Subordinated Debt for any reason (which action shall be in violation of this Agreement), notwithstanding the respective dates of attachment and perfection of the security interests in the
_____________________________
12 Select one, as appropriate.

Exhibit H-3

Collateral in favor of Senior Lenders or Subordinated Creditor, or any contrary provision of the UCC, or any applicable law or decision to the contrary, or the provisions of the Senior Loan Documents or the Subordinated Debt Documents, and irrespective of whether Subordinated Creditor or Senior Lenders hold possession of any or all part of the Collateral, all now existing or hereafter arising security interests in the Collateral in favor of Subordinated Creditor in respect of the Subordinated Debt Documents shall at all times be subordinate to the security interest in such Collateral in favor of Senior Lenders in respect of the Senior Loan Documents.] [all liens and security interests, if any, now or hereafter existing that secure the Subordinated Debt, are hereby subordinated and junior in all respects to the liens and security interests now or hereafter existing securing the Senior Debt, regardless of the time, manner or order of attachment or perfection of any such liens and security interests, the time or order of filing of financing statements, the acquisition of purchase money or other liens or security interests, the time of giving or failure to give notice of the acquisition or expected acquisition of purchase money or other liens or security interests, or any other circumstances whatsoever.]
(b)Subordinated Creditor acknowledges that Senior Lenders have been granted liens upon the Collateral [(including the Subordinated Collateral)], and Subordinated Creditor hereby consents thereto and to the incurrence of the Senior Debt.
(c)Until the Senior Discharge Date, in the event of any private or public sale or other disposition of all or any portion of the Collateral, Subordinated Creditor agrees that such Collateral shall be sold or otherwise disposed of free and clear of any liens in favor of Subordinated Creditor. Subordinated Creditor agrees that any such sale or disposition of Collateral shall not require any consent from Subordinated Creditor, and Subordinated Creditor hereby waives any right it may have to object to such sale or disposition.
(d)[Subordinated Creditor agrees that it will not request or accept any guaranty of the Subordinated Debt.]
(e)[Each of Senior Lenders and Subordinated Creditor agrees to hold all collateral in which a lien may be perfected by possession or control (“Possessory Collateral”) in its possession, custody, or control (or in the possession, custody, or control of agents or bailees for any such party) as agent for the other solely for the purpose of perfecting the security interest granted to each in such Possessory Collateral subject to the terms and conditions of this Agreement. Neither any Senior Lender nor Subordinated Creditor shall have any obligation whatsoever to the other to assure that any Possessory Collateral is genuine or owned by any Obligor or any other Person or to preserve its rights or benefits or those of any Person. The duties or responsibilities of Senior Lenders and Subordinated Creditor under this Section 2(e) are and shall be limited solely to holding or maintaining control of the Possessory Collateral as agent for the others for purposes of perfecting the lien or security interest held by such others. Senior Lenders are not and shall not be deemed to be a fiduciary of any kind for Subordinated Creditor or any other Person.]
3.Payment Subordination. (a) Notwithstanding the terms of the Subordinated Debt Documents, until the Senior Discharge Date, (i) all payments and distributions of any kind or character, whether in cash, property or securities, in respect of the Subordinated Debt are subordinated in right and time of payment to all payments in respect of the Senior Debt, and (ii)

Exhibit H-4

Subordinated Creditor will not demand, sue for or receive from Borrower (and Borrower will not pay) any part of the Subordinated Debt, whether by payment, prepayment, distribution, setoff, or otherwise, or accelerate the Subordinated Debt.
(b)    Subordinated Creditor must deliver to Senior Lenders in the form received (except for endorsement or assignment by Subordinated Creditor) any payment, distribution, security or proceeds it receives on the Subordinated Debt other than according to this Agreement.
4.Subordination of Remedies. Until the Senior Discharge Date, and whether or not any Insolvency Event has occurred, Subordinated Creditor will not accelerate the maturity of all or any portion of the Subordinated Debt, enforce, attempt to enforce, or exercise any right or remedy with respect to any Collateral [(including the Subordinated Collateral)] or the Subordinated Debt, or take any other Enforcement Action with respect to the Subordinated Debt [or the Subordinated Collateral].
5.Payments Over. All payments and distributions of any kind, whether in cash, property or securities, in respect of the Subordinated Debt to which Subordinated Creditor would be entitled if the Subordinated Debt were not subordinated pursuant to this Agreement, shall be paid to Senior Lenders in respect of the Senior Debt, regardless of whether such Senior Debt, or any portion thereof, is reduced, expunged, disallowed, subordinated or recharacterized. Notwithstanding the foregoing, if any payment or distribution of any kind, whether in cash, property or securities, shall be received by Subordinated Creditor on account of the Subordinated Debt [or the Subordinated Collateral] before Senior Discharge Date (whether or not expressly characterized as such), then such payment or distribution shall be segregated by Subordinated Creditor and held in trust for, and shall be promptly paid over to, Senior Lenders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, in respect of the Senior Debt, regardless of whether such Senior Debt, or any portion thereof, is reduced, expunged, disallowed, subordinated or recharacterized. Subordinated Creditor irrevocably appoints Senior Lenders as Subordinated Creditor’s attorney-in-fact, and grants to Senior Lenders a power of attorney with full power of substitution (which power of attorney is coupled with an interest), in the name of Subordinated Creditor or in the name of Senior Lenders, for the use and benefit of Senior Lenders, without notice to Subordinated Creditor, to make any such endorsements. This Section 5 shall be enforceable even if Senior Lenders’ liens on the Collateral are alleged, determined, or held to constitute fraudulent transfers (whether constructive or actual), preferential transfers, or otherwise avoided or voidable, set aside, recharacterized or equitably subordinated.
6.Insolvency Proceedings. (a) This Agreement is intended to constitute and shall be deemed to constitute a “subordination agreement” within the meaning of Section 510(a) of the Bankruptcy Code and is intended to be and shall be interpreted to be enforceable to the maximum extent permitted pursuant to applicable nonbankruptcy law. All references to Borrower or any other Obligor shall include Borrower or such Obligor as debtor and debtor-in- possession and any receiver or trustee for Borrower or any other Obligor (as the case may be) in connection with any case under the Bankruptcy Code or in connection with any other Insolvency Event.

Exhibit H-5

(b)Without limiting the generality of the other provisions of this Agreement, until the Senior Discharge Date, without the express written consent of Senior Lenders, Subordinated Creditor shall not institute or commence (nor shall it join with or support any third party instituting, commencing, opposing, objecting or contesting, as the case may be, or otherwise suffer to exist), any Insolvency Event involving Borrower or any other Obligor.
(c)Senior Lenders shall have the right to enforce rights, exercise remedies (including set-off and the right to credit bid its debt) and make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or consent of Subordinated Creditor.
(d)Subordinated Creditor will not, and hereby waives any right to bring, join in, or otherwise support or take any action to (i) contest the validity, legality, enforceability, perfection, priority or avoidability of any of the Senior Debt, any of the Senior Loan Documents or any security interests and/or liens of Senior Lenders on or in any property or assets of Borrower or any other Obligor, including without limitation, the Collateral; (ii) interfere with or in any manner oppose or support any other Person in opposing any foreclosure on or other disposition of any Collateral by the Senior Lender in accordance with applicable law, or otherwise to contest, protest, object to or interfere with the manner in which Senior Lenders may seek to enforce the Liens on any Collateral; (iii) provide a debtor-in-possession facility (including on a priming basis) to Borrower or any other Obligor, under Section 362, 363 or 364 of the Bankruptcy Code or any other applicable law, without the consent, in their sole discretion, of Senior Lenders; or (iv) exercise any rights against Senior Lenders or the Collateral under Section 506(c) of the Bankruptcy Code. [Subordinated Creditor hereby waives any and all rights it may have as a junior lien creditor or otherwise to contest, protest, object to or interfere with the manner in which Senior Lender seeks to enforce its liens on or security interests in any Collateral.]
(e)Subordinated Creditor will not, and hereby waives any right to, oppose, contest, object to, join in, or otherwise support any opposition to or objection with respect to, (i) any request or motion of Senior Lenders seeking, pursuant to Section 362(d) of the Bankruptcy Code or otherwise, the modification, lifting or vacating of the automatic stay of Section 362(a) of the Bankruptcy Code or from any other stay in connection with any Insolvency Event or seeking adequate protection of Senior Lenders’ interests in the Collateral or with respect to the Senior Debt (whether under Sections 362, 363, and/or 364 of the Bankruptcy Code or other applicable law), and, until Senior Discharge Date, Subordinated Creditor agrees that it shall not seek relief from such automatic stay without the prior written consent of Senior Lenders; (ii) any debtor-in- possession financing (including on a priming basis) or use of cash collateral (as defined in Section 363(a) of the Bankruptcy Code or other applicable law) arrangement by Borrower, whether from Senior Lenders or any other third party under Section 362, 363 or 364 of the Bankruptcy Code or any other applicable law, if Senior Lenders, in their sole discretion, consent to such debtor-in-possession financing or cash collateral arrangement, and Subordinated Creditor shall not request adequate protection (whether under Sections 362, 363, and/or 364 of the Bankruptcy Code or other applicable law) or any other relief in connection therewith; (iii) any sale or other disposition of the Collateral or substantially all of the assets of Borrower or any other Obligor (include any such sale free and clear of liens or other claims) under Section 363 of the Bankruptcy Code or other applicable law if Senior Lenders, in their sole discretion, consent

Exhibit H-6

to such sale or disposition; (vii) Senior Lenders’ exercise or enforcement of its right to make an election under Section 1111(b) of the Bankruptcy Code, and Subordinated Creditor hereby waives any claim it may hereafter have against Senior Lenders arising out of such election; (viii) Senior Lenders’ exercise or enforcement of its right to credit bid any or all of its debt claims against Borrower or any other Obligor, including, without limitation, the Senior Debt; or (ix) any plan of reorganization or liquidation if Senior Lenders, in their sole discretion, consent to, vote in favor of, or otherwise do not oppose such plan of reorganization or liquidation, and, in furtherance thereof, Subordinated Creditor hereby grants to Senior Lenders the right to vote Subordinated Creditor’s claim or claims (as such term is defined in the Bankruptcy Code) arising on account of or in connection with the Subordinated Debt, as Subordinated Creditor’s agent, with respect to any plan of reorganization or liquidation to which Subordinated Creditor may be entitled to vote in any bankruptcy or liquidation proceeding or in connection with any other Insolvency Event of Borrower or any other Obligor.
7.Distributions of Proceeds of Collateral. All realizations upon any Collateral pursuant to or in connection with an Enforcement Action, an Insolvency Event or otherwise shall be paid or delivered to Senior Lenders in respect of the Senior Debt until the Senior Discharge Date before any payment may be made to Subordinated Creditor.
8.Release of Liens. In the event of any private or public sale or other disposition, by or with the consent of Senior Lenders, of all or any portion of the Collateral, Subordinated Creditor agrees that such sale or disposition shall be free and clear of any liens Subordinated Creditor may have on such Collateral[, and, if the sale or other disposition includes any pledged equity interests in any Obligor, if the Subordinated Collateral includes any such any pledged equity interests, the Subordinated Creditor further agrees to release the entities whose pledged equity interests are sold from all Subordinated Debt]. Subordinated Creditor agrees that, in connection with any such sale or other disposition, (i) Senior Lenders are authorized to file any and all UCC and other applicable lien releases and/or terminations in respect of any liens held by Subordinated Creditor in connection with such a sale or other disposition, and (ii) it shall execute any and all lien releases or other documents reasonably requested by Senior Lenders in connection therewith. In furtherance of the foregoing, Subordinated Creditor hereby appoints Senior Lenders as its attorney-in-fact, with full authority in the place and stead of Subordinated Creditor and full power of substitution and in the name of Subordinated Creditor or otherwise, to execute and deliver any document or instrument which Subordinated Creditor is required to deliver pursuant to this Section 8, such appointment being coupled with an interest and irrevocable. Subordinated Creditor agrees that Senior Lenders may release or refrain from enforcing its security interest in any Collateral, or permit the use or consumption of such Collateral by Borrower free of any Subordinated Creditor security interest, without incurring any liability to Subordinated Creditor.
9.Attorney-In-Fact. Until the Senior Discharge Date, Subordinated Creditor irrevocably appoints Senior Lenders as its attorney-in-fact, with power of attorney with power of substitution, in Subordinated Creditor’s name or in Senior Lenders’ name, for Senior Lenders’ use and benefit without notice to Subordinated Creditor, to do the following during an Insolvency Event:

Exhibit H-7

(a)    file any claims in respect of the Subordinated Debt on behalf of Subordinated Creditor if Subordinated Creditor does not do so at least 30 days before the time to file claims expires; and
(b)    vote Subordinated Creditor’s claim or claims (as such term is defined in the Bankruptcy Code) arising on account of or in connection with the Subordinated Debt, as Subordinated Creditor’s agent, with respect to any plan of reorganization or liquidation to which Subordinated Creditor may be entitled to vote in any bankruptcy or liquidation proceeding or in connection with any other Insolvency Event of Borrower or any other Obligor.
Such power of attorney is irrevocable and coupled with an interest.
10.Legend; Amendment of Debt. (a) Subordinated Creditor will immediately put a legend on or otherwise indicate on the Subordinated Note that the Subordinated Note is subject to this Agreement.
(b)Until the Senior Discharge Date, Subordinated Creditor shall not, without prior written consent of Senior Lenders, agree to any amendment, modification or waiver of any provision of the Subordinated Debt Documents, if the effect of such amendment, modification or waiver is to: (i) terminate or impair the subordination of the Subordinated Debt in favor of Senior Lenders; (ii) increase the interest rate on the Subordinated Debt or change (to earlier dates) the dates upon which principal, interest and other sums are due under the Subordinated Note; (iii) alter the redemption, prepayment or subordination provisions of the Subordinated Debt; (iv) impose on Borrower or any other Obligor any new or additional prepayment charges, premiums, reimbursement obligations, reimbursable costs or expenses, fees or other payment obligations; (v) alter the representations, warranties, covenants, events of default, remedies and other provisions in a manner which would make such provisions materially more onerous, restrictive or burdensome to Borrower or any other Obligor; (vi) 13[grant a lien or security interest in favor of any holder of the Subordinated Debt on any asset or Collateral to secure all or any portion of the Subordinated Debt][terminate or impair the subordination of any security interest or lien securing the Subordinated Debt in favor of Senior Lenders]; or (vii) otherwise increase the obligations, liabilities and indebtedness in respect of the Subordinated Debt or confer additional rights upon Subordinated Creditor, which individually or in the aggregate would be materially adverse to Borrower, any other Obligor or Senior Lenders. Any such amendment, modification or waiver made in violation of this Section 10(b) shall be void.
(c)At any time without notice to Subordinated Creditor, Senior Lenders may take such action with respect to the Senior Debt as Senior Lenders, in their sole discretion, may deem appropriate, including, without limitation, terminating advances, increasing the principal, extending the time of payment, increasing interest rates, renewing, compromising or otherwise amending any documents affecting the Senior Debt and any Collateral securing the Senior Debt, and enforcing or failing to enforce any rights against Borrower or any other person. No action or inaction will impair or otherwise affect Senior Lenders’ rights under this Agreement.
_____________________________
13 Select one, as appropriate.

Exhibit H-8

11.Certain Waivers. (a) Subordinated Creditor hereby (i) waives any and all notice of the incurrence of the Senior Debt or any part thereof; (ii) waives any and all rights it may have to require Senior Lenders to marshal assets, to exercise rights or remedies in a particular manner, to forbear from exercising such rights and remedies in any particular manner or order, or to claim the benefit of any appraisal, valuation or other similar right that may otherwise be available under applicable law, regardless of whether any action or failure to act by or on behalf of Senior Lenders is adverse to the interest of Subordinated Creditor; (iii) agrees that Senior Lenders shall have no liability to Subordinated Creditor, and Subordinated Creditor hereby waives any claim against Senior Lenders arising out of any and all actions not in breach of this Agreement which Senior Lenders may take or permit or omit to take with respect to the Senior Loan Documents (including any failure to perfect or obtain perfected security interests in the Collateral), the collection of the Senior Debt or the foreclosure upon, or sale, liquidation or other disposition of, any Collateral; and (iv) agrees that Senior Lenders have no duty, express or implied, fiduciary or otherwise, to them in respect of the maintenance or preservation of the Collateral, the Senior Debt or otherwise. Without limiting the foregoing, Subordinated Creditor agrees that Senior Lenders shall have no duty or obligation to maximize the return to any class of creditors holding indebtedness of any type (whether Senior Debt or Subordinated Debt), notwithstanding that the order and timing of any realization, sale, disposition or liquidation of the Collateral may affect the amount of proceeds actually received by such class of creditors from such realization, sale, disposition or liquidation.
(b)    Subordinated Creditor confirms that this Agreement shall govern as between the Senior Lenders and the Subordinated Creditor irrespective of: (i) any lack of validity or enforceability of any Senior Loan Document or any Subordinated Debt Document; (ii) the occurrence of any Insolvency Event in respect of any Obligor; (iii) whether the Senior Debt, or the liens or security interests securing the Senior Debt, shall be held to be unperfected, deficient, invalid, void, voidable, voided, unenforceable, subordinated, reduced, discharged or are set aside by a court of competent jurisdiction, including pursuant or in connection with any Insolvency Event; (iv) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Debt or the Subordinated Debt, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Senior Loan Document or any Subordinated Debt Document or any guarantee thereof; or (v) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Obligor in respect of the Senior Debt or the Subordinated Debt.
12.Representations and Warranties. Subordinated Creditor represents and warrants to Senior Lenders that:
(a)    all action on the part of Subordinated Creditor, its officers, directors, partners, members and shareholders, as applicable, necessary for the authorization of this Agreement and the performance of all obligations of Subordinated Creditor hereunder has been taken;
(b)    this Agreement constitutes the legal, valid and binding obligation of Subordinated Creditor, enforceable against Subordinated Creditor in accordance with its terms;

Exhibit H-9

(c)    the execution, delivery and performance of and compliance with this Agreement by Subordinated Creditor will not (i) result in any material violation or default of any term of any of Subordinated Creditor’s charter, formation or other organizational documents (such as Articles or Certificate of Incorporation, bylaws, partnership agreement, operating agreement, etc.) or (ii) violate any material applicable law, rule or regulation; and
(d)    Subordinated Creditor has not previously assigned any interest in the Subordinated Debt[ or any Subordinated Collateral], and no Person other than the Subordinated Creditor owns an interest in the Subordinated Debt[ or Subordinated Collateral].
13.Term; Reinstatement. This Agreement shall remain in full force and effect until the Senior Discharge Date, notwithstanding the occurrence of an Insolvency Event. If, after the Senior Discharge Date, Senior Lenders must disgorge any payments made on the Senior Debt for any reason (including, without limitation, in connection with the bankruptcy of Borrower or in connection with any other Insolvency Event), this Agreement and the relative rights and priorities provided in it, will be reinstated as to all disgorged payments as though such payments had not been made, and Subordinated Creditor will immediately pay Senior Lenders all payments received in respect of the Subordinated Debt to the extent such payments or retention thereof would have been prohibited under this Agreement.
14.Successors and Assigns. This Agreement binds Subordinated Creditor, its successors or assigns, and benefits Senior Lenders’ successors or assigns. This Agreement is for Subordinated Creditor’s and Senior Lenders’ benefit and not for the benefit of Borrower or any other party. Subordinated Creditor shall not sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Debt or any related document or any interest in any Collateral therefor unless prior to the consummation of any such action, the transferee thereof shall execute and deliver to Senior Lenders an agreement of such transferee to be bound hereby, or an agreement substantially identical to this Agreement providing for the continued subjection of the Subordinated Debt, the interests of the transferee in the Collateral and the remedies of the transferee with respect thereto as provided herein with respect to Subordinated Creditor and for the continued effectiveness of all of the other rights of Senior Lenders arising under this Agreement, in each case in form satisfactory to Senior Lenders. Any such sale, assignment, pledge, disposition or transfer not made in compliance with the terms of this Section 14 shall be void.
15.Further Assurances. Subordinated Creditor hereby agrees to execute such documents and/or take such further action as Senior Lenders may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement, including, without limitation, ratifications and confirmations of this Agreement from time to time hereafter, as and when requested by Senior Lenders.
16.Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Executed counterparts may be delivered by facsimile.
17.Governing Law; Waiver of Jury Trial. (a) This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the

Exhibit H-10

law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.
(b)    EACH PARTY HERETO WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.
18.Entire Agreement; Waivers and Amendments. This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments. Senior Lenders and Subordinated Creditor are not relying on any representations by the other creditor party or Borrower in entering into this Agreement, and each of Senior Lenders and Subordinated Creditor has kept and will continue to keep itself fully apprised of the financial and other condition of Borrower. No amendment, modification, supplement, termination, consent or waiver of or to any provision of this Agreement, nor any consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by Senior Lenders and Subordinated Creditor. Any waiver of any provision of this Agreement, or any consent to any departure from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given.
19.No Waiver. No failure or delay on the part of any Senior Lender or Subordinated Creditor in the exercise of any power, right, remedy or privilege under this Agreement shall impair such power, right, remedy or privilege or shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise of any other power, right or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to Senior Lenders.
20.Legal Fees. In the event of any legal action to enforce the rights of a party under this Agreement, the party prevailing in such action shall be entitled, in addition to such other relief as may be granted, all reasonable, invoiced and out-of-pocket costs and expenses, including reasonable attorneys’ fees, incurred in such action.
21.Severability. Any provision of this Agreement which is illegal, invalid, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent such illegality, invalidity, prohibition or unenforceability without invalidating or impairing the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
22.Notices. All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be delivered or sent by first-class mail, postage prepaid, or by overnight courier or messenger service or by facsimile or electronic mail, message confirmed, and shall be deemed to be effective for purposes of this Agreement on the day that delivery is made or refused. Unless otherwise specified in a notice mailed or delivered in accordance with the foregoing sentence, notices, demands, instructions and other communications in writing shall be given to or made upon the

Exhibit H-11

respective parties hereto at their respective addresses and facsimile numbers indicated on the signature pages hereto.
23.No Third-Party Beneficiaries; Other Benefits. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors and permitted assigns, and the parties do not intend to confer third party beneficiary rights upon any other person. Subordinated Creditor understands that there may be various agreements between Senior Lenders and Borrower or the other Obligors evidencing and governing the Senior Debt, and Subordinated Creditor acknowledges and agrees that such agreements are not intended to confer any benefits on Subordinated Creditor and that Senior Lenders shall have no obligation to Subordinated Creditor or any other Person to exercise any rights, enforce any remedies, or take any actions which may be available to it under such agreements.
[Signature pages follow]

Exhibit H-12

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

SUBORDINATED CREDITOR:
[ ]
By
Name:
Title:

Address for Notices:

Exhibit H-13

SENIOR LENDERS:

CRG PARTNERS III L.P.
By CRG PARTNERS III GP L.P., its General
Partner
By CRG PARTNERS III GP LLC, its General
Partner

By
Name: Charles Tate
Title: Sole Member

Address for Notices:

1000 Main Street, Suite 2500
Houston, TX 77002
Attn:	General Counsel
Tel.:	713.209.7350
Fax:	713.209.7351
Email:	adorenbaum@crglp.com

CRG PARTNERS III - PARALLEL FUND “A”
L.P.
By CRG PARTNERS III - PARALLEL FUND
“A” GP L.P., its General Partner
By CRG PARTNERS III GP LLC, its General
Partner

By
Name: Charles Tate
Title: Sole Member

Address for Notices:

1000 Main Street, Suite 2500
Houston, TX 77002
Attn:	General Counsel
Tel.:	713.209.7350
Fax:	713.209.7351
Email:	adorenbaum@crglp.com

Exhibit H-14

CRG PARTNERS III - PARALLEL FUND “B”
(CAYMAN) L.P.
By CRG PARTNERS III (CAYMAN) GP L.P., its
General Partner
By CRG PARTNERS III GP LLC, its General
Partner

By
Name: Charles Tate
Title: Sole Member

WITNESS:
Name:

Address for Notices:

1000 Main Street, Suite 2500
Houston, TX 77002
Attn:	General Counsel
Tel.:	713.209.7350
Fax:	713.209.7351
Email:	adorenbaum@crglp.com

CRG PARTNERS III (CAYMAN) L.P.
By CRG PARTNERS III (CAYMAN) GP L.P., its
General Partner
By CRG PARTNERS III GP LLC, its General
Partner

By
Name:	Charles Tate
Title: Sole Member

WITNESS:
Name:

Address for Notices:

1000 Main Street, Suite 2500
Houston, TX 77002
Attn:	General Counsel
Tel.:	713.209.7350
Fax:	713.209.7351
Email:	adorenbaum@crglp.com

Exhibit H-15

SILK ROAD MEDICAL, INC.

By
Name:
Title:
Address for Notices:
[__________]
[__________]
[__________]
Attn:	[__________]
Tel.:	[__________]
Fax:	[__________]
Email:	[__________]

Exhibit H-16

Exhibit I
to Term Loan Agreement

FORM OF INTERCREDITOR AGREEMENT
This Intercreditor Agreement, dated as of [     ] (this “Agreement”), is made among CRG Partners III L.P. (“CRG III”), CRG Partners III – Parallel Fund “A” L.P. (“PFA”), and CRG Partners III - Parallel Fund “B” (Cayman) L.P. (“PFB”) and CRG Partners III (Cayman) L.P. (“Cayman”, and collectively with CRG III, PFA, PFB and their successors and assignees, “CRG”), and [INSERT NAME OF A/R LENDER], a [     ] (“[A/R Lender]”).
RECITALS

A.
[A/R Lender] and Silk Road Medical, Inc., a Delaware corporation (“Borrower”), have entered into the A/R Facility Agreement (as defined below), which, along with any other obligations owing to [A/R Lender] by Borrower, is secured by certain property of Borrower [and the other Obligors (as defined below)].

B.
CRG and Borrower have entered into that certain Term Loan Agreement, dated as of October , 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “CRG Credit Agreement”), which is secured by certain property of Borrower and the other Obligors.

C.
To induce each of [A/R Lender] and CRG (collectively, “Creditors” and each individually, a “Creditor”) to make and maintain the credit extensions under the A/R Facility Agreement and the CRG Credit Agreement, respectively, the other Creditor is willing to enter into this Agreement to, among other things, subordinate certain of its liens on the terms and conditions herein set forth.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.	Definitions. As used herein, the following terms have the following meanings:
“A/R Facility Agreement” means that certain [Credit Agreement] between [A/R Lender] and Borrower dated as of [     ] as the same may be amended, restated, supplemented or otherwise modified from time to time.
“A/R Facility Documents” means the A/R Facility Agreement and all [Loan Documents], each as defined in the A/R Facility Agreement.
“A/R Facility Senior Collateral” means (i) [Borrower’s] accounts arising from the sale or lease of inventory or the provision of services, excluding IP/Equipment Accounts (collectively, “Inventory/Service Accounts”), (ii) [Borrower’s] inventory, (iii) to the extent evidencing, governing, or securing [Borrower’s] Inventory/Service Accounts or inventory, [Borrower’s] payment intangibles, chattel paper, instruments, Supporting Obligations and documents, (iv) to the extent held in a segregated deposit account that does not contain other cash, cash proceeds of [Borrower’s] Inventory/Service Accounts and inventory, and (v) proceeds of insurance policies

Exhibit I-1

covering [Borrower’s] Inventory/Service Accounts and inventory received with respect to such accounts and inventory; provided that, for purposes of clarification, notwithstanding the foregoing, in no event shall “A/R Facility Senior Collateral” include (A) any right, title or interest of any Obligor in any Intellectual Property or any licenses thereof, (B) any accounts or proceeds arising from the sale, transfer, licensing or other disposition of any Intellectual Property or licenses, or from the sale, transfer, lease or other disposition of equipment (collectively, “IP/Equipment Accounts”), (C) equipment, (D) to the extent evidencing, governing, securing or otherwise related to equipment, any general intangibles, chattel paper, instruments or documents, or (E) proceeds of equipment or proceeds of insurance policies with respect to equipment.
“Bankruptcy Code” means the federal bankruptcy law of the United States as from time to time in effect, currently as Title 11 of the United States Code. Section references to current sections of the Bankruptcy Code shall refer to comparable sections of any revised version thereof if section numbering is changed.
“Claim” means, (i) in the case of [A/R Lender], any and all present and future “claims” (used in its broadest sense, as contemplated by and defined in Section 101(5) of the Bankruptcy Code, but without regard to whether such claim would be disallowed under the Bankruptcy Code) of [A/R Lender] now or hereafter arising or existing under or relating to the A/R Facility Documents (with the portion of [A/R Lender]’s Claim at any time consisting of the aggregate principal amount of indebtedness under the A/R Facility Documents not to exceed the lesser of $[     ] and 80% of the face amount at such time of [Borrower’s] eligible Inventory/Service Accounts (as defined in the A/R Facility Agreement as of the date hereof)), whether joint, several, or joint and several, whether fixed or indeterminate, due or not yet due, contingent or non-contingent, matured or unmatured, liquidated or unliquidated, or disputed or undisputed, whether under a guaranty or a letter of credit, and whether arising under contract, in tort, by law, or otherwise, any interest or fees thereon (including interest or fees that accrue after the filing of a petition by or against any Obligor under the Bankruptcy Code, irrespective of whether allowable under the Bankruptcy Code), any costs of Enforcement Actions, including reasonable attorneys’ fees and costs, and any prepayment or termination fees, and (ii) in the case of CRG, any and all present and future “claims” (used in its broadest sense, as contemplated by and defined in Section 101(5) of the Bankruptcy Code, but without regard to whether such claim would be disallowed under the Bankruptcy Code) of CRG now or hereafter arising or existing under or relating to the CRG Documents, whether joint, several, or joint and several, whether fixed or indeterminate, due or not yet due, contingent or non-contingent, matured or unmatured, liquidated or unliquidated, or disputed or undisputed, whether under a guaranty or a letter of credit, and whether arising under contract, in tort, by law, or otherwise, any interest or fees thereon (including interest or fees that accrue after the filing of a petition by or against any Obligor under the Bankruptcy Code, irrespective of whether allowable under the Bankruptcy Code), any costs of Enforcement Actions, including reasonable attorneys’ fees and costs, and any prepayment or termination fees.
“Collateral” means all real or personal property of any Obligor in which any Creditor now or hereafter has a security interest.
“Common Collateral” means all Collateral in which both [A/R Lender] and CRG have a security interest.

Exhibit I-2

“CRG Documents” means all documentation related to the CRG Credit Agreement and all Loan Documents (as defined in the CRG Credit Agreement), including security or pledge agreements and all other related agreements.
“CRG Senior Collateral” means all Collateral in which CRG has a security interest, other than the A/R Facility Senior Collateral, including, for the avoidance of doubt and without limitation, any additional Collateral in which CRG may have a security interest following the commencement of or in connection with any Insolvency Proceeding, including without limitation Collateral subject to any CRG security interests, superpriority claims, or other rights arising under Sections 507(b) and 552 of the Bankruptcy Code.
“Credit Documents” means, collectively, the CRG Documents and the A/R Facility Documents.
“Enforcement Action” means, with respect to any Creditor and with respect to any Claim of such Creditor or any item of Collateral in which such Creditor has or claims a security interest, lien, or right of offset, (i) any action, whether judicial or nonjudicial, to repossess, collect, offset, recoup, give notification to third parties with respect to, sell, dispose of, foreclose upon, give notice of sale, disposition, or foreclosure with respect to, or obtain equitable or injunctive relief with respect to, such Claim or Collateral, (ii) any action in connection with any Insolvency Proceeding to protect, defend, enforce or assert rights with respect to such Claim or Collateral, including without limitation filing and defending any proof of claim, opposing or joining in the opposition of any sale of assets or confirmation of a plan of reorganization, or opposing or joining in the opposition of any proposed debtor-in-possession loan or use of cash collateral, and (iii) the filing of, or the joining in the filing of, an involuntary bankruptcy or insolvency proceeding against any Obligor.
“Intellectual Property” means, collectively, all copyrights, copyright registrations and applications for copyright registrations, including all renewals and extensions thereof, all rights to recover for past, present or future infringements thereof and all other rights whatsoever accruing thereunder or pertaining thereto (collectively, “Copyrights”), all patents and patent applications, including the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations in part thereof, all damages and payments for past or future infringements thereof and rights to sue therefor, and all rights corresponding thereto throughout the world and all income, royalties, damages and payments now or hereafter due and/or payable under or with respect thereto (collectively, “Patents”), and all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including all renewals of trademark and service mark registrations, all rights to recover for all past, present and future infringements thereof and all rights to sue therefor, and all rights corresponding thereto throughout the world (collectively, “Trademarks”), together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (b) all licenses or user or other agreements granted to any Obligor with respect to any of the foregoing, in each case whether now or hereafter owned or used; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys,

Exhibit I-3

engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data;(f) all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by any Obligor; and (g) all causes of action, claims and warranties now or hereafter owned or acquired by any Obligor in respect of any of the items listed above.
“Junior Collateral” means, (i) in the case of [A/R Lender], all Common Collateral consisting of CRG Senior Collateral and (ii) in the case of CRG, all Common Collateral consisting of A/R Facility Senior Collateral.
“Obligor” means Borrower, each subsidiary thereof and each other person or entity that provides a guaranty of, or collateral for, any Claim of any Creditor.
“Proceeds Sweep Period” means the period beginning on the later to occur of (i) the occurrence of an event of default under any Creditor’s Credit Documents and (ii) receipt by the other Creditor of written notice from such Creditor of such event of default, and ending on the date on which such event of default shall have been waived in writing by the Creditor issuing such notice.
“Senior Collateral” means, (i) in the case of [A/R Lender], all A/R Facility Senior Collateral and (ii) in the case of CRG, all CRG Senior Collateral.
“UCC” means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect in the State of New York. The following terms have the meanings given to them in the applicable UCC: “account”, “chattel paper”, “commodity account”, “deposit account”, “document”, “equipment”, “general intangible”, “instrument”, “inventory”, “proceeds”, “securities account” and “supporting obligations”.
2.Lien Subordination. (a) Notwithstanding the respective dates of attachment or perfection of the security interests of CRG and the security interests of [A/R Lender], or any contrary provision of the UCC, or any applicable law or decision, or the provisions of the Credit Documents, and irrespective of whether [A/R Lender] or CRG holds possession of all or any part of the Collateral, (i) all now existing and hereafter arising security interests of [A/R Lender] in any A/R Facility Senior Collateral shall at all times be senior to the security interests of CRG in such A/R Facility Senior Collateral, and (ii) all now existing and hereafter arising security interests of CRG in any CRG Senior Collateral shall at all times be senior to any interests, including any the security interests of [A/R Lender] in such CRG Senior Collateral. Notwithstanding the foregoing, the [A/R Lender] agrees and acknowledges that it shall not receive, and neither the Borrower nor any obligor shall grant, any security interest to the A/R Lender in the CRG Senior Collateral.

Exhibit I-4

(b)    Each Creditor hereby:
(i)    acknowledges and consents to (A) [Borrower][each Obligor] granting to the other Creditor a security interest in the Common Collateral of such other Creditor, (B) the other Creditor filing any and all financing statements and other documents as reasonably deemed necessary by the other Creditor in order to perfect its security interest in its Common Collateral, and (C) [Borrower’s][each Obligor’s] entry into the Credit Documents to which the other Creditor is a party.
(ii)    acknowledges, agrees and covenants, notwithstanding Section 2(c) but subject to Section 5, that it shall not contest, challenge or dispute the validity, attachment, perfection, priority or enforceability of the other Creditor’s security interest in the Common Collateral, or the validity, priority or enforceability of the other Creditor’s Claim. For the avoidance of doubt and notwithstanding anything in this Agreement to the contrary, [A/R Lender] shall not file or join in any motion or pleading in connection with any Insolvency Proceeding or take any other action seeking to recharacterize any Intellectual Property, the proceeds thereof, or any other CRG Senior Collateral or proceeds thereof as A/R Facility Senior Collateral.
(c)    Subject to Section 2(b)(ii), the priorities provided for herein with respect to security interests and liens are applicable only to the extent that such security interests and liens are enforceable, perfected and have not been avoided; if a security interest or lien is judicially determined to be unenforceable or unperfected or is judicially avoided with respect to one or more Claims or any part thereof, the priorities provided for herein shall not be available to such security interest or lien to the extent that it is avoided or determined to be unenforceable. Nothing in this Section 2(c) affects the operation of any turnover of payment provisions hereof, or of any other agreements among any of the parties hereto.
3.Distribution of Proceeds of Common Collateral. (a) During each Proceeds Sweep Period, all proceeds including proceeds of any sale, exchange, collection, or other disposition of:
(i)    A/R Facility Senior Collateral shall be distributed first, to [A/R Lender], in an amount up to the amount of [A/R Lender]’s Claim; then, to CRG, in an amount up to the amount of CRG’s Claim;
(ii)    CRG Senior Collateral shall be distributed first, to CRG, in an amount up to the amount of CRG’s Claim.
(b)In the event that, notwithstanding Section 3(a), either Creditor shall during any Proceeds Sweep Period receive any payment, distribution, security or proceeds constituting its Junior Collateral prior to the indefeasible payment in full of the other Creditor’s Claims and termination of all commitments of the other Creditor under its Credit Documents, such Creditor shall hold in trust, for such other Creditor, such payment, distribution, security or proceeds, and shall deliver to such other Creditor, in the form received (with any necessary endorsements or as a court of competent jurisdiction may otherwise direct) such payment, distribution, security or proceeds for application to the other Creditor’s Claims in accordance with Section 3(a).
(c)At all times other than during a Proceeds Sweep Period, all proceeds including

Exhibit I-5

proceeds of any sale, exchange, collection, or other disposition of Collateral shall be distributed or applied, as applicable, in accordance with the CRG Documents and the A/R Facility Documents.
(d)Except as expressly set forth herein, nothing in this Section 3 shall obligate either Creditor (i) to sell, exchange, collect or otherwise dispose of Collateral at any time, or (ii) to take any action in violation of any stay imposed in connection with any Insolvency Proceeding, including without limitation the automatic stay in Section 362(a) of the Bankruptcy Code, nor shall either Creditor have any liability to the other arising from or in connection with such Creditor’s failure to take such action.
4.Subordination of Remedies. Each Creditor (for purposes of this Section 4, the “Junior Creditor”) agrees, subject to Section 5, that, (i) unless and until all Claims of the other Creditor (for purposes of this Section 4, the “Senior Creditor”) have been indefeasibly paid in full and all commitments of the Senior Creditor under its Credit Documents have been terminated, or (ii) until the expiration of a period of 180 days from the date of notice of default under the Senior Creditor’s Credit Documents given by the Senior Creditor to the Junior Creditor, whichever is earlier, and whether or not any Insolvency Proceeding has been commenced by or against any Obligor, the Junior Creditor shall not, without the prior written consent of the Senior Creditor, enforce, or attempt to enforce, any rights or remedies under or with respect to any of such Junior Creditor’s Junior Collateral, including causing or compelling the pledge or delivery of such Junior Collateral, any attachment of, levy upon, execution against, foreclosure upon or the taking of other action against or institution of other proceedings with respect to any such Junior Collateral, notifying any account debtors of any Obligor, asserting any claim or interest in any insurance with respect to such Junior Collateral, or exercising any rights under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement with respect to such Junior Collateral, or institute or commence, or join with any person or entity in commencing, any action or proceeding with respect to such rights or remedies (including any action of foreclosure, enforcement, collection or execution and any Insolvency Proceeding involving any Obligor), except that notwithstanding the foregoing, at all times, including during a Proceeds Sweep Period, the Junior Creditor shall be able to exercise its rights under a lockbox agreement or an account control agreement with respect to any deposit account, securities account or commodity account constituting Collateral, including its rights to freeze such account or exercise any rights of offset, provided that any distribution or withdrawal from such account shall be applied in accordance with Section 3(a).
5.Insolvency Proceedings. (a) Rights Continue. In the event of any Obligor’s insolvency, reorganization or any case, action or proceeding, commenced by or against such Obligor, under any bankruptcy or insolvency law or laws relating to the relief of debtors, including, without limitation, any voluntary or involuntary bankruptcy (including any case commenced under the Bankruptcy Code), insolvency, receivership, liquidation, dissolution, winding-up or other similar statutory or common law proceeding or arrangement involving any Obligor, the readjustment of its liabilities, any assignment for the benefit of its creditors, or any marshalling of its assets or liabilities (each, an “Insolvency Proceeding”), (i) this Agreement shall remain in full force and effect in accordance with Section 510(a) of the United States Bankruptcy Code, and (ii) the Collateral shall include, without limitation, all Collateral arising during or after any such Insolvency Proceeding (which Collateral shall be subject to the priorities

Exhibit I-6

set forth in this Agreement).
(b)Proof of Claim, Sales and Plans. At any meeting of creditors or in the event of any Insolvency Proceeding, each Creditor shall retain the right to vote, file a proof of claim and otherwise act with respect to its Claims (including the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition, or extension (a “Plan”)), provided that (i) neither Creditor shall initiate, prosecute or participate in any claim or action in such Insolvency Proceeding directly or indirectly challenging the enforceability, validity, perfection or priority of the other’s Claims, this Agreement, the Credit Documents, or any liens securing the other Creditor’s Claims; and (ii) neither Creditor shall propose any Plan or file or join in any motion or pleading in support of any motion or Plan or exercise any other voting rights unless such Plan provides for the treatment of the Creditors’ claims in accordance with the terms of Section 5(g) and otherwise consistent with the terms of this Agreement, or that would otherwise impair the timely repayment of the other Creditor’s Claims in accordance with its terms or impair or impede any rights of the other Creditor.
(c)Finance and Sale Issues. (i) If any Obligor shall be subject to any Insolvency Proceeding and a Creditor shall desire to permit the use by such Obligor of cash collateral (as defined in Section 363(a) of the Bankruptcy Code, “Cash Collateral”) constituting such Creditor’s Senior Collateral or to permit any Obligor to obtain financing (including on a priming basis with respect to such Creditor’s Senior Collateral), whether from such Creditor or any other third party under Section 362, 363 or 364 of the Bankruptcy Code or any other applicable law (each, a “Post-Petition Financing”), then the other Creditor agrees that it shall not oppose or raise any objection to or contest (or join with or support any third party opposing, objecting to or contesting), such use of Cash Collateral or Post-Petition Financing and shall not request adequate protection or any other relief in connection therewith (except as specifically permitted under Section 5(e)); provided, however, that, notwithstanding the foregoing, either Creditor shall be entitled to oppose, raise objection to, or contest (or join with or support any third party opposing, objecting to, or contesting) any such use of Cash Collateral or Post-Petition Financing if such proposed use of Cash Collateral or Post-Petition Financing would result in any liens on such Creditor’s Senior Collateral to be subordinated to or pari passu with such Cash Collateral or Post-Petition Financing.
(ii)    Each Creditor agrees that it shall raise no objection to, oppose or contest (or join with or support any third party opposing, objecting to or contesting), a sale, revesting or other disposition of any Collateral constituting its Junior Collateral free and clear of its liens or other Claims, whether under Sections 363 or 1141 of the Bankruptcy Code or other applicable law, if the other Creditor has consented to such sale or disposition of such assets; provided, however, that, notwithstanding the foregoing and for the avoidance of doubt, either Creditor shall be entitled to oppose, raise objection to, or contest (or join with or support any third party opposing, objecting to, or contesting) any sale, revesting or other disposition of any Collateral constituting its Senior Collateral free and clear of its liens or other Claims.
(d)Relief from the Automatic Stay. Each Creditor agrees that, until the other Creditor’s Claims have been indefeasibly paid in full, such Creditor shall not seek relief, pursuant to Section 362(d) of the Bankruptcy Code or otherwise, from the automatic stay of Section 362(a) of the Bankruptcy Code or from any other stay in any Insolvency Proceeding in

Exhibit I-7

respect of its Junior Collateral without the prior written consent of such other Creditor.
(e)Adequate Protection. [A/R Lender] agrees that it shall not:
(i)    oppose, object to or contest (or join with or support any third party opposing, objecting to or contesting) (A) any request by CRG for adequate protection in any Insolvency Proceeding (or any granting of such request), or (B) any objection by CRG to any motion, relief, action or proceeding based on such Senior Creditor claiming a lack of adequate protection; or
(ii)    seek or accept any form of adequate protection under any of Sections 362, 363 and/or 364 of the Bankruptcy Code with respect to the Collateral, except to the extent that, in the sole discretion of CRG, the receipt by [A/R Lender] of any such adequate protection would not reduce (or would not have the effect of reducing) or adversely affect the adequate protection that CRG otherwise would be entitled to receive, it being understood that, in any event, (y) no adequate protection shall be requested or accepted by [A/R Lender] unless CRG is satisfied in its sole discretion with the adequate protection afforded to CRG, and (z) any such adequate protection is in the form of a replacement lien on the Obligors’ assets, which lien shall be subordinated to the liens securing CRG’s Claims (including any replacement liens granted in respect of CRG’s Claims) and any Post-Petition Financing (and all obligations relating thereto) on the same basis as the other liens securing [A/R Lender]’s Claims are so subordinated to the liens securing CRG’s Claims as set forth in this Agreement.
(f)Post-Petition Interest. Each Creditor shall not oppose or seek to challenge any claim by the other Creditor for allowance in any Insolvency Proceeding of Claims consisting of post-petition interest, fees or expenses, provided that the treatment of such Claims are consistent with the Creditors’ relative priorities set forth in this Agreement.
(g)Separate Class. Without limiting anything to the contrary contained herein or in the Credit Documents, each Creditor acknowledges and agrees that (i) the grants of liens pursuant to the CRG Documents and the A/R Facility Documents constitute two separate and distinct grants of liens, and (ii) because of, among other things, their differing rights in the Collateral, each Creditor’s Claims are fundamentally different from the other’s Claims and must be separately classified in any Plan proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the respective Claims of the Creditors in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each Creditor hereby acknowledges and agrees (x) that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Obligors in respect of the Collateral, and (y) to turn over to the other Creditor amounts otherwise received or receivable by it in the manner described in Section 3(b) to the extent necessary to effectuate the intent of this sentence.
(h)    Waiver. Each Creditor waives any claim it may hereafter have against the other Creditor arising out of the election by such other Creditor of the application to the claims of such other Creditor of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any Cash Collateral or Post-Petition Financing arrangement or out of any grant of a lien in connection with the Collateral in any Insolvency Proceeding.

Exhibit I-8

6.Notice of Default. Each Creditor shall give to the other prompt written notice of the occurrence of any default or event of default (which has not been promptly waived or cured) under any of its Credit Documents of which it has knowledge (and any subsequent cure or waiver thereof) and shall, simultaneously with giving any notice of default or acceleration to Borrower, provide to the other Creditor a copy of such notice of default. [A/R Lender] acknowledges and agrees that any event of default under the A/R Facility Documents shall be deemed to be an event of default under the CRG Documents. For the avoidance of doubt, nothing in this Section 6 shall obligate either Creditor to provide any notice in violation of any stay imposed in connection with any Insolvency Proceeding, including without limitation the automatic stay in Section 362(a) of the Bankruptcy Code, nor shall either Creditor have any liability to the other arising from or in connection with such Creditor’s failure to take such action.
7.Release of Liens. In the event of any private or public sale or other disposition, by or with the consent of any Creditor (for purposes of this Section 7, the “Senior Creditor”), of all or any portion of such Creditor’s Senior Collateral, the other Creditor (for purposes of this Section 7, the “Junior Creditor”) agrees that such sale or disposition shall be free and clear of such Junior Creditor’s liens, provided that such sale or disposition is made in accordance with the UCC or applicable provisions of the Bankruptcy Code, including without limitation Sections 363(f) or 1141(c) of the Bankruptcy Code. The Junior Creditor agrees that, in connection with any such sale or other disposition, (i) the Senior Creditor is authorized to file any and all UCC and other applicable lien releases and/or terminations in respect of the liens held by the Junior Creditor in connection with such a sale or other disposition, and (ii) it shall execute any and all lien releases or other documents reasonably requested by the Senior Creditor in connection therewith.
8.Attorney-In-Fact. Until the CRG Claims have been fully paid in cash and CRG’s arrangements to lend any funds to the Obligors have been terminated, [A/R Lender] irrevocably appoints CRG as [A/R Lender]’s attorney-in-fact, and grants to CRG a power of attorney with full power of substitution (which power of attorney is coupled with an interest), in the name of [A/R Lender] or in the name of CRG, for the use and benefit of CRG, without notice to [A/R Lender], to perform at CRG’s option the following acts in any bankruptcy, insolvency or similar proceeding involving Borrower:
(a)To file the appropriate claim or claims in respect of the [A/R Lender] Claims on behalf of [A/R Lender] if [A/R Lender] does not do so prior to 30 days before the expiration of the time to file claims in such proceeding and if CRG elects, in its sole discretion, to file such claim or claims; and
(b)To accept or reject any plan of reorganization or arrangement on behalf of [A/R Lender] and to otherwise vote [A/R Lender]’s claims in respect of any [A/R Lender] Claim in any manner that CRG deems appropriate for the enforcement of its rights hereunder.
9.Agent for Perfection. (a) [A/R Lender] acknowledges that applicable provisions of the UCC may require, in order to properly perfect CRG’s security interest in the Common Collateral securing the CRG Claims, that CRG possess certain of such Common Collateral, and may require the execution of control agreements in favor of CRG concerning such Common

Exhibit I-9

Collateral. In order to help ensure that CRG’s security interest in such Common Collateral is properly perfected (but subject to and without waiving the other provisions of this Agreement), [A/R Lender] agrees to hold both for itself and, solely for the purposes of perfection and without incurring any duties or obligations to CRG as a result thereof or with respect thereto, for the benefit of CRG, any such Common Collateral, and agrees that CRG’s lien in such Common Collateral shall be deemed perfected in accordance with applicable law.
(b) CRG acknowledges that applicable provisions of the UCC may require, in order to properly perfect [A/R Lender]’s security interest in the Common Collateral securing the [A/R Lender] Claims, that [A/R Lender] possess certain of such Common Collateral, and may require the execution of control agreements in favor of [A/R Lender] concerning such Common Collateral. In order to help ensure that [A/R Lender]’s security interest in such Common Collateral is properly perfected (but subject to and without waiving the other provisions of this Agreement), CRG agrees to hold both for itself and, solely for the purposes of perfection and without incurring any duties or obligations to [A/R Lender] as a result thereof or with respect thereto, for the benefit of [A/R Lender], any such Common Collateral, and agrees that [A/R Lender]’s lien in such Common Collateral shall be deemed perfected in accordance with applicable law
10.Credit Documents. (a) Each Creditor represents and warrants that it has provided to the other true, correct and complete copies of all Credit Documents which relate to its credit agreement.
(b)At any time and from time to time, without notice to the other Creditor, each Creditor may take such actions with respect to its Claims as such Creditor, in its sole discretion, may deem appropriate, including, without limitation, terminating advances under its Credit Documents, increasing the principal amount, extending the time of payment, increasing applicable interest to the default rate, renewing, compromising or otherwise amending the terms of any documents affecting its Claims and any Collateral therefor, and enforcing or failing to enforce any rights against Borrower or any other person, and no such action or inaction described in this sentence shall impair or otherwise affect such Creditor’s rights hereunder; provided, however, that (i) neither Creditor shall take any action that is inconsistent with the provisions of this Agreement, and (ii) [A/R Lender] shall not increase the portion of [A/R Lender]’s Claim consisting of principal to an amount in excess of $[     ] without the prior written consent of CRG. Each Creditor waives the benefits, if any, of any statutory or common law rule that may permit a subordinating creditor to assert any defenses of a surety or guarantor, or that may give the subordinating creditor the right to require a senior creditor to marshal assets, and each Creditor agrees that it shall not assert any such defenses or rights.
(c)Each Creditor agrees that any other Creditor may release or refrain from enforcing its security interest in the Collateral, or permit the use or consumption of such Collateral by any Obligor free of the other Creditor’s security interest, without incurring any liability to any other Creditor.
11.Waiver of Right to Require Marshaling. Each Creditor hereby expressly waives any right that it otherwise might have to require any other Creditor to marshal assets or to resort to Collateral in any particular order or manner, whether provided for by common law or statute. No

Exhibit I-10

Creditor shall be required to enforce any guaranty or any security interest or lien given by any person or entity as a condition precedent or concurrent to the taking of any Enforcement Action with respect to the Collateral.
12.Representations and Warranties. Each Creditor represents and warrants to the other that:
(a)all action on the part of such Creditor, its officers, directors, partners, members and shareholders, as applicable, necessary for the authorization of this Agreement and the performance of all obligations of such Creditor hereunder has been taken;
(b)this Agreement constitutes the legal, valid and binding obligation of such Creditor, enforceable against such Creditor in accordance with its terms;
(c)the execution, delivery and performance of and compliance with this Agreement by such Creditor will not (i) result in any material violation or default of any term of any of such Creditor’s charter, formation or other organizational documents (such as Articles or Certificate of Incorporation, bylaws, partnership agreement, operating agreement, etc.) or (ii) violate any material applicable law, rule or regulation.
13.Disgorgement. (a) If, at any time after payment in full of the [A/R Lender] Claims any payments of the [A/R Lender] Claims must be disgorged by [A/R Lender] for any reason (including, without limitation, any Insolvency Proceeding), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and CRG shall immediately pay over to [A/R Lender] all money or funds received or retained by CRG with respect to the CRG Claims to the extent that such receipt or retention would have been prohibited hereunder.
(b)    If, at any time after payment in full of the CRG Claims any payments of the CRG Claims must be disgorged by CRG for any reason (including, without limitation, any Insolvency Proceeding), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and [A/R Lender] shall immediately pay over to CRG all money or funds received or retained by [A/R Lender] with respect to the [A/R Lender] Claims to the extent that such receipt or retention would have been prohibited hereunder.
14.Successors and Assigns. This Agreement shall bind any successors or assignees of each Creditor. This Agreement shall remain effective until all Claims are indefeasibly paid or otherwise satisfied in full and Creditors have no commitment to extend credit under the Credit Documents. This Agreement is solely for the benefit of the Creditors and not for the benefit of Borrower or any other party. Each Creditor shall not sell, assign, pledge, dispose of or otherwise transfer all or any portion of its Claims or any of its Credit Documents or any interest in any Common Collateral unless, prior to the consummation of any such action, the transferee thereof shall execute and deliver to the other Creditor an agreement of such transferee to be bound hereby, or an agreement substantially identical to this Agreement providing for the continued subjection of such Claims, the interests of the transferee in the Collateral and the remedies of the transferee with respect thereto as provided herein with respect to the transferring Creditor and for

Exhibit I-11

the continued effectiveness of all of the other rights of the other Creditor arising under this Agreement, in each case in form satisfactory to the other Creditor.
15.Further Assurances. Each Creditor hereby agrees to execute such documents and/or take such further action as the other Creditor may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement, including, without limitation, ratifications and confirmations of this Agreement from time to time hereafter, as and when requested by the other Creditor.
16.Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
17.Governing Law; Waiver of Jury Trial. (a) This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction.
(b)    EACH CREDITOR WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.
18.Entire Agreement. This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments. Each Creditor is not relying on any representations by the other Creditor, Borrower or any other Obligor in entering into this Agreement, and each Creditor has kept and will continue to keep itself fully apprised of the financial and other condition of each Obligor. This Agreement may be amended only by written instrument signed by the Creditors.
19.Relationship among Creditors. The relationship among the Creditors is, and at all times shall remain solely that of Creditors. Creditors shall not under any circumstances be construed to be partners or joint venturers of one another; nor shall the Creditors under any circumstances be deemed to be in a relationship of confidence or trust or a fiduciary relationship with one another, or to owe any fiduciary duty to one another. Creditors do not undertake or assume any responsibility or duty to one another to select, review, inspect, supervise, pass judgment upon or otherwise inform each other of any matter in connection with any Obligor’s property, any Collateral held by any Creditor or the operations of any Obligor. Each Creditor shall rely entirely on its own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by any Creditor in connection with such matters is solely for the protection of such Creditor.
20.Severability. Any provision of this Agreement which is illegal, invalid, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent such illegality, invalidity, prohibition or unenforceability without invalidating or impairing the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
21.Notices. All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be delivered

Exhibit I-12

or sent by first-class mail, postage prepaid, or by overnight courier or messenger service or by facsimile, message confirmed, and shall be deemed to be effective for purposes of this Agreement on the day that delivery is made or refused. Unless otherwise specified in a notice mailed or delivered in accordance with the foregoing sentence, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses and facsimile numbers indicated on the signature pages hereto.
[Signature pages follow.]

Exhibit I-13

IN WITNESS WHEREOF, the undersigned have executed this Intercreditor Agreement as of the date first above written.

[A/R Lender]:

[INSERT NAME OF A/R LENDER]

By
Name:	[_________]
Title:	[_________]

Address for Notices:

[_________]
[_________]
[_________]
Tel:	[_________]
Email:	[_________]

Exhibit I-14

CRG:

CRG PARTNERS III L.P.
By CRG PARTNERS III GP L.P., its General
Partner
By CRG PARTNERS III GP LLC, its
General Partner

By
Name:
Title:

Address for Notices:

1000 Main Street, Suite 2500
Houston, TX 77002
Attn:	General Counsel
Tel.:	713.209.7350
Fax:	713.209.7351
Email:	adorenbaum@crglp.com

CRG PARTNERS III - PARALLEL FUND
“A” L.P.
By GRG PARTNERS III - PARALLEL FUND
“A” GP L.P., its General Partner
By CRG PARTNERS III GP LLC, its
General Partner

By
Name:
Title:

Address for Notices:

1000 Main Street, Suite 2500
Houston, TX 77002
Attn:	General Counsel
Tel.:	713.209.7350
Fax:	713.209.7351
Email:	adorenbaum@crglp.com

Exhibit I-15

CRG PARTNERS III - PARALLEL FUND
“B” (CAYMAN) L.P.
By CRG PARTNERS III (CAYMAN) GP L.P.,
its General Partner
By CRG PARTNERS III GP LLC, its
General Partner

By
Name:
Title:
WITNESS:
Name:

Address for Notices:

1000 Main Street, Suite 2500
Houston, TX 77002
Attn:	General Counsel
Tel.:	713.209.7350
Fax:	713.209.7351
Email:	adorenbaum@crglp.com

CRG PARTNERS III (CAYMAN) L.P.
By CRG PARTNERS III (CAYMAN) GP L.P.,
its General Partner
By CRG PARTNERS III GP LLC, its
General Partner

By
Name:
Title:
WITNESS:
Name:

Address for Notices:

1000 Main Street, Suite 2500
Houston, TX 77002
Attn:	General Counsel
Tel.:	713.209.7350
Fax:	713.209.7351
Email:	adorenbaum@crglp.com

Exhibit I-16

Acknowledged and Agreed to:

BORROWER:

SILK ROAD MEDICAL, INC.

By:
Name:
Title:

Address for Notices:

735 N Pastoria Ave
Sunnyvale, CA 94085
Attn:	Chief Financial Officer
Tel:	[_________]
Fax:	[_________]
Email:	[_________]

Exhibit I-17

Execution Copy
AMENDMENT NO. 1 TO TERM LOAN AGREEMENT
THIS AMENDMENT NO. 1 TO TERM LOAN AGREEMENT, dated as of January 3, 2017 (this “Amendment”) is made among Silk Road Medical, Inc., a Delaware corporation (“Borrower”), and the Lenders party hereto with respect to the Term Loan Agreement.
RECITALS
WHEREAS, the Borrower, the Subsidiary Guarantors from time to time party thereto, and the lenders from time to time party thereto (each a “Lender” and, collectively, the “Lenders”) are parties to a Term Loan Agreement, dated as of October 13, 2015 (as amended, restated, modified or otherwise supplemented from time to time, the “Loan Agreement”).
WHEREAS, the parties hereto desire to amend the Term Loan Agreement on the terms and subject to the conditions set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:
SECTION 1. Definitions; Interpretation.
(a)Terms Defined in Loan Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.
(b)Interpretation. The rules of interpretation set forth in Section 1.03 of the Loan Agreement shall be applicable to this Amendment and are incorporated herein by this reference.
SECTION 2. Amendments to Term Loan Agreement. Subject to Section 3, the Loan Agreement is hereby amended as follows:
(a)The definition of “Commitment Period” is amended and restated in its entirety as follows:
“Commitment Period” means the period from and including the first date on which all the conditions precedents set forth in Section 6.01 has been satisfied (or waived by the Lenders) and through and including April 28, 2017.
(b)Section 6.02(b) is amended and restated in its entirety as follows:
(b)    Amount of Borrowing. The amount of such Borrowing shall equal $5,000,000 or $10,000,000, at Borrower’s option.
(c)    Sections 6.02(c), (d) and (e) are deleted in their entirety.

(c)    Section 8.16 shall be added as follows:
Section 8.16 Additional Financing. If Borrower elects to borrow a subsequent Borrowing pursuant to Section 6.02, Borrower shall (a) prior to or on September 30, 2017, (i) consummate a Qualified Financing from existing investors, Warburg Pincus and Vertical Group Inc. (including their affiliated funds) resulting in net cash proceeds to Borrower of at least the principal amount Borrower borrowed pursuant to Section 6.02 and (ii) deliver to the Lenders a notice certifying satisfaction of the condition set forth in this Section 8.16(a) and (b) promptly deliver any documentation related to such Qualified Financing as is reasonably requested by Lenders so long as such request is received by the Borrower within two (2) Business Days after Lenders’ receipt of the notice pursuant to Section 8.16(a)(ii).
(d)Section 11.01(d) shall be amended and restated in its entirety as follows:
(d) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in Section 8.01 (and such failure continues unremedied for five (5) days), Section 8.02 (and such failure continues unremedied for five (5) days), Sections 8.03(a) (with respect to Borrower’s existence), 8.11, 8.12(a) or (b), 8.14, 8.16(a), 9 or 10.
SECTION 3. Conditions of Effectiveness. The effectiveness of Section 2 shall be subject to the following conditions precedent:
(a)Borrower and all of the Lenders shall have duly executed and delivered this Amendment pursuant to Section 12.04 of the Loan Agreement; provided, however, that this Amendment shall have no binding force or effect unless all conditions set forth in this Section 3 have been satisfied;
(b)No Default or Event of Default under the Loan Agreement shall have occurred and be continuing; and
(c)The Borrower shall have paid or reimbursed Lenders for Lenders’ reasonable out of pocket costs and expenses incurred in connection with this Amendment and invoiced to the Borrower, including Lenders’ reasonable and documented out of pocket legal fees and costs, pursuant to Section 12.03(a)(i)(z) of the Loan Agreement.
SECTION 4. Representations and Warranties; Reaffirmation.
(a)The Borrower hereby represents and warrants to each Lender as follows:
(i)    The Borrower has full power, authority and legal right to make and perform this Amendment. This Amendment is within the Borrower’s corporate powers and has been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). This Amendment (x) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any third party, except for such as have been obtained or made and are in full force and effect, (y) will not violate any applicable law or regulation or the charter, bylaws or other organizational documents of the Borrower and its Subsidiaries or any order of any Governmental Authority, other than any such violations that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (z) will not violate or result in an event of default under any material indenture, agreement or other instrument binding upon the Borrower and its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person.
(ii)    No Default has occurred or is continuing or will result after giving effect to this Amendment.
(iii)    The representations and warranties made by or with respect to the Borrower in Section 7 of the Loan Agreement are (A) in the case of representations qualified by “materiality,” “Material Adverse Effect” or similar language, true and correct in all respects and (B) in the case of all other representations and warranties, true and correct in all material respects (except that the representation regarding representations and warranties that refer to a specific earlier date are true and correct on the basis set forth above as of such earlier date), in each case taking into account any changes made to schedules updated in accordance with Section 7.21 of the Loan Agreement or attached hereto.
(iv)    There has been no Material Adverse Effect since the date of the Loan Agreement.
(b)The Borrower hereby ratifies, confirms, reaffirms, and acknowledges its obligations under the Loan Documents to which it is a party and agrees that the Loan Documents remain in full force and effect, undiminished by this Amendment, except as expressly provided herein. By executing this Amendment, the Borrower acknowledges that it has read, consulted with its attorneys regarding, and understands, this Amendment.
SECTION 5. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.
(a)Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

(b)Submission to Jurisdiction. The Borrower agrees that any suit, action or proceeding with respect to this Amendment or any other Loan Document to which it is a party or any judgment entered by any court in respect thereof may be brought initially in the federal or state courts in Houston, Texas or in the courts of its own corporate domicile and irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment. This Section 6 is for the benefit of the Lenders only and, as a result, no Lender shall be prevented from taking proceedings in any other courts with jurisdiction. To the extent allowed by applicable Laws, the Lenders may take concurrent proceedings in any number of jurisdictions.
(c)Waiver of Jury Trial. THE BORROWER AND EACH LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
SECTION 6. Miscellaneous.
(a)No Waiver. Nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Loan Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Lenders reserve all rights, privileges and remedies under the Loan Documents. Except as amended hereby, the Loan Agreement and other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Loan Agreement shall be deemed to be references to the Loan Agreement as amended hereby.
(b)Severability. In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
(c)Headings. Headings and captions used in this Amendment (including the Exhibits, Schedules and Annexes hereto, if any) are included for convenience of reference only and shall not be given any substantive effect.
(d)Integration. This Amendment constitutes a Loan Document and, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
(e)Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.
(f)Controlling Provisions. In the event of any inconsistencies between the provisions of this Amendment and the provisions of any other Loan Document, the provisions of this Amendment shall govern and prevail. Except as expressly modified by this Amendment, the Loan Documents shall not be modified and shall remain in full force and effect.

IN WITNESS WHE REOF, the parties hereto have duly executed this Amendm ent, as of the date first above written.

BORROWER:

SILK ROAD MEDICAL, INC.

By:	/s/ Erica Rogers
Name:	Erica Togers
Title:	President and CEO

[Signature page to Amendment to Term Loan Agreement (Silk Road)]

LENDERS:

CRG PARTNERS III L.P.
By CRG PARTNERS III GP L.P., its General Partner
By CRG PARTNERS III GP LLC, its General Partner

By:
Name: Nathan Hukill
Title: Authorized Signatory
Address for Notices:
1000 Main Street, Suite 2500
Houston, TX 77002
Attn:    General Counsel
Tel.:    713.209.7350
Fax:    713.209.7351Email:    adorenbaum@crglp.com

CRG PARTNERS III – PARALLEL FUND “A” L.P.
By CRG PARTNERS III – PARALLEL FUND “A” GP L.P., its General Partner
By CRG PARTNERS III GP LLC, its General Partner

By:
Name: Nathan Hukill
Title: Authorized Signatory
Address for Notices:
1000 Main Street, Suite 2500
Houston, TX 77002
Attn:    General Counsel
Tel.:    713.209.7350
Fax:    713.209.7351
Email:    adorenbaum@crglp.com

[Signature page to Amendment to Term Loan Agreement (Silk Road)]

CRG PARTNERS III – PARALLEL FUND “B” (CAYMAN) L.P.
By CRG PARTNERS III (CAYMAN) GP L.P., its General Partner
By CRG PARTNERS III GP LLC, its General Partner

By:
Name: Nathan Hukill
Title: Authorized Signatory

WITNESS:
Name:
Address for Notices:
1000 Main Street, Suite 2500
Houston, TX 77002
Attn:    General Counsel
Tel.:    713.209.7350
Fax:    713.209.7351Email:    adorenbaum@crglp.com

CRG PARTNERS III(CAYMAN) L.P.
By CRG PARTNERS III (CAYMAN) GP L.P., its General Partner
By CRG PARTNERS III GP LLC, its General Partner

By:
Name: Nathan Hukill
Title: Authorized Signatory

WITNESS:
Name:
Address for Notices:
1000 Main Street, Suite 2500
Houston, TX 77002
Attn:    General Counsel
Tel.:    713.209.7350
Fax:    713.209.7351
Email:    adorenbaum@crglp.com

[Signature page to Amendment to Term Loan Agreement (Silk Road)]

AMENDMENT NO. 2 TO TERM LOAN AGREEMENT
THIS AMENDMENT NO. 2 TO TERM LOAN AGREEMENT,, dated as of June 22,2017 (this "Amendment') is made among Silk Road Medical, Inc., a Delaware corporation ("Borrower"), and the Lenders party hereto with respect to the Term Loan Agreement.
RECITALS
WHEREAS, the Borrower, the Subsidiary Guarantors from time to time party thereto, and the lenders from time to time party thereto (each a "Lender" and, collectively, the "Lenders") are parties to a Term Loan Agreement, dated as of October 13, 2015 (as amended by Amendment No. 1 to Term Loan Agreement, dated as of January 3, 2017 and as further, restated, modified or otherwise supplemented from time to time, the"Loan Agreement').
WHEREAS, the parties hereto desire to amend the Term Loan Agreement on the terms and subject to the conditions set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:
SECTION 1. Definitions; Interpretation.
(a)    Terms Defined in Loan Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.
(b)    Interpretation. The rules of interpretation set forth in Section 1.03 of the Loan Agreement shall be applicable to this Amendment and are incorporated herein by this reference.
SECTION 2. Amendment to Term Loan Agreement. Subject to Section 3, Section 8.0l(b) of the Loan Agreement is hereby amended and restated as follows:
(b)    as soon as available and in any event within (i) 180 days after the end of each fiscal year of Borrower (commencing with the fiscal year ending December 31, 2015, but excluding the fiscal year ended December 31, 2016) or (ii) on or prior to August 31, 2017 with respect to the fiscal year ended December 31, 2016, the consolidated and (if prepared by Borrower) consolidating balance sheets of Borrower and its Subsidiaries as of the end of such fiscal year, and the related consolidated and (if prepared by Borrower) consolidating statements of income, shareholders' equity and cash flows of Borrower and its Subsidiaries for such fiscal year, prepared in accordance with GAAP consistently applied, all in reasonable detail and setting forth (in the case of consolidated financial statements) in comparative form the figures for the previous fiscal year, accompanied by a report and opinion on such consolidated financial statements of PricewaterhouseCoopers LLP or another firm of independent certified public accountants of recognized national

1

standing reasonably acceptable to the Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any qualification or exception as to the scope of such audit, and in the case of any prepared consolidating financial statements, certified by a Responsible Officer of Borrower;
SECTION 3. Conditions of Effectiveness. The effectiveness of Section 2 shall be subject to the following conditions precedent:
(a)Borrower and all of the Lenders shall have duly executed and delivered this Amendment pursuant to Section 12.04 of the Loan Agreement; provided, however, that this Amendment shall have no binding force or effect unless all conditions set forth in this Section 3 have been satisfied;
(b)No Default or Event of Default under the Loan Agreement shall have occurred and be continuing; and
(c)The Borrower shall have paid or reimbursed Lenders for Lenders' reasonable out of pocket costs and expenses incurred in connection with this Amendment and invoiced to the Borrower, including Lenders' reasonable and documented out of pocket legal fees and costs, pursuant to Section 12.03(a)(i)(z) of the Loan Agreement.
SECTION 4. Representations and Warranties; Reaffirmation.
(a)The Borrower hereby represents and warrants to each Lender as follows:
(i)    The Borrower has full power, authority and legal right to make and perform this Amendment. This Amendment is within the Borrower's corporate powers and has been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). This Amendment (x) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any third party, except for such as have been obtained or made and are in full force and effect, (y) will not violate any applicable law or regulation or the charter, bylaws or other organizational documents of the Borrower and its Subsidiaries or any order of any Governmental Authority, other than any such violations that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (z) will not violate or result in an event of default under any material indenture, agreement or other instrument binding upon the Borrower and its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person.
(ii)    No Default has occurred or is continuing or will result after giving effect to this Amendment.

2

(iii)    The representations and warranties made by or with respect to the Borrower in Section 7 of the Loan Agreement are (A) in the case of representations qualified by "mate riality," "Material Adverse Effect" or similar language, true and correct in all respects and (B) in the case of all other representations and warranties, true and correct in all material respects (except that the representation regarding representations and warranties t hat refer to a specific earlier date are true and correct on the basis set forth above as of such earlier date), in each case taking into account any changes made to schedules updated in accordance with Section 7.21 of the Loan Agreement or attached hereto.
(iv)    There has been no Material Adverse Effect since the date of the Loan Agreement.
(b)The Borrower hereby ratifies, confirms, reaffirms, and acknowledges its obligations under the Loan Documents to which it is a party and agrees that the Loan Documents remain in full force and effect, undiminished by this Amendment, except as expressly provided herein. By executing this Amendment, the Borrower acknowledges that it has read, consulted with its attorneys regarding, and understands, this Amendment.
SECTION 5. GOVERNING LAW; S UBMISSION TO JURISDICTION;WAJVER OF JURYTRIAL .
(a)Governing Law. This Amendment and the rights and obl igations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts -of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.
(b)Submission to Jurisdiction. The Borrower agrees that any suit, action or proceeding with respect to this Amendment or any other Loan Document to which it is a party or any judgment entered by any court in respect thereof may be brought initially in the federal or state courts in Houston, Texas or in the courts of its own corporate domicile and irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment. This Section 6 is for the benefit of the Lenders only and, as a result, no Lender shall be prevented from taking proceedings in any other courts with jurisdiction. To the extent allowed by applicable Laws, the Lenders may take concurrent proceedings in any number of jurisdictions.
(c)Waiver of Jury Trial. THE BORROWER AND EACH LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APP LICABLE LAW, ANY AND ALL RJGHT TO TRIAL BY JURY IN ANY SU IT, ACTION OR PROCEEDING ARJSING OUT OF OR RELATING TO THIS AMENDMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
SECTION 6. Miscellaneous.
(a)No Waiver. Nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Loan Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Lenders reserve all rights, privileges and remedies under the Loan

3

Documents. Except as amended hereby, the Loan Agreement and other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Loan Agreement shall be deemed to be references to the Loan Agreement as amended hereby.
(b)Severability. In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
(c)Headings. Headings and captions used in this Amendment (including the Exhibits, Schedules and Annexes hereto, if any) are included for convenience of reference only and shall not be given any substantive effect.
(d)Integration. This Amendment constitutes a Loan Document and, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
(e)Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.
(f)Controlling Provisions. In the event of any inconsi stencies between the provisions of this Amendment and the provisions of any other Loan Docum ent, the provisions of this Amendment shall govern and prevail. Except as expressly modified by this Amendment, the Loan Documents shall not be modified and shall remain in full force and effect.

4

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

BORROWER:

SILK ROAD MEDICAL, INC.

By:	/s/ Erica Rogers
Name:	Erica Togers
Title:	President & CEP

[Signature page to Amendment to Term Loan Agreement (Silk Road)]

LENDERS:

CRG PARTNERS III L.P.
By CRG PARTNERS III GP L.P., its General Partner
By CRG PARTNERS III GP LLC, itsGeneral Partner

By	/s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory
Address for Notices:
1000 Main Street, Suite 2500
Houston, TX 77002
Attn:    General Counsel
Tel.:    713.209.7350
Fax:    713.209.7351
Email:    adorenbaum@crglp.com

CRG PARTNERS III – PARALLEL FUND “A” L.P.
By CRG PARTNERS III – PARALLEL FUND “A” GP L.P., its General Partner
By CRG PARTNERS III GP LLC, its General Partner

By	/s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory
Address for Notices:
1000 Main Street, Suite 2500
Houston, TX 77002
Attn:    General Counsel
Tel.:    713.209.7350
Fax:    713.209.7351
Email:    adorenbaum@crglp.com

[Signature page to Amendment to Term Loan Agreement (Silk Road)]

CRG PARTNERS III – PARALLEL FUND “B” (CAYMAN) L.P.
By CRG PARTNERS III (CAYMAN) GP L.P., its General Partner
By CRG PARTNERS III GP LLC, its General Partner

By	/s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

WITNESS:	/s/ Nicole Nesson
Name:	Nicole Nesson
Address for Notices:
1000 Main Street, Suite 2500
Houston, TX 77002
Attn:    General Counsel
Tel.:    713.209.7350
Fax:    713.209.7351
Email:    adorenbaum@crglp.com

CRG PARTNERS III(CAYMAN) L.P.
By CRG PARTNERS III (CAYMAN) GP L.P., its General Partner
By CRG PARTNERS III GP LLC, its General Partner

By	/s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

WITNESS:	/s/ Nicole Nesson
Name:	Nicole Nesson
Address for Notices:
1000 Main Street, Suite 2500
Houston, TX 77002
Attn:    General Counsel
Tel.:    713.209.7350
Fax:    713.209.7351
Email:    adorenbaum@crglp.com

[Signature page to Amendment to Term Loan Agreement (Silk Road)]

AMENDMENT NO. 3 TO TERM LOAN AGREEMENT
THIS AMENDMENT NO. 3 TO TERM LOAN AGREEMENT, dated as of November 30, 2017 (this "Amendment') is made among Silk Road Medical, Inc., a Delaware corporation ("Borrower"), and the Lenders party hereto with respect to the Term Loan Agreement.
RECITALS
WHEREAS, the Borrower, the Subsidiary Guarantors from time to time party thereto, and the lenders from time to time party thereto (each a "Lender" and, collectively, the "Lenders") are parties to a Term Loan Agreement, dated as of October 13 , 2015 (as amended by Amendment No. 1 to Term Loan Agreement, dated as of January 3, 2017, as further amended by Amendment No. 2 to Term Loan Agreement, dated as of June 22, 2017 and as further, restated, modified or otherwise supplemented from time to time, the "Loan Agreement').
WHEREAS, the parties hereto desire to amend the Term Loan Agreement on the terms and subject to the conditions set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual agreements, prov1s1ons and covenants contained herein, the parties agree as follows:
SECTION 1. Definitions, Interpretation.
(a)Terms Defined in Loan Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.
(b)Interpretation. The rules of interpretation set forth in Section 1.03 of the Loan Agreement shall be applicable to this Amendment and are incorporated herein by this reference.
SECTION 2. Amendment to Term Loan Agreement. Subject to Section 3 of this Amendment, Section 9.01(1) of the Loan Agreement is hereby amended and restated as follows:
"(1) Indebtedness up to an aggregate principal amount of $310,000 with respect to letters of credit issued solely to support any lease of real property entered into in the ordinary course of business;"
SECTION 3. Conditions of Effectiveness. The effectiveness of Section 2 of this Amendment shall be subject to the following conditions precedent:
(a)Borrower and all of the Lenders shall have duly executed and delivered this Amendment pursuant to Section 12.04 of the Loan Agreement; provided, however, that this Amendment shall have no binding force or effect unless all conditions set forth in this Section 3 have been satisfied;

1

(b)No Default or Event of Default under the Loan Agreement shall have occurred and be continuing; and
(c)The Borrower shall have paid or reimbursed Lenders for Lenders' reasonable out of pocket costs and expenses incurred in connection with this Amendment and invoiced to the Borrower, including Lenders' reasonable and documented out of pocket legal fees and costs, pursuant to Section 12.03(a)(i)(z) of the Loan Agreement.
SECTION 4. Representations and Warranties; Reaffirmation.
(a)The Borrower hereby represents and warrants to each Lender as follows:
(i)    The Borrower has full power, authority and legal right to make and perform this Amendment. This Amendment is within the Borrower's corporate powers and has been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). This Amendment (x) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any third party, except for such as have been obtained or made and are in full force and effect, (y) will not violate any applicable law or regulation or the charter, bylaws or other organizational documents of the Borrower and its Subsidiaries or any order of any Governmental Authority, other than any such violations that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (z) will not violate or result in an event of default under any material indenture, agreement or other instrument binding upon the Borrower and its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person.
(ii)    No Default has occurred or is continuing or will result after giving effect to this Amendment.
(iii)    The representations and warranties made by or with respect to the Borrower in Section 7 of the Loan Agreement are (A) in the case of representations qualified by "materiality," "Material Adverse Effect" or similar language, true and correct in all respects and (B) in the case of all other representations and warranties, true and correct in all material respects (except that the representation regarding representations and warranties that refer to a specific earlier date are true and correct on the basis set forth above as of such earlier date), in each case taking into account any changes made to schedules updated in accordance with Section 7.21 of the Loan Agreement or attached hereto.
(iv)    There has been no Material Adverse Effect since the date of the Loan Agreement.
(b)The Borrower hereby ratifies, confirms, reaffirms, and acknowledges its obligations under the Loan Documents to which it is a party and agrees that the Loan Documents

2

remain in full force and effect, undiminished by this Amendment, except as expressly provided herein. By executing this Amendment, the Borrower acknowledges that it has read, consulted with its attorneys regarding, and understands, this Amendment.
(c)Borrower and Lenders hereby acknowledge and agree that upon an event of an acceleration or other mandatory prepayment event, the"Redemption Date'" for purposes of calculating the Prepayment Premium will be date of such acceleration or such obligation to mandatorily prepay arose.
SECTION 5. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.
(a)Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.
(b)Submission to Jurisdiction. The Borrower agrees that any suit, action or proceeding with respect to this Amendment or any other Loan Document to which it is a party or any judgment entered by any court in respect thereof may be brought initially in the federal or state courts in Houston, Texas or in the courts of its own corporate domicile and irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment. This Section 5 is for the benefit of the Lenders only and, as a result, no Lender shall be prevented from taking proceedings in any other courts with jurisdiction. To the extent allowed by applicable Laws, the Lenders may take concurrent proceedings in any number of jurisdictions.
(c)Waiver of Jury Trial. THE BORROWER AND EACH LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
SECTION 6. Miscellaneous.
(a)    No Waiver. Nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Loan Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Lenders reserve all rights, privileges and remedies under the Loan Documents. Except as amended hereby, the Loan Agreement and other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Loan Agreement shall be deemed to be references to the Loan Agreement as amended hereby.
(b)    Severability. In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

3

(c)    Headings. Headings and captions used in this Amendment ( including the Exhibits, Schedules and Annexes hereto, if any) are included for convenience of reference only and shall not be given any substantive effect.
(d)    Integration. This Amendment constitutes a Loan Document and, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
(e)    Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Executed counterparts delivered by facsimile or other electronic transmission (e.g., "PDF" or "TIF'') shall be effective as delivery of a manually executed counterpart.
(f)    Controlling Provisions. In the event of any inconsistencies between the provisions of this Amendment and the provisions of any other Loan Document, the provisions of this Amendment shall govern and prevail. Except as expressly modified by this Amendment, the Loan Documents shall not be modified and shall remain in full force and effect.
[Remainder of page intentionally left blank]

4

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

BORROWER:

SILK ROAD MEDICAL, INC.

By:	/s/ Lucas W. Buchanan
Name:	Lucas W. Buchanan
Title:	CFO

LENDERS:

CRG PARTNERS III L.P.
By CRG PARTNERS III GP L.P., its General Partner
By CRG PARTNERS III GP LLC, its General Partner

By	/s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory
Address for Notices:
1000 Main Street, Suite 2500
Houston, TX 77002
Attn:    General Counsel
Tel.:    713.209.7350
Fax:    713.209.7351
Email:    adorenbaum@crglp.com

CRG PARTNERS III – PARALLEL FUND “A” L.P.
By CRG PARTNERS III – PARALLEL FUND “A” GP L.P., its General Partner
By CRG PARTNERS III GP LLC, its General Partner

By	/s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory
Address for Notices:
1000 Main Street, Suite 2500
Houston, TX 77002
Attn:    General Counsel
Tel.:    713.209.7350
Fax:    713.209.7351
Email:    adorenbaum@crglp.com

CRG PARTNERS III – PARALLEL FUND “B” (CAYMAN) L.P.
By CRG PARTNERS III (CAYMAN) GP L.P., its General Partner
By CRG PARTNERS III GP LLC, its General Partner

By	/s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

WITNESS:	/s/ Nicole Nesson
Name:	Nicole Nesson
Address for Notices:
1000 Main Street, Suite 2500
Houston, TX 77002
Attn:    General Counsel
Tel.:    713.209.7350
Fax:    713.209.7351
Email:    adorenbaum@crglp.com

CRG PARTNERS III(CAYMAN) L.P.
By CRG PARTNERS III (CAYMAN) GP L.P., its General Partner
By CRG PARTNERS III GP LLC, its General Partner

By	/s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

WITNESS:	/s/ Nicole Nesson
Name:	Nicole Nesson
Address for Notices:
1000 Main Street, Suite 2500
Houston, TX 77002
Attn:    General Counsel
Tel.:    713.209.7350
Fax:    713.209.7351
Email:    adorenbaum@crglp.com

AMENDMENT NO. 4 TO TERM LOAN AGREEMENT
THIS AMENDMENT NO. 4 TO TERM LOAN AGREEMENT, dated as of June 25, 2018 (this "Amendment") is made among Silk Road Medical, Inc., a Delaware corporation ("Borrower"), and the Lenders party hereto with respect to the Term Loan Agreement.
RECITALS
WHEREAS, the Borrower, the Subsidiary Guarantors from time to time party thereto, and the lenders from time to time party thereto (each a "Lender" and, collectively, the "Lenders") are parties to a Term Loan Agreement, dated as of October 13, 2015 (as amended by Amendment No. 1 to Term Loan Agreement, dated as of January 3, 2017, as further amended by Amendment No. 2 to Term Loan Agreement, dated June 22, 2017, as further amended by Amendment No. 3 to Term Loan Agreement, dated November 30, 2017 and as further, restated, modified or otherwise supplemented from time to time, the "Loan Agreement").
WHEREAS, the parties hereto desire to amend the Term Loan Agreement on the terms and subject to the conditions set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual agreements, prov1s10ns and covenants contained herein, the parties agree as follows:
SECTION 1. Definitions; Interpretation.
(a)    Terms Defined in Loan Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.
(b)    Interpretation. The rules of interpretation set forth in Section 1.03 of the Loan Agreement shall be applicable to this Amendment and are incorporated herein by this reference.
SECTION 2. Amendment to Term Loan Agreement. Subject to Section 3, Section 8.0l(b) of the Loan Agreement is hereby amended and restated as follows:
(b) as soon as available and in any event within (i) 180 days after the end of each fiscal year of Borrower (commencing with the fiscal year ending December 31, 2015, but excluding the fiscal year ended December 31, 2016 and the fiscal year ended December 31, 2017), (ii) on or prior to August 31, 2017 with respect to the fiscal year ended December 31, 2016, or (iii) on or prior to September 1, 2018 with respect to the fiscal year ended December 31, 2017, the consolidated and (if prepared by Borrower) consolidating balance sheets of Borrower and its Subsidiaries as of the end of such fiscal year, and the related consolidated and (if prepared by Borrower) consolidating statements of income, shareholders' equity and cash flows of Borrower and its Subsidiaries for such fiscal year, prepared in accordance with GAAP consistently applied, all in reasonable detail and setting forth (in

4

the case of consolidated financial statements) in comparative form the figures for the previous fiscal year, accompanied by a report and opinion on such consolidated financial statements of PricewaterhouseCoopers LLP or another firm of independent certified public accountants of recognized national standing reasonably acceptable to the Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any qualification or exception as to the scope of such audit, and in the case of any prepared consolidating financial statements, certified by a Responsible Officer of Borrower;
SECTION 3. Conditions of Effectiveness. The effectiveness of Section 2 shall be subject to the following conditions precedent:
(a)Borrower and all of the Lenders shall have duly executed and delivered this Amendment pursuant to Section 12.04 of the Loan Agreement; provided, however, that this Amendment shall have no binding force or effect unless all conditions set forth in this Section 3 have been satisfied;
(b)No Default or Event of Default under the Loan Agreement shall have occurred and be continuing; and
(c)The Borrower shall have paid or reimbursed Lenders for Lenders' reasonable out of pocket costs and expenses incurred in connection with this Amendment and invoiced to the Borrower, including Lenders' reasonable and documented out of pocket legal fees and costs, pursuant to Section 12.03(a)(i)(z) of the Loan Agreement.
SECTION 4. Representations and Warranties; Reaffirmation.
(a)The Borrower hereby represents and warrants to each Lender as follows:
(i)    The Borrower has full power, authority and legal right to make and perform this Amendment. This Amendment is within the Borrower's corporate powers and has been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). This Amendment (x) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any third party, except for such as have been obtained or made and are in full force and effect, (y) will not violate any applicable law or regulation or the charter, bylaws or other organizational documents of the Borrower and its Subsidiaries or any order of any Governmental Authority, other than any such violations that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (z) will not violate or result in an event of default under any material indenture,

5

agreement or other instrument binding upon the Borrower and its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person.
(ii)    No Default has occurred or is continuing or will result after giving effect to this Amendment.
(iii)    The representations and warranties made by or with respect to the Borrower in Section 7 of the Loan Agreement are (A) in the case of representations qualified by "materiality," "Material Adverse Effect" or similar language, true and correct in all respects and (B) in the case of all other representations and warranties, true and correct in all material respects (except that the representation regarding representations and warranties that refer to a specific earlier date are true and correct on the basis set forth above as of such earlier date), in each case taking into account any changes made to schedules updated in accordance with Section 7.21 of the Loan Agreement or attached hereto.
(iv)    There has been no Material Adverse Effect since the date of the Loan Agreement.
(b)The Borrower hereby ratifies, confirms, reaffirms, and acknowledges its obligations under the Loan Documents to which it is a party and agrees that the Lo,m Documents remain in full force and effect, undiminished by this Amendment, except as expressly provided herein. By executing this Amendment, the Borrower acknowledges that it has read, consulted with its attorneys regarding, and understands, this Amendment.
SECTION 5. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.
(a)Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.
(b)Submission to Jurisdiction. The Borrower agrees that any suit, action or proceeding with respect to this Amendment or any other Loan Document to which it is a party or any judgment entered by any court in respect thereof may be brought initially in the federal or state courts in Houston, Texas or in the courts of its own corporate domicile and irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment. This Section 6 is for the benefit of the Lenders only and, as a result, no Lender shall be prevented from taking proceedings in any other courts with jurisdiction. To the extent allowed by applicable Laws, the Lenders may take concurrent proceedings in any number of jurisdictions.
(c)Waiver of Jury Trial. THE BORROWER AND EACH LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

6

SECTION 6. Miscellaneous.
(a)No Waiver. Nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Loan Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Lenders reserve all rights, privileges and remedies under the Loan Documents. Except as amended hereby, the Loan Agreement and other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Loan Agreement shall be deemed to be references to the Loan Agreement as amended hereby.
(b)Severability. In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
(c)Headings. Headings and captions used in this Amendment (including the Exhibits, Schedules and Annexes hereto, if any) are included for convenience of reference only and shall not be given any substantive effect.
(d)Integration. This Amendment constitutes a Loan Document and, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
(e)Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.
(f)Controlling Provisions. In the event of any inconsistencies between the provisions of this Amendment and the provisions of any other Loan Document, the provisions of this Amendment shall govern and prevail. Except as expressly modified by this Amendment, the Loan Documents shall not be modified and shall remain in full force and effect.

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CRG PARTNERS III – PARALLEL FUND “B” (CAYMAN) L.P.
By CRG PARTNERS III (CAYMAN) GP L.P., its General Partner
By CRG PARTNERS III GP LLC, its General Partner

By	/s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

WITNESS:	/s/ Nicole Nesson
Name:	Nicole Nesson
Address for Notices:
1000 Main Street, Suite 2500
Houston, TX 77002
Attn:    General Counsel
Tel.:    713.209.7350
Fax:    713.209.7351
Email:    adorenbaum@crglp.com

CRG PARTNERS III(CAYMAN) L.P.
By CRG PARTNERS III (CAYMAN) GP L.P., its General Partner
By CRG PARTNERS III GP LLC, its General Partner

By	/s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

WITNESS:	/s/ Nicole Nesson
Name:	Nicole Nesson
Address for Notices:
1000 Main Street, Suite 2500
Houston, TX 77002
Attn:    General Counsel
Tel.:    713.209.7350
Fax:    713.209.7351
Email:    adorenbaum@crglp.com

[Signature page to Amendment to Term Loan Agreement (Silk Road)]

LENDERS:

CRG PARTNERS III L.P.
By CRG PARTNERS III GP L.P., its General Partner
By CRG PARTNERS III GP LLC, its General Partner

By	/s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory
Address for Notices:
1000 Main Street, Suite 2500
Houston, TX 77002
Attn:    General Counsel
Tel.:    713.209.7350
Fax:    713.209.7351
Email:    adorenbaum@crglp.com

CRG PARTNERS III – PARALLEL FUND “A” L.P.
By CRG PARTNERS III – PARALLEL FUND “A” GP L.P., its General Partner
By CRG PARTNERS III GP LLC, its General Partner

By	/s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory
Address for Notices:
1000 Main Street, Suite 2500
Houston, TX 77002
Attn:    General Counsel
Tel.:    713.209.7350
Fax:    713.209.7351
Email:    adorenbaum@crglp.com

[Signature page to Amendment to Term Loan Agreement (Silk Road)]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

BORROWER:

SILK ROAD MEDICAL, INC.

By:	/s/ Lucas W. Buchanan
Name:	Lucas W. Buchanan
Title:	CFO

[Signature page to Amendment to Term Loan Agreement (Silk Road)]

Execution Copy
AMENDMENT NO. 5 TO TERM LOAN AGREEMENT
THIS AMENDMENT NO. 5 TO TERM LOAN AGREEMENT, dated as of September 4, 2018 (this “Amendment”) is made among Silk Road Medical, Inc., a Delaware corporation (“Borrower”), and the Lenders party hereto with respect to the Term Loan Agreement.
RECITALS
WHEREAS, the Borrower, the Subsidiary Guarantors from time to time party thereto, and the lenders from time to time party thereto (each a “Lender” and, collectively, the “Lenders”) are parties to a Term Loan Agreement, dated as of October 13, 2015 (as amended by Amendment No. 1 to Term Loan Agreement, dated as of January 3, 2017, amended by Amendment No. 2 to Term Loan Agreement, dated as of June 22, 2017, as amended by Amendment No. 3 to Term Loan Agreement, dated November 30, 2017, as amended by Amendment No. 4 to Term Loan Agreement, dated June 25, 2018 and as further, restated, modified or otherwise supplemented from time to time, the “Loan Agreement”).
WHEREAS, the parties hereto desire to amend the Term Loan Agreement on the terms and subject to the conditions set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:
SECTION 1. Definitions; Interpretation.
(a)Terms Defined in Loan Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.
(b)Interpretation. The rules of interpretation set forth in Section 1.03 of the Loan Agreement shall be applicable to this Amendment and are incorporated herein by this reference.
SECTION 2. Amendment to Term Loan Agreement. Subject to Section 3, the Loan Agreement is hereby amended as follows:
2.1    The following definitions shall be added to Section 1.01 of the Loan Agreement as follows:
“Common Stock” means the class of common stock of Borrower into which Borrower’s preferred stock is converted in connection with a Qualified IPO.
“Fifth Amendment Effective Date” means September 4, 2018.
“Fourth Tranche Borrowing” means a Borrowing pursuant to Section 6.04.

1

“Qualified IPO” means (i) an underwritten initial public offering of the common stock of Borrower which results in market capitalization at the time of the initial public offering (calculated based on the outstanding shares of common stock multiplied by the Qualified IPO Price) of at least$250,000,000 and a listing of such common stock on The Nasdaq Global Market, The Nasdaq Global Select Market or The New York Stock Exchange; or (ii) such other definition of “Qualified IPO” as otherwise approved by the board of directors of Borrower; provided that in connection with such initial public offering all of Borrower’s outstanding preferred stock shall be converted into Common Stock.
“Qualified IPO Price” means, with respect to a Qualified IPO, the price per share at which shares of the common stock of Borrower are sold to the public in such Qualified IPO.
“Third Tranche Borrowing” means a Borrowing pursuant to Section 6.03.
2.2The definition of “Interest-Only Period” in Section 1.01 of the Loan Agreement is hereby removed in its entirety.
2.3The definition of “Commitment” in Section 1.01 of the Loan Agreement is hereby amended by replacing “$30,000,000” in such definition with “$55,000,000” and to delete the words “on the date hereof” in the second sentence of such definition.
2.4The definition of “Commitment Period” in Section 1.01 of the Loan Agreement is hereby amend by replacing “April 28, 2017” in such definition with June 30, 2019”.
2.5The definition of “Stated Maturity Date” in Section 1.01 of the Loan Agreement is hereby amended by replacing “twenty-fourth (24th)” in such definition with “twenty-ninth (29th)”.
2.6Section 2.01 of the Loan Agreement is hereby amended and restated in its entirety as follows:
2.01    Commitments. Each Lender agrees severally, on and subject to the terms and conditions of this Agreement (including Section 6), to make up to four term loans (provided that PIK Loans shall be deemed not to constitute “term loans” for purposes of this Section 2.01) to Borrower, each on a Business Day during the Commitment Period in Dollars in an aggregate principal amount for such Lender not to exceed such Lender’s Commitment; provided, however, that at no time shall any Lender be obligated to make a Loan in excess of such Lender’s Proportionate Share of the amount by which the then effective Commitments exceed the aggregate principal amount of Loans (excluding PIK Loans) made by such Lender pursuant hereto. Amounts of Loans repaid may not be reborrowed.

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2.7Section 3.01(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:
"(a)Repayment.    Borrower agrees to repay to Lenders the outstanding principal amount of the Loans on the Maturity Date.”
2.8Section 6.03 of the Loan Agreement (and all references thereto) shall be renumbered as and hereafter referred to as Section 6.05 of the Loan Agreement.
2.9Section 2.08 of the Loan Agreement is hereby added and inserted as follows:
“Section 2.08. Conversion.
(a)In connection with a Qualified IPO, up to 25%, in 5% increments, of the outstanding principal balance on the Loans (including PIK Loans) may be converted, at Borrower’s option and subject to terms specified herein, into Common Stock (the “Conversion Shares”) at a conversion price per share equal to the Qualified IPO Price (the “Conversion”). For the avoidance of doubt, converted Loans shall continue to accrue interest until the consummation of the Conversion, which accrued interest shall be due and payable on the Payment Date immediately following the Conversion.
(b)The Conversion pursuant to Section 2.08(a) shall be subject to the following conditions:
(i)Borrower shall have provided prior written notice to the Lenders at least thirty (30) days prior to the expected pricing date of the Qualified IPO specifying (a) the expected range of the Qualified IPO Price, (b) the amount of the Loan being converted and (c) the targeted closing date of such Qualified IPO (the “Conversion Notice”);
(ii)the principal amount of Loans subject to the Conversion shall not exceed the principal amount specified in the Conversion Notice; and
(iii)all Conversion Shares issued upon conversion of Notes will be fully paid and non-assessable by the Borrower and free from all preemptive rights, taxes, liens and charges with respect to the issue thereof.
(c)Upon Conversion of a Loan under this Section 2.08, such Loan will, for all purposes, be deemed to be converted into Conversion Shares, at which time such portion of the principal amount of the Loan specified in the Conversion Notice shall be deemed cancelled and fully satisfied. Upon conversion of such Loan, promptly following the closing date for the Qualified IPO, Borrower will issue and deliver to each Lender a certificate or certificates for

3

the aggregate number of Conversion Shares to which such Lender is entitled and cash or check with respect to any fractional interest in a Conversion Shares.
(d)In connection with any Qualified IPO, each of the Lenders agrees, if requested by Borrower and the lead underwriter in such Qualified IPO, to enter into an agreement in customary form with such lead underwriter not to sell or otherwise transfer or dispose of any Conversion Shares held by such Lender during the one hundred eighty (180)-day period (or such other period as may be requested by the Borrower or the managing underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2241, or any successor provisions or amendments thereto) following the effective date of a registration statement of the Borrower filed under the Securities Act, provided that (i) such agreement only applies to the Qualified IPO; and (ii) all executive officers of the Company enter into similar agreements; provided further that such agreement contains customary exclusions for permitted transfers, including transfers to Affiliates and distributions to investors and transfers upon a change of control or similar transaction.
(e)The person or persons entitled to receive the Conversion Shares issuable upon a Conversion shall be treated for all purposes as the legal and record holder or holders of such Conversion Shares upon the pricing of the Qualified IPO; provided that the Conversion shall be effective upon the closing of the Qualified IPO.
(f)On or after the date that is six months after the date of the Conversion, at the request of any Lender, the Borrower shall promptly:
(i)notify such Lender whether or not the conditions specified in Rule 144(c)(1) under the Securities Act have been met;
(ii)subject to Section 2.08(d), provided the Holder is not an affiliate of the Borrower, and has not been an affiliate of the Borrower for the 90 days preceding the date of such request and if, prior to one year after the date of Conversion, subject to compliance by the Borrower with Rule 144(c)(1) under the Securities Act, ensure that the Conversion Shares will be freely transferable, without restriction or limitation (including any volume limitation) under federal or state securities laws, pursuant to Rule 144 under the Securities Act and cause the removal of legend or stop transfer order restricting the resale or transferability of thereof and cooperate with such Lender in exchanging any certificates representing Conversion Shares for book-entry credits to such Lender’s or it’s designee’s balance account with the DTC.
(g)No Prepayment Premium shall apply to the principal amount of any Loans that are converted pursuant to this Section 2.08 and the

4

principal amount of such Loans shall be excluded from the calculation of the facility fee payable pursuant to Section 2 of the Fee Letter.
2.10Section 3.02(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:
"(a)Interest Generally. Subject to Section 3.02(d), Borrower agrees to pay to the Lenders interest on the unpaid principal amount of the Loans and the amount of all other outstanding Obligations, in the case of the Loans, for the period from the applicable Borrowing Date, and in the case of any other Obligation, from the date such other Obligation is due and payable, in each case, until paid in full, at a rate per annum equal to (i) before the Fifth Amendment Effective Date, 13.00%, (ii) on and after the Fifth Amendment Date Effective Date, 10.75%, and (iii) on and after the consummation of a Qualified IPO, 10.00%.”
2.11Section 3.02(d) of the Loan Agreement is hereby amended and restated in its entirety as follows:
(d)    Paid In-Kind Interest. Notwithstanding Section 3.01(a), at any time during the PIK Period, Borrower may elect to pay the interest on the outstanding principal amount of the Loans payable pursuant to Section 3.01 as follows: (i) prior to the Fifth Amendment Effective Date, (1) only 8.50% of the 13.00% per annum interest in cash and (2) 4.50% of the 13.00% per annum interest as compounded interest, added to the aggregate principal amount of the Loans, (ii) on or after the Fifth Amendment Effective Date (1) only 8.00% of the 10.75% per annum interest in cash and (2) 2.75% per annum interest as compounded interest, added to the aggregate principal amount of the Loans, and (iii) on or after the consummation of a Qualified IPO, (1) only 8.00% of the 10.00% per annum interest in cash and (2) 2.00% per annum interest as compounded interest, added to the aggregate principal amount of the Loans (the amount of any such compounded interest pursuant to clauses (i), (ii) or (iii) being a “PIK Loan”). At the request of any Lender, the PIK Loan of such Lender may be evidenced by a Note in the form of Exhibit C-2. The principal amount of each PIK Loan shall accrue interest in accordance with the provisions of this Agreement applicable to the Loans.
2.12    Section 6.03 of the Loan Agreement is hereby added and inserted as follows: “
6.03 Conditions to Third Tranche Borrowing. The obligation of each Lender to make a Loan as part of the Third Tranche Borrowing is subject to the following conditions precedent:
(a)    Amount of Borrowing. The amount of such Borrowing shall be (i) $15,000,000 or (ii) at Borrower’s option, greater than $15,000,000, in increments of $2,500,000.

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(b)    Notice of Borrowing.    A Notice of Borrowing shall have been received no later than August 8, 2018.
(c)    Date of Borrowing. Such Borrowing shall occur on September 4, 2018.
(d)    Payment of Fees and Expenses. Borrower shall have paid or reimbursed Lenders for Lenders’ (i) reasonable out of pocket costs and expenses incurred in connection with Third Tranche Borrowing, including Lenders’ reasonable out of pocket legal fees and costs, pursuant to Section 12.03(a) of the Loan Agreement and (ii) fees payable pursuant to the Fee Letter.”
2.13    Section 6.04 of the Loan Agreement is hereby added and inserted as follows:
“6.04 Conditions to Fourth Tranche Borrowing. The obligation of each Lender to make a Loan as part of the Fourth Tranche Borrowing is subject to the following conditions precedent:
(a)    Amount of Borrowing. The amount of such Borrowing shall (i) not exceed (x) $25,000,000 minus (y) the amount of the Third Tranche Borrowing and (ii) be in integrals of $2,500,000.
(b)    Notice of Borrowing. A Notice of Borrowing shall have been received no later than June 3, 2019.
(c)    Date of Borrowing. Such Borrowing shall occur on June 30, 2019, or such later date as may be acceptable to the Lenders.
(d)    Payment of Fees and Expenses. Borrower shall have paid or reimbursed Lenders for Lenders’ (i) reasonable out of pocket costs and expenses incurred in connection with the Fourth Tranche Borrowing, including Lenders’ reasonable out of pocket legal fees and costs, pursuant to Section 12.03(a) of the Loan Agreement and (ii) fees payable pursuant to the Fee Letter.”
2.14    Section 8.01(b) of the Loan Agreement is hereby amended and restated as follows:
“(b) as soon as available and in any event within (i) 180 days after the end of each fiscal year of Borrower (commencing with the fiscal year ending December 31, 2015, but excluding the fiscal year ended December 31, 2016 and the fiscal year ended December 31, 2017), (ii) on or prior to August 31, 2017 with respect to the fiscal year ended December 31, 2016, or (iii) on or prior to November 1, 2018 with respect to the fiscal year ended December 31, 2017, the consolidated and (if prepared by Borrower) consolidating balance sheets of Borrower and its Subsidiaries as of the end of such fiscal year, and the related

6

consolidated and (if prepared by Borrower) consolidating statements of income, shareholders’ equity and cash flows of Borrower and its Subsidiaries for such fiscal year, prepared in accordance with GAAP consistently applied, all in reasonable detail and setting forth (in the case of consolidated financial statements) in comparative form the figures for the previous fiscal year, accompanied by a report and opinion on such consolidated financial statements of PricewaterhouseCoopers LLP or another firm of independent certified public accountants of recognized national standing reasonably acceptable to the Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any qualification or exception as to the scope of such audit, and in the case of any prepared consolidating financial statements, certified by a Responsible Officer of Borrower;”
SECTION 3. Conditions of Effectiveness. The effectiveness of Section 2 shall be subject to the following conditions precedent:
(a)Borrower and all of the Lenders shall have duly executed and delivered this Amendment pursuant to Section 12.04 of the Loan Agreement; provided, however, that this Amendment shall have no binding force or effect unless all conditions set forth in this Section 3 have been satisfied;
(b)No Default or Event of Default under the Loan Agreement shall have occurred and be continuing; and
(c)The Borrower shall have paid or reimbursed Lenders for Lenders’ reasonable out of pocket costs and expenses incurred in connection with this Amendment and invoiced to the Borrower, including Lenders’ reasonable and documented out of pocket legal fees and costs, pursuant to Section 12.03(a)(i)(z) of the Loan Agreement.
SECTION 4. Representations and Warranties; Reaffirmation.
(a)The Borrower hereby represents and warrants to each Lender as follows:
(i)    The Borrower has full power, authority and legal right to make and perform this Amendment. This Amendment is within the Borrower’s corporate powers and has been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). This Amendment (x) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any third party, except for such as have been obtained or made and are in full force and effect, (y) will not violate any applicable law or regulation or the charter, bylaws or other organizational documents of the Borrower and its Subsidiaries or any order of any Governmental Authority, other than any such violations that,

7

individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (z) will not violate or result in an event of default under any material indenture, agreement or other instrument binding upon the Borrower and its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person.
(ii)    No Default has occurred or is continuing or will result after giving effect to this Amendment.
(iii)    The representations and warranties made by or with respect to the Borrower in Section 7 of the Loan Agreement are (A) in the case of representations qualified by “materiality,” “Material Adverse Effect” or similar language, true and correct in all respects and (B) in the case of all other representations and warranties, true and correct in all material respects (except that the representation regarding representations and warranties that refer to a specific earlier date are true and correct on the basis set forth above as of such earlier date), in each case taking into account any changes made to schedules updated in accordance with Section 7.21 of the Loan Agreement or attached hereto.
(iv)    There has been no Material Adverse Effect since the date of the Loan Agreement.
(b)The Borrower hereby ratifies, confirms, reaffirms, and acknowledges its obligations under the Loan Documents to which it is a party and agrees that the Loan Documents remain in full force and effect, undiminished by this Amendment, except as expressly provided herein. By executing this Amendment, the Borrower acknowledges that it has read, consulted with its attorneys regarding, and understands, this Amendment.
SECTION 5. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.
(a)Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.
(b)Submission to Jurisdiction. The Borrower agrees that any suit, action or proceeding with respect to this Amendment or any other Loan Document to which it is a party or any judgment entered by any court in respect thereof may be brought initially in the federal or state courts in Houston, Texas or in the courts of its own corporate domicile and irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment. This Section 5(b) is for the benefit of the Lenders only and, as a result, no Lender shall be prevented from taking proceedings in any other courts with jurisdiction. To the extent allowed by applicable Laws, the Lenders may take concurrent proceedings in any number of jurisdictions.
(c)Waiver of Jury Trial. THE BORROWER AND EACH LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO

8

THIS AMENDMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
SECTION 6. Miscellaneous.
(a)No Waiver. Nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Loan Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Lenders reserve all rights, privileges and remedies under the Loan Documents. Except as amended hereby, the Loan Agreement and other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Loan Agreement shall be deemed to be references to the Loan Agreement as amended hereby.
(b)Severability. In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
(c)Headings. Headings and captions used in this Amendment (including the Exhibits, Schedules and Annexes hereto, if any) are included for convenience of reference only and shall not be given any substantive effect.
(d)Integration. This Amendment constitutes a Loan Document and, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
(e)Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.
(f)Controlling Provisions. In the event of any inconsistencies between the provisions of this Amendment and the provisions of any other Loan Document, the provisions of this Amendment shall govern and prevail. Except as expressly modified by this Amendment, the Loan Documents shall not be modified and shall remain in full force and effect.

9

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

BORROWER:

SILK ROAD MEDICAL, INC.

By:	/s/ Lucas Buchanan
Name:	Lucas Buchanan
Title:	CFO

[Signature page to Amendment to Term Loan Agreement (Silk Road)]

LENDERS:

CRG PARTNERS III L.P.
By CRG PARTNERS III GP L.P., its General Partner
By CRG PARTNERS III GP LLC, its General Partner

By	/s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory
Address for Notices:
1000 Main Street, Suite 2500
Houston, TX 77002
Attn:    General Counsel
Tel.:    713.209.7350
Fax:    713.209.7351
Email:    adorenbaum@crglp.com

CRG PARTNERS III – PARALLEL FUND “A” L.P.
By CRG PARTNERS III – PARALLEL FUND “A” GP L.P., its General Partner
By CRG PARTNERS III GP LLC, its General Partner

By	/s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory
Address for Notices:
1000 Main Street, Suite 2500
Houston, TX 77002
Attn:    General Counsel
Tel.:    713.209.7350
Fax:    713.209.7351
Email:    adorenbaum@crglp.com

[Signature page to Amendment to Term Loan Agreement (Silk Road)]

CRG PARTNERS III – PARALLEL FUND “B” (CAYMAN) L.P.
By CRG PARTNERS III (CAYMAN) GP L.P., its General Partner
By CRG PARTNERS III GP LLC, its General Partner

By	/s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

WITNESS:
Name:
Address for Notices:
1000 Main Street, Suite 2500
Houston, TX 77002
Attn:    General Counsel
Tel.:    713.209.7350
Fax:    713.209.7351
Email:    adorenbaum@crglp.com

CRG PARTNERS III(CAYMAN) L.P.
By CRG PARTNERS III (CAYMAN) GP L.P., its General Partner
By CRG PARTNERS III GP LLC, its General Partner

By	/s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

WITNESS:	/s/ Nicole Nesson
Name:	Nicole Nesson
Address for Notices:
1000 Main Street, Suite 2500
Houston, TX 77002
Attn:    General Counsel
Tel.:    713.209.7350
Fax:    713.209.7351
Email:    adorenbaum@crglp.com

[Signature page to Amendment to Term Loan Agreement (Silk Road)]

EXECUTION VERSION
AMENDMENT NO. 6 TO TERM LOAN AGREEMENT
THIS AMENDMENT NO. 6 TO TERM LOAN AGREEMENT, dated as of November 14, 2018 (this “Amendment”) and effective as of October 31, 2018 (the “Effective Date”), is made among Silk Road Medical, Inc., a Delaware corporation (“Borrower”), and the Lenders party hereto with respect to the Term Loan Agreement.
RECITALS
WHEREAS, the Borrower, the Subsidiary Guarantors from time to time party thereto, and the lenders from time to time party thereto (each a “Lender” and, collectively, the “Lenders”) are parties to a Term Loan Agreement, dated as of October 13, 2015 (as amended by Amendment No. 1 to Term Loan Agreement, dated as of January 3, 2017, amended by Amendment No. 2 to Term Loan Agreement, dated as of June 22, 2017, as amended by Amendment No. 3 to Term Loan Agreement, dated November 30, 2017, as amended by Amendment No. 4 to Term Loan Agreement, dated June 25, 2018, as amended by Amendment No. 5 to Term Loan Agreement, dated as of September 4, 2018, and as further, restated, modified or otherwise supplemented from time to time, the “Loan Agreement”); and
WHEREAS, the parties hereto desire to amend the Term Loan Agreement on the terms and subject to the conditions set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:
SECTION 1. Definitions; Interpretation.
(a)Terms Defined in Loan Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.
(b)Interpretation. The rules of interpretation set forth in Section 1.03 of the Loan Agreement shall be applicable to this Amendment and are incorporated herein by this reference.
SECTION 2. Amendment to Term Loan Agreement; Waiver. Subject to Section 3:
(a)Effective as of the Effective Date, Section 8.01(b) of the Loan Agreement is hereby amended and restated as follows:
“(b) as soon as available and in any event within (i) 180 days after the end of each fiscal year of Borrower (commencing with the fiscal year ending December 31, 2015, but excluding the fiscal year ended December 31, 2016 and the fiscal year ended December 31, 2017), (ii) on or prior to August 31, 2017 with respect to the fiscal year ended December 31, 2016, or (iii) on or prior to December 21, 2018 with respect to the fiscal year ended December 31, 2017, the consolidated and (if prepared by Borrower) consolidating balance sheets of

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Borrower and its Subsidiaries as of the end of such fiscal year, and the related consolidated and (if prepared by Borrower) consolidating statements of income, shareholders’ equity and cash flows of Borrower and its Subsidiaries for such fiscal year, prepared in accordance with GAAP consistently applied, all in reasonable detail and setting forth (in the case of consolidated financial statements) in comparative form the figures for the previous fiscal year, accompanied by a report and opinion on such consolidated financial statements of PricewaterhouseCoopers LLP or another firm of independent certified public accountants of recognized national standing reasonably acceptable to the Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any qualification or exception as to the scope of such audit, and in the case of any prepared consolidating financial statements, certified by a Responsible Officer of Borrower;”
(b)Administrative Agent and the Lenders hereby waive any Default or Event of Default that has occurred on or after November 1, 2018 and prior to November 14, 2018, and before giving effect to this Amendment, due to Borrower’s failure to comply with Section 8.01(b)(iii) of the Loan Agreement.
SECTION 3. Conditions of Effectiveness. The effectiveness of Section 2 shall be subject to the following conditions precedent:
(a)Borrower and all of the Lenders shall have duly executed and delivered this Amendment pursuant to Section 12.04 of the Loan Agreement; provided, however, that this Amendment shall have no binding force or effect unless all conditions set forth in this Section 3 have been satisfied;
(b)After giving effect to this Amendment, no Default or Event of Default under the Loan Agreement shall have occurred and be continuing; and
(c)The Borrower shall have paid or reimbursed Lenders for Lenders’ reasonable out of pocket costs and expenses incurred in connection with this Amendment and invoiced to the Borrower, including Lenders’ reasonable and documented out of pocket legal fees and costs, pursuant to Section 12.03(a)(i)(z) of the Loan Agreement.
SECTION 4. Representations and Warranties; Reaffirmation.
(a)The Borrower hereby represents and warrants to each Lender as follows:
(i)    The Borrower has full power, authority and legal right to make and perform this Amendment. This Amendment is within the Borrower’s corporate powers and has been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). This

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Amendment (x) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any third party, except for such as have been obtained or made and are in full force and effect, (y) will not violate any applicable law or regulation or the charter, bylaws or other organizational documents of the Borrower and its Subsidiaries or any order of any Governmental Authority, other than any such violations that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (z) will not violate or result in an event of default under any material indenture, agreement or other instrument binding upon the Borrower and its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person.
(ii)    No Default has occurred or is continuing or will result after giving effect to this Amendment.
(iii)    There has been no Material Adverse Effect since the date of the Loan Agreement.
(b)The Borrower hereby ratifies, confirms, reaffirms, and acknowledges its obligations under the Loan Documents to which it is a party and agrees that the Loan Documents remain in full force and effect, undiminished by this Amendment, except as expressly provided herein. By executing this Amendment, the Borrower acknowledges that it has read, consulted with its attorneys regarding, and understands, this Amendment.
SECTION 5. Governing Law; Submission to Jurisdiction; WAIVER OF JURY TRIAL.
(a)Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.
(b)Submission to Jurisdiction. The Borrower agrees that any suit, action or proceeding with respect to this Amendment or any other Loan Document to which it is a party or any judgment entered by any court in respect thereof may be brought initially in the federal or state courts in Houston, Texas or in the courts of its own corporate domicile and irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment. This Section 5(b) is for the benefit of the Lenders only and, as a result, no Lender shall be prevented from taking proceedings in any other courts with jurisdiction. To the extent allowed by applicable Laws, the Lenders may take concurrent proceedings in any number of jurisdictions.
(c)WAIVER OF JURY TRIAL. THE BORROWER AND EACH LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
SECTION 6. Miscellaneous.

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(a)No Waiver. Nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Loan Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Lenders reserve all rights, privileges and remedies under the Loan Documents. Except as amended hereby, the Loan Agreement and other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Loan Agreement shall be deemed to be references to the Loan Agreement as amended hereby.
(b)Severability. In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
(c)Headings. Headings and captions used in this Amendment (including the Exhibits, Schedules and Annexes hereto, if any) are included for convenience of reference only and shall not be given any substantive effect.
(d)Integration. This Amendment constitutes a Loan Document and, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
(e)Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.
(f)Controlling Provisions. In the event of any inconsistencies between the provisions of this Amendment and the provisions of any other Loan Document, the provisions of this Amendment shall govern and prevail. Except as expressly modified by this Amendment, the Loan Documents shall not be modified and shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

BORROWER:

SILK ROAD MEDICAL, INC.

By:	/s/ Lucas Buchanan
Name:	Lucas Buchanan
Title:	CFO

[Signature Page - Amendment No. 6]

LENDERS:

CRG PARTNERS III L.P.
By CRG PARTNERS III GP L.P., ts General Partner
By CRG PARTNERS III GP LLC, its General Partner

By	/s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

CRG PARTNERS III – PARALLEL FUND “A” L.P.
By CRG PARTNERS III – PARALLEL FUND “A” GP L.P., its General Partner
By CRG PARTNERS III GP LLC, its General Partner

By	/s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

CRG PARTNERS III – PARALLEL FUND “B” (CAYMAN) L.P.
By CRG PARTNERS III (CAYMAN) GP L.P., its General Partner
By CRG PARTNERS III GP LLC, its General Partner

By	/s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

WITNESS:	/s/ Nicole Nesson
Name:	Nicole Nesson

[Signature Page - Amendment No. 6]

CRG PARTNERS III (CAYMAN) L.P.
By CRG PARTNERS III (CAYMAN) GP L.P., its General Partner
By CRG PARTNERS III GP LLC, its General Partner

By	/s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

WITNESS:	/s/ Nicole Nesson
Name:	Nicole Nesson

[Signature Page - Amendment No. 6]